JUMBO  MARK II  CLASS  VESSELS

CONSTRUCTION  CONTRACT  NO. 00-4464

TABLE  OF  CONTENTS

ARTICLE  PAGE

1.   DEFINITIONS, ABBREVIATIONS AND INTERPRETATION OF TERMS  3
2.   SCOPE OF WORK  15
3.   SPECIFICATIONS, DRAWINGS AND OTHER REQUIREMENTS  17
4.   COORDINATION OF CONTRACT DOCUMENTS  19
5.   TOTAL CONTRACT PRICE  20
6.   OPTION  20
7.   PROGRESS PAYMENTS  21
8.   SCHEDULES  23
9.   CONTRACT REPRESENTATIVES  24
10.   CONTRACT PROBLEM REPORTS  25
11.   WORKING AND AS-BUILT DRAWINGS  26
12.   QUALITY ASSURANCE  AND CONTROL PROGRAM  27
13.   CONFIGURATION CONTROL AND MANAGEMENT  27
14.   INSPECTIONS AND APPROVALS  28
15.   HEALTH, SAFETY, SANITATION, SECURITY AND GENERAL SERVICES
29
16.   OWNER FURNISHED EQUIPMENT  33
17.   DANGEROUS MATERIALS  34
18.   INDEFINITE QUANTITY WORK  34
19.   CONTRACT CHANGES  36
20.   SHARED SAVINGS  41
21.   PROTESTS  42
22.   DISPUTES AND CLAIMS  44
23.   AUDIT  48
24.   TESTS AND TRIALS  49
25.   DELIVERY  49
26.   FAILURE TO COMPLETE ON TIME  51
27.   EXTENSION OF TIME  52
28.   EARLY DELIVERY BONUS  54
29.   DISPOSAL OF SCRAP  54
30.   WARRANTY DEFICIENCIES AND REMEDIES  54
31.   RIGHTS IN DATA  57
32.   PATENTED DEVICES, MATERIALS AND PROCESSES  57
33.   TERMINATION FOR DEFAULT  58
34.   TERMINATION FOR PUBLIC CONVENIENCE  60
35.   SUSPENSION OF WORK  60
36.   SUBCONTRACTORS  61
37.   EMPLOYMENT OF OTHERS  63
38.   RESPONSIBILITIES AND INDEMNITIES  64
39.   CONTRACT SECURITY  65
40.   INSURANCE  67
41.   NO WAIVER OF LEGAL RIGHTS  70
42.   ANTITRUST BREACH  70
43.   ASSIGNMENT  71
44.   COMPUTATION OF TIME  71
45.   PERSONAL LIABILITY OF PUBLIC OFFICIALS  71
46.   NO THIRD PARTY BENEFICIARIES  71
47.   TITLE  71
48.   NO ARRESTS OR ATTACHMENTS  72
49.   NO WAIVER OF IMMUNITY  72
50.   NOTICES  72
51.   CHOICE OF LAW AND VENUE  73
52.   ESCROW BID DOCUMENTATION  73
53.   NOTICE OF LABOR DISPUTES  76
54.   DESIGN AND CONSTRUCTION REVIEW BOARD MEETINGS  76
55.   MILESTONES  76
53.   INTEGRATION, MERGER AND SEVERANCE  78


WASHINGTON  STATE  FERRIES

JUMBO  MARK II  CLASS  VESSELS

CONSTRUCTION  CONTRACT  NO. 00-4464



  THIS CONTRACT is made and entered into this 30th day of January, 1995, by and between WASHINGTON STATE FERRIES, a division of the Washington State Department of Transportation
(hereinafter called WSF) and TODD PACIFIC SHIPYARDS CORPORATION, a corporation authorized to do business in the State of Washington (hereinafter called the Contractor).

  WITNESS THAT:

  WHEREAS, the State desires to construct a maximum of three (3) Jumbo Mark II Class auto/passenger ferries (hereinafter called the Vessels or Ships) to enhance the States ferry operations within Puget Sound, Washington and adjacent Canadian waters; and

  WHEREAS, each such Vessel will be 460 x 90, and carry 2500 passengers and 218 vehicles; and

  WHEREAS, pursuant to project Legislation in Revised Code of Washington (RCW) 47.60.770, the State issued an Invitation For
Bids (IFB) to solicit from interested firms bids to construct the Vessels within the State of Washington; and

  WHEREAS, WSF desires to: (i) contract for the construction of the first Vessel upon execution of this Contract, and (ii) reserve an Option to construct both the second and third Vessels, such Option to be in WSFs sole discretion; and

  WHEREAS, two (2) firms submitted bids to WSF for this project; and following bid evaluation, the State selected the Contractors bid as the lowest responsive and responsible bid, taking into consideration the IFB requirements and the bid evaluation; and

  WHEREAS, the Contractor is duly authorized and qualified to construct the Vessels, and has signified its capability and willingness to perform such work in accordance with the terms of:
(i) this Contract, and (ii) the Contractors Prequalification Application and Bid, and the project IFB (including all Addenda thereto), all of which are incorporated herein by this reference; and

  WHEREAS, WSF agrees to pay for such Vessel construction in accordance with and subject to the terms of this Contract;

  NOW, THEREFORE, in consideration of the terms, conditions, covenants and performances contained herein or attached, referenced and made a part hereof, the parties hereto agree as follows:


1.   DEFINITIONS, ABBREVIATIONS AND INTERPRETATION OF TERMS
The following definitions, abbreviations and interpretations of terms are meant to assist the establishment of a common meaning and understanding of this Contract. In the event of any instance where there is an irreconcilable inconsistency between the definitions and abbreviations set forth in this Article and the use of said terms elsewhere in the Contract Documents, then in that instance, but only in that instance, the use of such definition, abbreviation or interpretation of terms elsewhere in the Contract Documents shall govern. Provisions contained in Exhibits which are incorporated into the Contract may use different defined terms than those used in the Contract itself.
1.1.  Definitions
1.1.1. Addenda shall mean those documents identified as Addenda issued by WSF through the date hereof as supplements to the material entitled Jumbo Mark II Construction Bid Package, but only to the extent that such Addenda supplement, modify or interpret Contract Documents.
1.1.2.  Arrangement Drawings see Drawing Definitions
1.1.3.  As Built Drawings see Drawing Definitions
1.1.4. Assistant Secretary shall mean the Assistant Secretary for Marine Transportation for the Washington State Department of Transportation.
1.1.5. Authoritative Agencies or Regulatory Agencies shall mean, with respect to any particular aspect of the Contract Work, any governmental or governmental invoked agency including, but not limited to: the Institute of Electrical and Electronics Engineers (IEEE), United States Coast Guard (USCG), United States Public Health Service (USPH), Federal Communication Commission
(FCC), United States Net and Gross Tonnage Admeasurements (USNGTA), Underwriters Laboratories (UL), Washington State Department of Labor and Industries (WSL&I), U.S. Department of Labor (DOL), and others like the American Bureau of Shipping
(ABS), Illumination Engineering Society, etc.; (i) whose approval may be required to fulfill the obligations of the Contract; (ii) which have promulgated relevant Regulations; (iii) which are referenced by this Contract, the Technical Specifications, or the Drawings, directly or indirectly; or (iv) which in any other manner has authority with respect to the Contract Work and the Vessel.
1.1.6. Award Price is the total price awarded for the construction of the first Vessel.
1.1.7. Bid shall mean the offer of the Contractor submitted on the prescribed Bid Form for the Contract, which offer has been accepted, or is being reviewed and considered by WSF.
1.1.8. Bid Documents shall mean the Bidder Information, Bid Form, Prequalification documents, Bid Security, and all supplemental information, instruments or documents, which were provided or submitted by the Contractor to WSF during the IFB process.
1.1.9. Bid Form is that bound document titled Bid Form which includes Contractor certifications, pages on which the Contractor indentified its price for the Contract work, various Attachments, and the Contractors signature.
1.1.10. Bid Package shall mean that package of information released by WSF entitled Invitation For Bids - Jumbo Mark II Construction, Contract Number 00-4464; including Volume I, Contract Provisions; Volume II, Technical Specification; Volume III.A. Contract and Illustrative Drawings; Volume III.B. Contract Guidance Drawings; Volume IV, Owner Furnished Equipment Information; and Volume V, Illustrative Test Procedures; and other pertinent information pertaining to the requirements, provisions and work related to the solicitation.
1.1.11. Bid Price shall mean the Contractors bid price for each Vessel, as shown on the Bid Form.
1.1.12. Bid Total shall mean the Bid Totals for each Vessel, as shown on the Bid Form.
1.1.13. Bidder Information is a bound IFB document titled Bidder Information which provides essential information to bidders for bid preparation and, in part, for Contract performance.
1.1.14. Change Order shall mean a written order issued by WSF on WSDOT Form No. 421-003M, describing a change to the Contract in accordance with the procedures set forth in the Contract Changes Article.
1.1.15. Change Order Work shall mean that work identified in and authorized by a WSF approved Change Order.
1.1.16. Commission or Washington State Transportation Commission shall mean the appointive body having authority over State transportation matters as provided by law.
1.1.17.  Completion Dates
  Substantial Completion Date (for each Vessel) is the day the WSF Representative determines that WSF has full and unrestricted use and benefit of the Vessel, from both the operational and safety standpoints, with only minor incidental work or correction or repair remaining for completion of the Contract Work for the Vessel. Delivery occurs at the WSF-determined time when the Vessel is Substantially Complete. At that time, WSF will acknowledge Substantial Completion by sending a letter to the Contractor accepting Vessel custody, specifying the status of liquidated damages, listing all outstanding work (including non-physical work), and indicating that all outstanding work becomes warranty work.
  Completion Date (for each Vessel) is the date all of the Contract Work for such Vessel, including all non-physical (paper) Contract Work, is completed. It will not be the same date as Final Acceptance which occurs upon WSF acceptance of Contract Work for all Vessels at the end of the Contract.. The WSF Representative will determine when the Completion Date occurs and will give the Contractor written notice of such Date. Such notice shall not imply WSF acceptance of the Contract Work.
1.1.18. Contract shall mean all of the Contract Documents invoked by executing this Contract. What is stated in one part of the Contract applies to the whole Contract.
1.1.19. Contract Bid Item (or Bid Item) shall mean the work (and price) specifically set out in the Bid Form for the Contract Work.
1.1.20. Contract Documents consist of all Bid Pack Volumes and IFB Addenda, the Contractors Prequalification Application and Bid, Work Authorization Records, Contract Modifications, Change Orders, and duly executed Amendments to the Contract, and all documents specifically referenced therein.
1.1.21.  Contract Drawings or Contract Plans (see Drawing
Definitions).
1.1.22.  Contract Guidance Drawings (see Drawing Definitions).
1.1.23. Contract Modifications are documents that may be used to issue no cost changes to Contract wording, or to issue other changes anticipated within the framework of the Contract that do not increase or decrease the Total Contract Price.
1.1.24. Contract Security is the form of performance, payment and warranty security furnished by the Contractor in compliance with the Contract Security Article.
1.1.25. Contractor is the party to the Contract that is responsible for construction of the Vessel(s) and performance of all Contract Work.
1.1.26. Contractors Representatives shall mean those individuals who have authority to make final decisions on behalf of the Contractor as designated by written notice to WSF required by the Contractors Representatives Article. Each Contractors Representative shall have such power as is set forth in the written appointment. Reference to the Contractors Representative for a particular aspect of the Contract Work shall mean the appropriate Contractors Representative charged with responsibility for such matters in the written appointment.
1.1.27. Contract Time (for each Vessel) shall mean the time between the Contract Execution and the Delivery Date of each Vessel, as per Exhibit 4.
1.1.28.  Contract Work shall have the meaning set forth in
Article 2.1. and shall include work authorized for each Vessel by the Indefinite Quantity Work, Contract Changes and Shared Savings Articles.
1.1.29. Correction Period shall have the meaning set forth in the Warranty Deficiencies and Remedies Article.
1.1.30. COTF (Change Order To Follow) Order shall have the meaning set forth in the Contract Changes Article.
1.1.31. COTF Period shall have the meaning set forth in the Contract Changes Article.
1.1.32. Definite Work Price shall have the meaning set forth in the Progress Payments Article.
1.1.33. Deleted Work shall mean Contract Work that is eliminated by a Change Order or a Contract Modification as provided for in the Contract Changes Article.
1.1.34. Delivery shall mean turning over of a constructed Vessel to WSFs care, custody, and control at the designated Delivery destination in a complete, seaworthy, fully operational condition, fit to perform its intended services and with all of the Contract Work performed (provided that Delivery may occur under such other circumstances as may be acceptable to WSF under the terms of the Delivery Article). Delivery is part of the Contract Work.
1.1.35. Delivery Date shall mean the date Delivery occurs. The Delivery Date for each Vessel is specified in Exhibit 4, and may be modified by certain Articles of the Contract.
1.1.36.  (Vacant)
1.1.37. Department or Washington State Department of Transportation shall mean the Agency authorized by the laws and regulations of the State to administer transportation related work.
1.1.38.  Diagrammatic Drawings (see Drawing Definitions).
1.1.39.  Drawing Definitions:
  Arrangement Drawings are those drawings that show the physical location of equipment, service, piping, cable runs or any other category of installation. The term Arrangement Drawings covers:
General Arrangement Drawings which show the location of spaces and items in relationship to each other; Space Arrangement Drawings which show the equipment and other items within a space; and specific System Arrangement Drawings which show how equipment will be placed, piping will be run, cable runs will be laid and other services provided. Arrangement Drawings may or may not be dimensioned, depending on the requirements of the system and/or equipment being installed. In the case of Arrangement Drawings that are not dimensioned, the Contractor shall maintain the relative and proportional physical relationship of items shown. In the case of dimensioned drawings, the Contractor shall install the equipment/items to the dimensions shown within the Contract tolerances for installation. Interferences encountered are the responsibility of the Contractor to resolve as a part of the base Contract Work. Deviations from dimensioned drawings and/or Arrangement Drawings requires written authorization from WSF prior to implementation.
  As Built Drawings are those drawings in each specified category that are prepared, after installation is complete, by actual physical measurement. They contain dimensions of equipment, service and structure, all referenced to established baselines within the Vessel. They are used for design purposes during the planning of future modifications and repairs. Therefore, they must accurately document the Vessel upon completion of all Contract Work.
  Certified Drawings are drawings provided by WSFs Propulstion Integration, WSFs Main Diesel Engine vendor, or their respective subcontractors to show details of manufactured pieces of equipment or systems. These drawings will also include information for Contractor installation purposes.
  Contract Drawings or Contract Plans are terms used interchangeably and are those drawings, if any, furnished by WSF and identified as such in the Specifications. They illustrate some, but not necessarily all of the features and arrangements of the Vessel to be implemented by the Contractor. Any departure from these Drawings must be specifically authorized in writing by WSF.
  Contract Guidance Drawings are those drawings identified as such in the Specifications, which illustrate certain design features of the Vessel. They include such things as plan, elevation, and section views; diagrams and sketches; proposed arrangements and details; estimated bills of material and symbols. These drawings do not necessarily depict, nor is it intended that they depict, all features, details, and arrangements of the systems or structures to which they relate. Contract Guidance Drawings are not Contract Drawings as defined above. Contract Guidance Drawings serve the purpose of providing information which, when utilized in conjunction with the applicable requirements of the Specifications, will assist in design development of the Working Drawings. Deviation from the Contract Guidance Drawings is permitted, providing that the intent and direction of the Contract Documents is fulfilled. WSF must be notified, in writing, of each intended deviation prior to or when submitting Working Drawings.
  Diagrammatic Drawings are Contract Drawings or Contract Guidance Drawings, as designated on the drawing, and shall mean any Drawing which represents piping, ventilation, and electrical systems which indicate the relative function of the system components, valves and fittings, branches, etc. which can be used as a guide to arrangement and detail drawings. They contain information such as pump and motor size and capacity; pipe, duct, or wire size; flow direction, velocity and pressure, voltage and ampere rating, pressure drops and other design criteria which will identify major equipment and components, function and operating characteristics, including all control and alarm settings.
    Drawings shall mean the Contract Drawings/Contract Plans, Original Drawings, Arrangement Drawings, Contract Guidance Drawings, Diagrammatic Drawings, and Illustrative Drawings. The term Drawings does not include the Working Drawings.
  Illustrative Drawings are drawings which illustrate how similar elements of the Contract Work was done on other WSF ferries, and are made available for guidance and information in developing details of the Contract Work. The Contractor is not required to perform the Contract Work in the manner set forth in the Illustrative Drawings.
Shop Drawings are drawings which illustrate how furniture, casegoods, partition walls and office items will be custom built. These drawings will be prepared and submitted to WSF for approval by the manufacturer to show details of construction, integration with equipment and configuration to assure acceptable final appearance and fit.
Vendor Drawings are drawings provided by Vendors to show details of manufactured pieces of equipment or systems.
  Working Drawings shall mean those drawings, sketches, calculations, etc. prepared by the Contractor for the purpose of completing the detailed design and providing direction to installing workers that will insure compliance with Contract Documents including, but not limited to, those Drawings listed in
Section 100 of the Technical Specification. WSF review of Working Drawings does not relieve the Contractor of responsibility for meeting Contract requirements. They shall be to a level of detail to permit review by WSF and Authoritative Agencies and to facilitate Vessel construction.
1.1.40. Drydock shall mean the Contractors drydock located at the Shipyard or such other drydock as WSF may approve in writing.
1.1.41. Eagle Harbor shall mean the WSF maintenance facility located on Bainbridge Island, Washington.
1.1.42. Events of Default shall have the meaning set forth in the Termination For Default Article.
1.1.43. Final Acceptance or Final Acceptance Date is the date that WSFs Manager of Vessel Engineering signs the designation Date of Acceptance on the Final Contract Voucher Certification (WSDOT Form #134-146) following completion and Final Acceptance of all Contract Work for all Vessels. The Contractor is required to properly execute and forward this form to WSF. This date will not coincide with the Completion Date of each Vessel.
1.1.44. Final Contract Voucher Certificate shall have the meaning set forth in the Progress Payments Article.
1.1.45. Government shall mean the United States of America acting by and through its Cabinet Secretaries and Departments as noted in the Contract Documents.
1.1.46.  Illustrative Drawings  (see Drawings definition).
1.1.47. Indefinite Quantity Progress Estimate shall have the meaning set forth in the Indefinite Quantity Work Article.
1.1.48. Indefinite Quantity Progress Payment shall have the meaning set forth in the Indefinite Quantity Work Article.
1.1.49. Indefinite Quantity Work shall have the meaning set forth in the Indefinite Quantity Work Article.
1.1.50. Interim Priced Change Order shall have the meaning set forth in the Contract Changes Article.
1.1.51. Memorandum of Agreement (MOA) shall mean a document titled Memorandum of Agreement formalized by signatures of the designated WSF Representative and a Contractor Representative setting forth, as necessary, areas of mutual agreement that establish or define administrative procedures.
1.1.52. Minimum or Maximum Priced Change Orders shall have the meaning set forth in the Contract Changes Article.
1.1.53. Option Prices shall mean the respective bid prices for the second and third Vessels (Option Vessels), as shown in the Total Bid Price For Option Consideration portion of the Bid Form.
1.1.54. Owner Furnished Equipment or OFE shall mean equipment identified on the Contract Documents as being provided by WSF and shall be processed in accordance with the Owner Furnished Equipment Article.
1.1.55. Price /Time Proposal shall mean a proposal of costs, plus profit, and time as required to perform the change work involved.
1.1.56. Progress Estimates shall have the meaning set forth in Progress Payments Article.
1.1.57. Progress Payments shall mean payments made in accordance with the terms of Progress Payments Article.
1.1.58. Project Engineer shall mean the individual identified in writing by WSF as the Representative of WSF that is in charge of the construction oversight for the State and is designated as the WSF Project Engineer.
1.1.59. Quality Assurance (QA) Quality Control (QC) program shall mean the Quality Assurance Quality Control program submitted by the Contractor in compliance with Quality Assurance and Control Program Article.
1.1.60. Ready For Trials Date is the day that is determined and agreed, by joint inspection, that the work is reasonably complete and the Contractor can schedule Dock Trails followed by Sea Trails. The joint inspection shall be conducted by WSF and the Contractor to ensure all equipment has been properly tested, all service systems have been completely installed and tested and/or approved, all excess material and equipment has been removed from the Vessel, all spaces have been cleaned and inspected, and all listed discrepancies are minor in nature and magnitude, and all unfinished work is considered minor.
1.1.61. Regulations shall mean collectively all applicable Federal, State, Authoritative Agency and local laws, ordinances and regulations.
1.1.62. Retainage shall mean a 5% withholding from each Progress Payment, Indefinite Quantity Progress Payment and Change Order Work payment pursuant to RCW 60.28.011 and in accordance with the Progress Payments Article.
1.1.63. Schedules shall mean those schedules identified in the Schedules Article.
1.1.64. Secretary or Secretary of Transportation shall mean the Secretary of the Washington State Department of Transportation and such agents as are authorized to act in his behalf.
1.1.65. Shipyard shall mean the location(s) where the Contract Work is to be performed or such other location(s) as WSF may approve in writing.
1.1.66. Single Vessel Construction Price shall be the Total Bid Price for a particular Vessel altered by any Change Orders for such Vessel at any given point in time.
1.1.67. Specifications shall mean Volumes II, III, IV and V of the Bid Package, including all Addenda to such Volumes.
1.1.68. State shall mean the State of Washington Department of Transportation - Marine Division, acting by and through the Department or the duly authorized representative as designated in writing by the Secretary.
1.1.69. Substantial Completion Date (see Completion Date definition).
1.1.70. Subcontractor shall mean an entity to which the Contractor subcontracts part of the Contract Work pursuant to the Subcontractors Article. The official members of a joint venture Contractor shall not be considered Subcontractors under this Contract.
1.1.71. Surety shall mean any surety or bond company, or owner of alternate security, that is responsible for any portion of the Contract Security; or whose assets may be, in any way, bound to ensure performance of the Contract requirements, payment of all obligations pertaining to the Contract Work, and fulfillment of such other conditions as are specified in the Contract, or as otherwise required by law.
1.1.72. Termination Claim shall mean the claim presented by the Contractor pursuant to the Termination For Public Convenience Article.
1.1.73. Total Bid Price for Award shall have the same meaning as Award Price.
1.1.74 Total Bid Price For Evaluation shall mean the total bid for the first, second and third Vessels, as identified and shown on the Bid Form.
1.1.75. Total Contract Price shall mean the Award Price as adjusted from time to time pursuant to the terms of this Contract.
1.1.76. Vessel(s) or Ship(s) are interchangeable throughout the Contract Documents and are as defined on page 1 of the Contract. The terms Vessel or Vessel(s) and Ship or Ship(s) may mean (i) the first Vessel or (ii) any or all three (3) Vessels, depending on whether WSF exercises its Option for the second and third Vessels. Generally, the word Vessel means the Vessel under construction.
1.1.77. WATF (Work Authorization To Follow) Order shall have the meaning set forth in the Indefinite Quantity Work Article.
1.1.78. WATF Period shall have the meaning set forth in the Indefinite Quantity Work Article.
1.1.79. Warranty Deficiencies shall have the meaning set forth in the Warranty Deficiencies and Remedies Article.
1.1.80. Weighted Factor shall mean a value assigned to a work breakdown item in accordance with the Progress Payments Article which represents the items percentage of the total Contract Work other than Indefinite Quantity Work and Change Order Work. The sum of all the Weighted Factors shall equal one-hundred percent (100%) of the Definite Work Price.
1.1.81. Work Authorization Record shall have the meaning set forth in the Indefinite Quantity Work Article.
1.1.82.  Working Drawings  (see Drawings definition).
1.1.83. WSF shall have the meaning set forth in the Introduction paragraph of this Contract.
1.1.84. WSF Expense shall have the meaning set forth in the Termination For Default Article.
1.1.85. WSF Representative or States Representative shall refer to the designated Representatives appointed by WSF, which may be the Project Engineer or other designated Representative. Each WSF Representative shall have such power as is set forth in the written appointment. Reference to the WSF Representative for a particular aspect of the Contract Work shall mean the appropriate WSF Representative charged with responsibility for such matters in the written appointment.
1.2. Additional definitions relating to other topics are contained in the appropriate sections of this Contract and other Contract Documents.
1.3.  Abbreviations
1.3.1.  Associations and Miscellaneous
  The following abbreviations shall have the meanings set forth next to them when used in the Contract Documents:

ACM  Asbestos Containing Materials
ABS  American Bureau of Shipping
AISI  American Iron and Steel Institute
ANSI  American National Standards Institute
ASNT  American Society for Nondestructive Testing
ASTM  American Society for Testing and Materials
ASME  American Society of Mechanical Engineers
ASHRAE  American Society of Heating, Refrigeration, and Air
Conditioning Engineers
AWS  American Welding Society
AWWA  American Water Works Association
BHD  Bulkhead
CEO  Chief Engineers Office
CFR  Code of Federal Regulations
CL  Centerline
DBE  Disadvantaged Business Enterprise
DOL  United States Department of Labor
DOT  United States Department of Transportation
EDR  Engineers Day Room
EOS  Engineers Operating Station
EPA  Environmental Protection Agency
ESR  Engineers Storeroom
EWS  Engineers Work Shop
FCC  Federal Communications Commission
FHWA  Federal Highway Administration
FR  Frame
FTA  Federal Transit Administration
IEEE  Institute of Electrical and Electronics Engineers
ISO  International Standards Organization
LCP  Lead Containing Paint
LPD  Lower Passenger Deck
LVD  Lower Vehicle Deck
MARAD Maritime Administration, Department of Transportation MBE Minority Business Enterprise
MSS  Manufacturers Standardization Society of the Valve &
Fittings Industry
NAS  National Aerospace Standards
NEC  National Electrical Code
NEMA  National Electrical Manufacturers Association
NFPA  National Fire Protection Association
NPT  National Standard Taper Pipe Thread
NVIC/NVC  Navigation and Vessel Inspection Circular
OFE  Owner Furnished Equipment
PCB  Polychlorinated Biphenyl
QA  Quality Assurance
QC  Quality Control
RCW  Revised Code of Washington
SAE  Society of Automotive Engineers
SCR  Silicon Control Rectifier
SNAME  Society of Naval Architects and Marine Engineers
SSPC  Steel Structures Painting Council
STBD  Starboard
Tx Dk  Texas Deck
UL  Underwriters Laboratories, Inc.
UPD  Upper Passenger Deck
USC  United States Code
USCG  United States Coast Guard
USPHS  United States Public Health Service
UVD  Upper Vehicle Deck
WAC  Washington Administrative Code
WBE  Womens Business Enterprise
WHO  World Health Organization
WSDOE  Washington State Department of Ecology
WSDOLI Washington State Department of Labor and Industries WSDOT Washington State Department of Transportation
WSF  Washington State Ferries
WSTC  Washington State Transportation Commission

1.3.2.  Items of Work and Units of Measurement
  The Contract Documents may include common engineering and construction abbreviations. The following list is not all inclusive, but when the following abbreviations are used, they shall have the meanings set forth next to them:

Al.  Aluminum
C  Centigrade
CFM  Cubic Feet per Minute
Cfs  Cubic Feet per Second
Cl.  Class
CO2  Carbon Dioxide
DIA.  Diameter
DWG  Drawing(s)
Est.  Estimate or Estimated
Excl.  Excluding
F  Fahrenheit
Ft.  Foot or Feet
GPH  Gallons per hour
GPM  Gallons per minute
In.  Inch or Inches
Incl.  Included
IPS  Iron Pipe Size
L  Liter
lb.  Pound(s)
LF  Linear Foot (Feet)
Mech  Mechanical
Nat  Natural
PRESS  Pressure
PSI  Pounds per Square Inch
PSIG  Pounds per Square Inch Gauge
PSIA  Pounds per Square Inch Absolute
PVC  Polyvinyl Chloride
QTRS  Quarters
RGLTR.  Regulator
SECT.  Section
STL.  Steel
Sq. Ft.  Square Foot or Feet
Sq. Yd.  Square Yard(s)

1.4.  Interpretation of Terms
1.4.1 Approved Marine Construction Practices - The term approved marine construction practices refers to the construction of the Vessel consistent with those soundly conceived and engineered details, plans, and practices which have proven to be effective and reliable in the maritime industry for seaworthy vessels, which will meet the details and performance requirements of the Contract Documents and which are required to obtain and/or maintain approval or certification of all Authoritative Agencies. However, approval by any Authoritative Agency does not imply acceptance by WSF, nor does it necessarily mean approved marine construction practices.
1.4.2. Approval - Unless the context is expressly to the contrary, any reference in the Contract Documents to approved or approval shall mean approved by WSF or approval by WSF. WSF approval does not relieve the Contractor of securing approval of the Authoritative Agencies/Regulatory Bodies as required by the law, nor does it relieve the Contractor of the obligation to meet the Contract Documents, nor does it imply approval of deviations from the Contract Documents unless specifically mentioned in the approval itself.
1.4.3. Capitalized Terms - Terms used during the performance of the Contract Work shall have the meaning assigned to them in the Contract Documents as the context may require, whether or not capitalized or identified as a defined term.
1.4.4. Compliance With, According To - Terms such as compliance with or according to the Contract Documents shall mean compliance with or according to all of the Contract Documents subject to the Coordination of Contract Documents Article and subject to any variation from certain of the Drawings as is permitted or contemplated by the terms of the Contract Documents.
1.4.5. Days - Any reference to days herein shall be calendar days unless otherwise specified.
1.4.6. Dollars or $ - Any reference to dollars or use of the symbol $ herein shall be United States dollars.
1.4.7. Furnish - When the Contract Documents state that the Contractor is required to furnish an item, then, except with respect to Owner Furnished Equipment, the Contractor shall be responsible for manufacturing, purchasing, or otherwise procuring and providing such item including all spare parts and documentation, and deliver such item on board the Vessel prior to Delivery, handling and stowing as directed by WSF, or installing as required by the Contract.
1.4.8. He, She or It - These terms are used interchangeably and in the sex neuter sense.
1.4.9. Install - When the Contract Documents state that the Contractor is to install an item, the Contractor shall be responsible for supplying all labor, tools, equipment, and material necessary to perform such installation in accordance with manufacturers instructions and as required by the Contract Documents. For all installation, including installation of Owner Furnished Equipment, the Contractor shall supply all electrical power, water service, lubrication, lighting, ventilation and other facilities or means required for the complete, in ready to operate condition, installation, and shall deliver to WSF complete and operable machinery, equipment, or systems.
1.4.10. Or Equal - An or equal product is one which exhibits the same size, weight, characteristics, performance, reliability, maintainability and other salient features as the product identified in the Contract Documents, and which fulfill the requirements thereof. The total performance of the or equal product will be such that its use will not adversely affect the intended performance or systems of the Vessel and will cause no increase in required maintenance or accelerate the need for premature replacement. Demonstration of an or equal status is the sole responsibility of the Contractor. All or equal substitutions require written approval by the WSF Chief Naval Architect. The approval of an or equal product by WSF does not relieve the Contractor of resolving any problems or interference which result from differences between the specified product and the or equal product.
1.4.11. Provide - When the Contract Documents state that the Contractor is to provide an item, the Contractor shall furnish and install the item, making such connections as necessary to make the item fully operational, i.e., provide engineering, labor, tools, equipment, furnish such items as foundations, brackets, braces, electric wiring, piping connections, etc., as necessary.
2.   SCOPE OF WORK
2.1. In constructing (i) the first Vessel, and (ii) the second and third Vessels if WSF exercises its Option for such Vessels, including any authorized Indefinite Quantity Work and Change Order Work, the Contractor shall: (i) furnish, provide, perform and/or install (as the case may be) all services, labor, tools, equipment, materials, transportation, and incidentals (as the case may be) described in or contemplated by the Contract Documents; and (ii) do everything required of the Contractor pursuant to the terms set forth in, or incorporated by reference into, the Contract Documents (all of which work to be performed by the Contractor to be referred to as the Contract Work).
2.2. The Contractor warrants that: (i) it has determined the methods, materials, labor, and equipment required to perform the Contract Work; (ii) and that the Contract Time is sufficient for completion of the Contract Work; (iii) and that the Bid Price is reasonable in view of the cost of such methods, materials, labor and equipment. Any costs and time exceeding those bid by the Contractor will not entitle it to additional compensation except as may be allowed under the Indefinite Quantity Work Article and the Contract Changes Article.
2.3. All Bid Documents are incorporated into and made a part of this Contract by reference. All warranties, undertakings and representations made by the Contractor in the Bid Documents are binding obligations of the Contractor under this Contract.
2.4. The Contractor warrants that it has reviewed all of the Contract Documents, including all of the Addenda, and all other documents and materials which it deems necessary or advisable to determine the nature and scope of the Contract Work and to determine that the Contractor can complete the Contract Work by the Delivery Date. The Contractor warrants that it is satisfied that the Contract Documents are sufficient in form and substance to make such determinations with respect to the Contract Work.
2.5. The Contractor shall perform the Contract Work in accordance with the Contract Documents. The Contractor shall provide all necessary or advisable planning, scheduling, design development and engineering. The Contractor shall prepare all Working Drawings, procurement specifications, purchase orders, and other items and documentation as are required to supplement the information and implement the requirements contained in the Contract Documents in order to accomplish the substance and intent of the Contract Work.
2.6. Except where expressly set forth to the contrary in the Contract Documents, the Contractor is wholly responsible for obtaining the approval and certifications of all Authoritative Agencies as required, and the development, verification, and submission of validated final As-Built Drawings.
2.7. The Contractor warrants that it has the skills associated with an enterprise engaged in the business of ship construction, and undertakes to take no advantage of any error or omission in the Contract Documents which would be apparent to any such enterprise. The Contractor warrants that as of the date hereof, it is not aware of any such error or omission. In the event errors or omissions in the Contract Documents are found which would prevent the Contractor from completing the Contract Work in a manner consistent with all the rules of the Authoritative Agencies, approved marine construction practices or other standards set forth in the Contract Documents, the Contractor shall immediately notify WSF. WSF will then make such corrections and interpretations as may be necessary to fulfill the intent of the Contract Documents.
2.8. The Contractor shall use its best efforts to cooperate with WSF, including, but not limited to, the WSF Representatives, in every way possible.
2.9. The Contractor shall perform all Contract Work at the Shipyard.
2.10. The Contractor shall complete the Contract Work and shall effect Delivery in accordance with the Delivery Article.
3.   SPECIFICATIONS, DRAWINGS AND OTHER REQUIREMENTS
3.1. WSF will provide Contract Documents to the Contractor as hard copy. When available and if desired by the Contractor, WSF will also provide magnetic copies (floppy disks) to the Contractor. Because such media is readily modified, WSF makes no guarantee as to the validity of information provided thereon. Contractor use of information provided on magnetic media shall be at its own risk without protest or claim recourse.
3.2. The Specifications are hereby incorporated into and made a part of this Contract by reference. Conflict between the Technical Specifications and Authoritative Agencies shall be resolved by complying with the most stringent requirement.
3.3.  Drawings
3.3.1 The Drawings are hereby incorporated into and made a part of this Contract by reference, but only to the extent and for the purposes contemplated by this Contract and the Specifications as amended by the Addenda.
3.3.2 The Contractor is wholly responsible for developing all of the Working Drawings necessary or advisable to perform the Contract Work.
3.4. The Addenda are hereby incorporated into and made a part of this Contract by reference.
3.5. The Contractor shall keep a complete set of the Contract Documents and Working Drawings at the Contractors work site at all times in an organized format readily accessible for review by the WSF Representatives.
3.6.  Compliance with Laws, Regulations and Codes
3.6.1. The Contractor warrants that it is familiar with the Regulations.
3.6.2. As part of the Contract Work, the Contractor undertakes that all Contract Work and the Vessel shall comply with the instructions, directives and requirements of and, where required, be approved by the Authoritative Agencies and pursuant to the Regulations, including, but not limited to:
A.  Title 46, CFR;
B.  Title 33, CFR;
C.  Title 49, CFR;
D.  USPH Rules and Regulations;
E.  ABS, Rules for Building and Classing Steel Vessels;
F. IEEE, Standard No. 45, IEEE Recommended Practice for Electrical Installations on Shipboard, except for new electric motors which shall comply with 46 CFR 111.25; and
G. Applicable standards for electrical equipment and lighting as published by UL.
3.6.3. Any misunderstanding or ignorance of the Regulations does not relieve the Contractor of its obligations and shall not be adequate justification for additional compensation or extension of the Contract Time.
3.6.4. The Contractor shall obtain all required permits and licenses and give or post any notices these require.
3.6.5. Where the Specifications require that any aspect of the Contract Work conform to certain standards of the MARAD, USCG, ABS, ASTM, AISI, SAE, IEEE or other recognized agency, institution or body, the applicable portions of those standards form a part of the Contract, and that requirement shall be clearly indicated on any purchase specification, order or other relevant documents developed and issued by or for the Contractor.
3.6.6. Unless WSF states otherwise in writing, all items, materials and work requiring USCG approval shall be provided or made available by the Contractor to the appropriate USCG Inspection Office in a timely manner to enable the USCG to conduct its review and issue its directive for changes or its approvals so as not to delay the Contract Work on the Vessel and Delivery.
3.6.7. Unless WSF states otherwise in writing, all items, materials and work requiring ABS approval shall be provided or made available by the Contractor to ABS in accordance with the rules of ABS in a timely manner which allows ABS to conduct its review and issue its directive for changes or its approvals.
3.6.8. Interpretation or representation by WSF of any laws, regulations or ordinances as set forth in the Contract Documents or otherwise, takes no precedence over the law, regulation or ordinance itself and the Contractor shall satisfy itself as to the true construction and content of such laws, regulations and ordinances on a current basis.
3.6.9. Attached hereto as Exhibit 1, and by this reference incorporated herein, is a document identifying certain Regulations and/or setting forth Contract provisions required by, or which, in the opinion of WSF, implement the intent of the Regulations. Without limiting its general undertaking to comply with all Regulations, the Contractor specifically agrees to comply with the Regulations identified therein and will follow and implement said Regulations in accordance with the procedures and practices described therein.
3.6.10. All fees and charges of the Authoritative Agencies associated with their duties as contemplated by the Contract Documents shall be for the account of the Contractor.
3.7. Where requirements of the Contract Documents exceed the requirements of any Authoritative Agency or approved marine construction practices, the Contract Documents shall prevail.
3.8. The extent of Vessel construction is described in the Contract Documents. Additional work undertaken by the Contractor which has not been specifically authorized by the Contract Documents, or authorized by Work Authorization Record or Change Order, shall be at the Contractors sole risk and expense.
3.9. All materials, machinery, equipment, and components furnished by the Contractor shall be new, currently in production, and currently supported by spare parts readily available in the United States of America. All materials, machinery, equipment, and components shall be of good commercial marine quality, in full compliance with the Contract Documents, the requirements of the Authoritative Agencies, and suitable for the service intended. All equipment, materials, or components used or installed in the Vessel shall be free from imperfections of manufacture and from defects which adversely affect appearance or serviceability.
3.10. It is not practicable for the Contract Documents to enumerate all of the details, fittings or appurtenances required to perform the work as described in the Bid Package. Failure of the Contract Documents as existing on the date hereof to outline or describe all of the details of the work described in the Bid Package or contemplated therein shall not relieve the Contractor of its responsibility to perform such work for the Bid Price.
4.   COORDINATION OF CONTRACT DOCUMENTS
4.1. All of the Contract Documents are essential parts of the Contract and a requirement occurring in one is binding as though occurring in all. They are intended to be complementary in their description of the Contract Work.
4.2. There are no intentional conflicts or omissions in the Contract Documents. In the event of any conflicts or omissions in the Contract Documents, the order of precedence shall be as follows:
A.  This Contract;
B.  Technical Specification  (Volume II);
C.  Contract Drawings  (Volume III A);
D.  Bid Documents;
E.  OFE Information  (Volume IV);
F. Contract Guidance Drawings (Volume III B), and OFE Contract Guidance Drawings (Volume IV);
G.  OFE Illustrative Drawings, (Volume III A); and
H.  Other Drawings
  Absent express language to the contrary, any Contract Modifications and Change Orders shall have precedence over all Contract Documents except the Contract.

5.   TOTAL CONTRACT PRICE
5.1. WSF agrees to pay the Contractor the sum of Sixty-eight Million, Thirty-two Thousand and Thirty-six Dollars ($68,032,036.00) for construction of the first Vessel. If WSF exercises its option to construct the second and third Vessels, WSF shall pay the Contractor the sum of Fifty-seven Million, Three Hundred Ninety-nine Thousand, Two Hundred and Forty-eight Dollars ($57,399,248.00) for the second Vessel, and Fifty-six Million, One Hundred Thirty-six Thousand, Eight Hundred and Sixty-nine Dollars ($56,136,869.00) for the third Vessel. Such figures, as adjusted from time to time as provided herein, shall be referred to as the Total Contract Price for the Contract Work. The Total Contract Price shall include the Option Prices only if WSF exercises its option for the second and third Vessels.

5.2. WSF will make no adjustment in the Total Contract Price solely due to inflation occurring during the performance of the Contract Work.
5.3. WSF will make no adjustment in the Total Contract Price because of any change in laws, ordinances or regulations, except as specifically provided by the following:
A. Changes in laws, ordinances or regulations within the scope of the Revised Code of Washington (RCW) 39.04.120; and
B. Changes in taxes on materials incorporated in or consumed for construction of the Contract Work which are imposed by Federal or State Government, or changes in the State Sales Tax, provided that the aggregate amount of all such changes is greater than $100.00 where:
1. for items included in the original Contract Work, the change takes place after the Bid Due Date; or
2. for items covered by a Change Order, the change takes place after the date on which the Contract or Change Order was executed.
5.4. Compensation will be made by negotiated Change Order for any changes within the scope of RCW 39.04.120. Compensation will be increased or decreased for the actual dollar amount of changes in Federal or State taxes meeting the requirements of this Article; provided that the Contractor, if requested by WSF, certify in writing that no amount for any such change in taxes was included in the Initial Price as a contingency reserve or otherwise; and provided further that the Contractor allow WSF to audit its records to the extent necessary to substantiate any claim for compensation under the provisions of this Article.
6.   OPTION
6.1. WSF reserves the right to exercise an Option for the construction of the second and third Vessels at the Bid Prices shown on the Bid Form. The Option shall be in effect for twelve
(12) months following execution of the Contract. Exercise of such Option shall be accomplished by a Contract Modification. Such Vessels may hereinafter be referred to as the second and/or third Vessels or the Option Vessels.
6.2. It is agreed that WSF is under no obligation to exercise the Option. The Contractor shall have no claim for damages, additional compensation, or any other relief if WSF does not exercise the Option. The Contractor waives all Protest or Claim rights relative to the non-exercise of such Option.
6.3. WSF may authorize the procurement of Long Lead Time Material (LLTM) for either of the Option Vessels prior to exercising the Option. If LLTM procurement is authorized, the Option Prices will be reduced in dollar amount by the amount of the LLTM expenditure authorization. Purchase of LLTM will be accomplished only after authorized by a Change Order. Authorization to procure LLTM does not obligate WSF to exercise the Option.
7.   PROGRESS PAYMENTS
7.1. Except as otherwise noted or agreed, payment for completed Contract Work shall be effected through periodic progress payments (Progress Payments) subject to the Retainage. Each Vessel shall be progressed separately.
7.2. Progress Payments shall be made monthly for work completed since the last application for payment. The day of the month and any change to the billing schedule on which the Progress Payment is to be paid will be mutually agreed to by the WSF Representative and the Contractors Representative.
7.3. The portion of the Total Contract Price reflecting Bid Item No. 1 for the first Vessel shall be the Definite Work Price for that Vessel. That portion of the Total Contract Price reflecting Bid Item No. 2 for the Option Vessel shall be the Definite Work Price for those Vessels, respectively. Before beginning the Contract Work on each Vessel, the Contractor shall prepare a document in a form subject to WSFs approval, which will give a line item breakdown, in accordance with the Contract Documents, with Weighted Factors reflecting labor, material, and subcontractor work totaling one hundred percent (100%) of the Definite Work Price for such Vessel.
7.4. Not less than ten (10) working days before each Progress Payment is due, the Contractor shall present WSF with a document (the Progress Estimate) in a format satisfactory to WSF showing the percentage of completion of each line item i) at the beginning of the billing period, ii) the change during the billing period, and, iii) the total current completion at the end of the billing period. The amount owed for the period shall be computed from the percent change for the period and shall separately total Labor, Material and Subcontractors. WSF shall have the right to change the percentage and resulting payment up or down as deemed necessary to properly reflect progress on each line item.
7.5. Every Work Authorization Record and Change Order shall be separately progressed for labor, material and subcontractor costs and shall be identified as a separate line item in the Progress Estimate. Progress Payments for Work Authorization Record and Change Order work shall otherwise be made in the manner provided for in this Article.
7.6. As a precondition to each Progress Payment, the Contractor must also submit a Release of Claims Certification (as discussed below) and copies of updated Schedules prepared in accordance with the Specifications.
7.6.1. Despite good faith best efforts, occasions may arise in which the Contractor does not provide notice of cost and schedule impacts as required by other Articles of this Contract. Concurrent with its periodic invoices, throughout the period of performance of this Contract, beginning thirty (30) days after Contract execution, the Contractor shall, in a format approved by WSF, release WSF of all claims (including Subcontractor claims), known or unknown, which have not been identified to WSF in writing (Release of Claims Certification). Such release and Certification shall be valid and effective for the period up to the date of the preceding Progress Payment. If the Contractor cites specific exceptions to the release, the Contractor must comply with the Protests and/or Disputes and Claims Articles as to such exceptions, and concurrently provide WSF with notice for each item excepted from the release.
7.7. All progress billing and estimate documents shall be prepared and submitted by the Contractors (i) on diskettes using Microsoft EXCEL (latest version) software, and (ii) signed hard copy, to ensure certification of the data.
7.8. The Progress Estimates are tentative and made only for the purpose of determining Progress Payments. Progress Estimates will not be evidence of progress or acceptability of the Contract Work for any other purpose. Acceptance of any Progress Estimate by WSF shall not constitute an admission by WSF as to the status of the Contract Work.
7.9. Upon approval of the Progress Estimate by WSF, WSF shall make a Progress Payment to the Contractor reflecting a percentage of the Total Contract Price equal to the increase in the percentage of completion between the Project Estimate for the prior payment and the Progress Estimate for the current payment period. Retainage is part of the Progress Payment but is paid to a separate account established in accordance with paragraph 7.11. below.
  WSF will normally process and issue progress payments within fifteen (15) calendar days from receipt of invoice. However, payment will not be considered late if a check or warrant is mailed within thirty (30) calendar days.
  Under Chapter 39.76 RCW, if WSF fails to make timely payment(s), the Contractor may invoice for 1% per month on the amount overdue or a minimum of $1.00.
7.10.  Payments for Materials on Hand
7.10.1. Progress Estimates may include the cost of materials to be incorporated into the Vessel(s) if said materials have been paid for by the Contractor, meet the requirements of the Contract Documents to the extent they are applicable; are delivered to or stockpiled in the Shipyard or another storage site approved in writing by WSF, and are receiving proper protection, preservation and service in storage. Material not yet incorporated in the Vessel(s), for which the Contractor is requesting payment, shall have identification by a percent complete reflecting the dollar value of the requested payment in the applicable line item of the Progress Estimate document required above.
7.10.2. Progress Payments for materials on hand shall not constitute Acceptance, and any faulty material discovered will be rejected even though partial payment has been made for that material.
7.11. The Retainage under this Contract shall be reserved by WSF as a trust fund for the protection and payment of: (i) the claims of any person arising under the Contract; and (ii) the State with respect to taxes imposed pursuant to Title 82 RCW which may be due from the Contractor. WSF will reserve and release the Retainage on a per Vessel basis in accordance with the provisions of RCW 60.28.011.
7.12. In order to make Final Payment to the Contractor, the Contractor must submit to the WSF Representative a completed Final Contract Voucher Certification form, and all other documentation required by this Contract and by law to accomplish Final Acceptance of all Contract Work, including authorized Option Work. This includes, but is not limited to, the Affidavit of Prevailing Wages Paid for the Contractor and each subcontractor (processed by Labor and Industries), Affidavit of Amounts Paid to MBEs and/or WBEs, and other documents. The Final Contract Voucher Certificate shall be signed by the Contractor, and shall constitute a release of all claims of the Contractor against WSF and the State except such claims, and stated amounts, as are expressly identified and excepted from the Contractors Certification in the Final Contract Voucher Certificate. Claims made after submission of the Final Contract Voucher Certificate are invalid and waived by the Contractor. The Final Estimate payment will pay any remaining Progress Payments and begin the process of final Retainage release.
7.13. The Contractors rights under this Article to receive Progress Payments and the Retainage are further subject to all applicable terms of the Contract Documents and all relevant provisions of law.
8.   SCHEDULES
8.1. The Master Construction Schedule (MCS), Drawing Schedule, Planning Progress Curve (PPC), Structural Construction Inspection Schedule (SCIS), Master Drawing Schedule (MDS), Electrical Engineering Schedule (EES) and Material Control Schedule (MCS), are referred to jointly as the Schedules. The Contractor shall be responsible for preparing and delivering the Schedules all in accordance with the Contract Documents. Approval of any submitted Schedules or any other schedule prepared by the Contractor shall not be construed to assign responsibility of performance or contingencies to WSF or to relieve the Contractor of its responsibility to adjust manning, equipment and work schedules as required to ensure completion of Contract Work within the prescribed Contract Time.


9.   CONTRACT REPRESENTATIVES
9.1.  Contractors Representatives
9.1.1. Prior to the commencement of the Contract Work, the Contractor shall appoint in writing its Contractors Representatives, designating the functional responsibilities of and title of each, i.e. Superintendent, etc.
9.1.2. The appropriate Contractors Representative shall be continually present at all sites where Contract Work is being performed.
9.1.3. The Contractor shall remove incompetent, careless, or negligent employees immediately upon written request of WSF, and the Contractor shall immediately provide a suitable replacement at no added cost to WSF.
9.1.4. The Contractor agrees to assign to this Contract those key persons whose resumes were submitted with the Bid Documents necessary to fulfill the requirements of the Contract, and to maintain its designated Contractor Representatives. No substitution shall be made without prior notification to and concurrence of the WSF Project Engineer in accordance with this requirement.
9.1.5. All proposed substitutes shall have qualifications equal to or higher than the qualifications of the person to be replaced. The WSF Project Engineer shall be notified in writing of any proposed substitution at least fifteen (15) days in advance of the proposed substitution. Such notification shall include: (i) an explanation of the circumstances necessitating the substitution; (ii) a complete resume of the proposed substitute; and (iii) any other information requested by the WSF Project Engineer to enable him/her to judge whether or not the Contractor is maintaining the same high quality of personnel as previously identified to WSF.
9.2. Prior to commencement of the Contract Work, WSF shall appoint in writing its WSF Representatives.
9.3. The appropriate WSF Representatives shall be kept advised as to the progress of the Contract Work and shall be provided free access to the Vessel or any parts of the Contract Work at any time that the Vessel is in the Shipyard and/or Contract Work is in progress. Any questions concerning responsibility or scope of authority of WSF Representatives should be directed to the Project Engineer.
9.4. Questions or comments which may arise during the performance of the Contract Work concerning the content, intent, or other interpretation of the Contract Documents, or other circumstances which require a response by the WSF Representative, shall be submitted in writing, in accordance with the provisions of the Contract Problem Reports Article, to the appropriate WSF Representative, with a copy to the WSF Project Engineer. The individual preparing the submission and the individual responsible for the performance of the work, shall be identified. A reasonable response required date shall be indicated, but such date does not constitute a contractual requirement that response be made by that date.
9.5. The WSF Representative may utilize the same format and form as the Contractor to initiate informal communication concerning inspection observations, work performance, and other similar items.
9.6. Subject to the Protests and Disputes and Claims Articles, the WSF Project Engineers decision will be final on all questions including, but not limited to, the following:
A.  quality and acceptability of materials and Contract Work;
B.  measurement of Indefinite Quantity Work;
C.  acceptability of rates of progress on the Contract Work;
D.  interpretation of the Contract Documents;
E.  changes in the Contract Time;
F.  fulfillment of the Contract by the Contractor; and
G.  payments under the Contract.
9.6.1. WSF and the Contractor may, during the course of the Contract, choose to establish procedural agreements that may, by mutual assent, last through the Contract performance period.
Such agreements may be formalized using a Memorandum of Agreement
(MOA).
9.7.  WSF Personnel Facilities
  WSF Personnel Facilities are described in Exhibit 5 attached hereto and by this reference incorporated herein.
10.   CONTRACT PROBLEM REPORTS
10.1. Contract Problem Reports (CPRs) shall be used by the Contractor for the purpose of: (i) alerting WSF to actual or potential Contract problems; and (ii) of establishing an early dialogue between the Contractor and WSF with regard thereto.
10.2. A Contract problem is a fact or circumstance of which the Contractor is aware that will or may: (i) have an impact on the Delivery schedule, completion of Contract performance, or the Total Contract Price (increase or decrease); or (ii) requires modification to the Contract or Specifications.
10.3. When the Contractor identifies a Contract problem, it shall: (i) orally report the Contract problem to WSF within twenty-four (24) hours; and (ii) promptly provide a written CPR within three (3) calendar days, if authorized by the WSF Project Engineer to incurr added costs, or if the Contractor considers CPR preparation to be at no added cost. The written CPR shall be submitted to the assigned WSF Representative, with a copy to the WSF Project Engineer. Each CPR shall be entitled Contract Problem Report, shall be dated, numbered sequentially, and shall set forth the following based on the best and most complete information then known or available to the Contractor:
10.3.1.  the nature of the Contract problem;
10.3.2. the date on which the Contract problem arose and the date on which the Contract problem was identified as such;
10.3.3. the anticipated direct and consequential effects of the Contract problem upon the Delivery schedule or completion of Contract Work or the Total Contract Price;
10.3.4. identification of the supplies and/or services which are or may be affected;
10.3.5. identification of the specific Specification, Drawing, or other Contract Document relative to the Contract problem;
10.3.6. provide detail as to the specific physical location on the Vessel, including specifics about equipment, name, manufacturer, etc.; and
10.3.7.  the Contractors recommended solution to the reported
Contract problem.
10.4. Follow-up status reports of each Contract problem, identified by the original CPR number, shall be furnished monthly or more frequently as required by the WSF Representative. A final follow-up report shall be furnished immediately following resolution of each Contract problem.
10.5. Failure of the Contractor to report known Contract problems will preclude relief to the Contractor for the consequences of the Contract problem.
10.6. CPRs shall not be submitted when notice of the same Contract problem is required to be furnished to WSF pursuant to any other requirement of this Contract. However, the submission of a CPR does not relieve the Contractor of its obligations to provide notice required under any other requirement of this Contract.
11.   WORKING AND AS-BUILT DRAWINGS
11.1. When submitting Working Drawings for approval, the Contractor shall state the latest date on which it wishes to have the Working Drawings returned with WSFs comments and/or approval. However, the failure of WSF to respond by such date shall not be grounds for a modification in the Contract Time or compensation. Working Drawings submitted to WSF for approval will normally be acted upon within ten (10) working days of receipt. However, circumstances may require additional time for WSF approvals. Should WSF fail to return the submitted Working Drawings within fifteen (15) working days after receipt thereof, and should the Contractor thereafter serve notice to WSF of the need for the submitted Working Drawings, then three (3) working days after such notice has been served, the Contractor may proceed with all relative work as if the submitted Working Drawings were approved without any comments. Except as agreed to by WSF, drawings submitted before scheduled do not start the ten (10) working day review clock nor does submittal with significant errors, omissions, and or reservations constitute submittal for schedule purposes .
11.2. The WSF Representative will review each Working Drawing submitted. Any failure of the WSF Representative to find errors or omissions in the Contractors calculations, specifications, or drawings shall not relieve the Contractor of its responsibility in relation thereto.
11.3. Approval by the WSF Representative of the Contractors Working Drawings does not relieve the Contractor of responsibility for the accuracy of dimensions and details, locations or interferences; nor does mutual agreement of dimensions or details, locations or interferences relieve the Contractor of the responsibility for the agreement and conformity of his Working Drawings with the Contract Document; nor does it relieve the Contractor of responsibility for compliance with the Contract Documents or requirements of the Authoritative Agencies.
11.4. Any work undertaken by the Contractor prior to approval of Working Drawings by the WSF Representative is at the Contractors risk, including any and all costs of delays or disruptions resulting from proceeding prior to approval.
11.5. Detail requirements for Working and As-Built Drawings are specified in Section 100 of the Technical Specifications. As-Built Drawings shall be acceptably completed without significant errors, omissions, or reservations and submitted to WSF within thirty (30) days of the Redelivery Date of each Vessel.
12.   QUALITY ASSURANCE  AND CONTROL PROGRAM
12.1. The Contractor will establish and maintain a Quality Assurance (QA) and Quality Control (QC) program, and within twenty (20) days after the date hereof, submit to the WSF Representative for approval a QA/QC program which specifically addresses the Contract Work.
12.2. The QA/QC program shall describe the QA and QC organization, identify key personnel by name, provide contact telephone numbers and contain those elements outlined in Section 100 of the Technical Specification.
12.3. QA and QC are solely the responsibility of the Contractor. Inspections, reviews and approvals by WSF and Authoritative Agencies in no way relieve the Contractor of its responsibility to assure the quality and control of Contract Work and the material condition and readiness of the Vessel for service at Delivery.
13.   CONFIGURATION CONTROL AND MANAGEMENT
13.1. Standardization. Subject to the requirements of the Technical Specifications, and unless specifically approved otherwise by the WSF Representative, the Contractor shall install: (i) like equipment from the least number of manufacturers possible throughout each Vessel; and (ii) identical equipment and components in the same locations on all Vessels.

  This Article applies to all material and configurations that are: (i) called out as directed procurement (no or equal permitted) or a specific make and model, or equal; and (ii) all configuration and arrangements to the level of detail shown on the Contract Drawings and Contract Guidance Drawings. If any substitutions are made or configurations are changed on a Vessel, the change shall be made applicable throughout the Vessel and on all following Vessels.

13.2. Equipment Baseline. The Contractor shall provide a complete alphabetical listing of all electrical, electronics, hull, kitchen, machinery, navigational, piping, heating, air-conditioning, ventilation, etc. components, identifying each component by: (i) name, (ii) manufacturer, (iii) model number,
(iv) size, (v) quantity, (vi) specific location on the Vessel,
(vii) system, (viii) technical documentation and (ix) comments. Within thirty (30) days after Delivery of each Vessel, the Contractor shall provide both a bound hard copy and a 3-1/2 floppy disc, using Microsoft Excel for the data base program.
14.   INSPECTIONS AND APPROVALS
14.1. The Vessel is to be constructed and equipped under the inspection of, and subject to the approval of WSF and the Authoritative Agencies.
14.2. Inspections, tests, measurements, estimates, certifications or other acts or functions performed by the WSF Representative are recognized as being for the sole purpose of assisting WSF to determine with reasonable assurance that the workmanship, materials, rate of progress and quantities provided comply with the Contract Documents. These acts or functions shall not be construed as relieving the Contractor from its responsibilities for full compliance with the Contract Documents and proper performance of the Contract Work.
14.3. Without limiting the foregoing, the Contractor acknowledges that the failure of the WSF Representative to discover materials or workmanship not in accordance with the Contract Documents shall not be deemed as acceptance of the Contract Work or materials or as a waiver of the provisions of the Contract Documents. No payment shall be construed as acceptance of any Contract Work or material which is not in compliance with the requirements of the Contract Documents. Approval of any item will not in any case relieve the Contractor of responsibility for satisfactory installation and operation of any such item.
14.4. The Contractor is solely responsible for properly preparing and presenting all completed Contract Work for acceptance and for giving adequate notice that the Contract Work in question is complete and ready for inspection. Adequate notice is: (i) at least twenty-four (24) hours prior notice to the appropriate WSF Representative; and (ii) as required by mutual agreement between the Contractor and the Authoritative Agencies.
14.5. When submitting an item for approval, the Contractor shall specifically call attention to all departures from the Contract Documents, any previously approved Working Drawings and any additional instructions received from the WSF Representative.
14.6. Workmanship and materials not meeting the requirements of the Contract Documents shall be made to satisfy such requirements. Unsuitable work or material shall be reworked and/or replaced at the Contractors sole expense notwithstanding that the work or materials may have been previously inspected or that payment may have been made incident to a progress billing.

14.7.  Covered Work
14.7.1. Contractor shall remove or uncover such portions of the completed Contract Work for inspection as directed by the WSF Representative. The Contractor may initiate a Change Order providing that the uncovering, removing, and replacing of the covering will be paid for by WSF at labor and material markup rates specified on the Bid Form only if: (i) there are no defects found in the uncovered work, and (ii) WSF did not originally reject the work after WSF was provided the opportunity to inspect the uncovered work, before it was covered, by the inspection notification process outlined in the Contract Documents. Should the Contract Work so exposed or examined prove unacceptable to WSF, the uncovering, removing, or replacing of the covering and the making good of parts removed, replaced, or repaired shall be at the Contractors expense.
14.7.2. Notwithstanding the foregoing, any Contract Work requiring inspection that is closed or covered prior to proper notification to WSF and/or Authoritative Agencies shall be at the Contractors risk and shall be uncovered for WSF inspection and approval, all at the Contractors expense whether or not the Contract Work proves acceptable to WSF and the Authoritative Agencies.
14.8. Subject to the Protests and Disputes and Claims Articles, WSFs decision will be final on all questions in the course of Contract Work inspection.
14.9. Nothing in this Contract requires WSF to provide the Contractor with direction or advice on how to perform the
Contract Work.  If WSF approves or recommends any method or
manner for doing the Contract Work or producing materials, the approval or recommendation shall not: (i) guarantee that following the method or manner will result in compliance with the Contract Documents; (ii) relieve the Contractor of any risk or obligation under the Contract Documents; or (iii) give rise to any liability of WSF.
15.   HEALTH, SAFETY, SANITATION, SECURITY AND GENERAL SERVICES
15.1. The Contractor shall provide its employees with all accommodations and equipment required by cognizant Industrial Health, Safety, Labor, and other such agencies and organizations, whether local, state, or federal. Accommodations and equipment shall be kept clean, neat, sanitary, and in proper working order and shall not cause any public nuisance.
15.2.  During the period from the start of the Contract Work until Delivery, the Vessel and immediate surrounding areas shall be kept in a neat, clean, and sanitary condition. Accumulated trash, refuse, garbage, dirt, and industrial waste shall be removed from the Vessel on a daily basis. Accumulated water or other liquids shall be removed from the Vessel on a daily basis unless their presence presents either a personnel safety hazard or an imminent threat to the safety of the Vessel, in which case they shall be removed immediately upon discovery and disposed of by approved methods in accordance with currently applicable Regulations.
15.3. The Contractor is wholly responsible for disposal of removed materials and debris, the waste disposal site selection, and all arrangements, and expenses associated with the disposal of removed waste materials and debris.  Such arrangements shall be subject to the written approval of WSF and shall specifically protect WSF from any and all damages associated with or arising therefrom. Disposal of Hazardous Material is covered under the Dangerous Materials Article.
15.4. During the period from the start of Contract Work until Delivery, the Contractor shall:
A. Provide safety and security services for the entire Vessel Every reasonable precaution shall be taken to protect the Vessel from the hazards of fire, flooding, pilferage, malicious damage, and other events including cataclysmic phenomena of nature.
B. Provide and maintain a safe moorage for the Vessel including piers, mooring lines, fenders, camels, and other such devices as required to ensure the safety and integrity of the Vessel.
C. Provide covers which will minimize the entry of water or snow for all openings to the weather through which sea water, rain or snow might enter the Vessel during periods of inclement weather. The covering shall be affixed in such a manner as to preclude removal by the action of winds of velocities normally experienced in the Puget Sound (or other geographical location in which the work may be performed). During periods when temperatures may be expected to be below freezing precautions shall be exercised to protect all piping systems, machinery and equipment, and components of the Vessel, whether installed, onboard awaiting installation or removal, or stored ashore, from freezing. The Contractor shall be wholly responsible for any and all costs incurred to repair or replace piping systems, machinery or equipment, or components damaged by the failure to protect them from freezing.
D. Provide and maintain comprehensive and effective fire prevention, fire and flooding detection, and fire fighting programs and systems sufficient to ensure the safety and integrity of the Vessel.
E. Provide personnel trained in shipboard fire fighting techniques and trained to cooperate with and assist local fire fighting organizations, such personnel shall be assigned in writing.
F. Provide sufficient shore fire lines to ensure an adequate supply of fire fighting water at sufficient pressure, and maintain an adequate number of tested fire-hoses aboard the
Vessel to effectively fight fires at any location in the Vessel.
G.  Provide and maintain portable fire extinguishers in
sufficient quantity, and of the appropriate type, to combat locally contained fires of any class;
H. provide sufficient fire watches, including roving watches as may be required, to ensure that fires that may be inadvertently started by welding sparks or heat, electrical malfunction, or spontaneous combustion are detected, reported and promptly extinguished. A welder or burner may not act as his own fire watch.
I. Lock wire or otherwise lock in the fully closed position, all valves connecting directly to the sea, except while in actual use, whenever the Vessel is waterborne. If piping has been removed from the inboard flange or other valve connection, the valve shall be provided with a blank cover. Valves shall be provided with a positive means of readily ascertaining that they are in fact fully closed or blanked.
J. Provide around-the-clock, seven day a week on-board surveillance patrols in sufficient number to ensure the safety and watertight integrity of the Vessel. The patrol(s) shall maintain a log, either through key stations or logbook, of their activity and observations.
K. Provide tank and bilge cleaning, and gas freeing services, as required to ensure that areas in which flammable, toxic or other hazardous gasses or vapors may be present are clean, gas free, and have a sufficient oxygen concentration prior to the entry of personnel or any heat or spark producing work is undertaken. No space which is suspected of having flammable, toxic, or other hazardous gasses or vapors remaining in flammable, explosive, or toxic quantities, or which has an oxygen deficient atmosphere shall be entered, or hot work undertaken therein, until the space has been certified, and an appropriate certificate posted, SAFE for MEN, or SAFE for FIRE. Certificates and initial certification shall be provided by a marine chemist currently certified by the National Fire Protection Association (NFPA).
The Contractor shall maintain the gas free condition throughout the period in which personnel may be required to work in the space(s) or hot work may be required as required by WAC 296-304-02009 (or pertinent local ordinances if they impose conditions more stringent than the WAC).
L. Ensure that all special safety precautions or requirements imposed by the certifying marine chemist are implemented and maintained throughout the work period. Should the gas free or oxygen concentration condition of any space be in doubt the WSF Representative may require re-testing and certification at no additional expense to WSF.
M. Provide and maintain readily accessible or have available de-watering equipment of such quantity and capacity as to minimize damage to the Vessel and its equipment in the event of a worst case flooding. For the purpose of estimating required de-watering capacity worst case flooding may be defined as flooding occurring through the single largest installed hull valve located below the light-ship water line, that all watertight doors between floodable spaces are open and inoperable, and that bulkheads separating spaces adjacent to that in which the flooding is occurring have been breached below the light-ship water line by holes equal in cross-section to the hull penetration through which the flooding is occurring. De-watering equipment of sufficient capacity to stop the continued rise in water level occurring in the worst case flooding scenario shall be located close enough to the Vessel so that it can be in full capacity operation within forty-five (45) minutes of the initial observation and subsequent reporting of the uncontrolled flooding.
N. Provide and maintain additional de-watering equipment and/or services of sufficient quantity and capacity as to begin to de-water spaces flooded in a worst case flooding at a location near enough to the work site so as to be able to respond to the emergency and begin de-watering within one (1) hour of the requirement to provide such equipment.
O. Provide and maintain a centralized, monitored fire and flooding alarm system which provides a minimum of two clearly marked pull stations at each deck, including one at each brow, and audible alarms which can be heard at the alarm monitoring station(s) and throughout the Vessel under working conditions.
15.5. Health, Safety and Security Plan: The Contractor shall be responsible for preparing, and submitting for WSF approval no later than the Pre-Construction Conference (see Section 100 of the Technical Specification), a detailed, comprehensive, Health, Safety and Security Plan (HSP) which shall provide a thorough overview of the work procedures, methods, equipment and material, and protective programs that will be used during construction of the Vessel(s). The HSP shall address each of the hazards discussed in the foregoing, and shall be subject to WSF approval for compliance with the Contract Documents.
15.5.1. The HSP shall be based on the requirements of WAC 296-62-077, 07517, and 07521 and shall contain detailed procedures which include at least the following major sections:
A. a listing of all current applicable laws, rules, and regulations whether local, State, or Federal;
B. details of work site preparation, personnel protective equipment, decontamination procedures, spill containment plan, and safety planning; and
C. a sequence of work, a stop work and re-start plan, safety planning, and emergency procedures including vessel evacuation and personnel accountability plans.
15.5.2. The HSP shall be prepared by a person certified and qualified in health, safety and security procedures. WSF will respond within fifteen (15) working days of receipt, with its approval, approval-with-comment, or disapproval.
15.5.3. The Contractor shall include with the HSP, a description of prior experience with work as defined herein, and the prior experience of any Subcontractors to be used.
15.5.4. The HSP must be in sufficient detail to permit WSF to make an informed judgment as to the Contractors understanding of the serious nature of health, safety and security, and a familiarity with the laws, rules, and regulations pertaining thereto, and the Contractors ability to perform the task.
15.5.5. Prior to commencement of any work, WSF shall be provided nine (9) copies of the approved HSP. The HSP shall be presented in loose leaf book format on 8 1/2 x 11 inch heavy bond paper.
It shall be titled and indexed and all copies shall be serial-
numbered.
NOTE: No production work shall begin on the Vessel until the HSP has been submitted and approved.
15.6.  The Contractor shall provide protection from damage for all affected storerooms, lockers, etc. and their contents in the Vessel(s) during the work.
15.7.  The Contractor shall erect at the site of construction, and maintain during construction, signs satisfactory to WSF
identifying the project by Contract Name   and indicating that
WSF is sponsoring the project.
15.8. Nothing in this Article is intended to relieve the Contractor from any responsibility, or duty or obligation that would otherwise be imposed upon the Contractor by the Contract, law or equity.
15.9. There shall be no smoking aboard the Vessel while under construction. This restriction applies to all personnel aboard the Vessel, including but not limited to Contractor personnel, subcontractors, other workers, and WSF personnel. The Contractor shall be responsible for posting all appropriate or required No-Smoking signage aboard the Vessel.
16.   OWNER FURNISHED EQUIPMENT
16.1. Certain equipment listed and described in the Specifications is OFE and will be furnished by WSF.
16.2. The Contractor, at its expense, shall off-load the OFE from a WSF warehouse, or from WSF-provided conveyance. The Contractor shall inventory and inspect the OFE and immediately report to WSF, in writing, any shortages or damage. The Contractor shall care for the OFE at the more stringent of either the manufacturers instructions or as if it were the Contractors material. OFE shall be stowed in a lockable, properly environment and temperature controlled, and dry warehouse. Main Propulsion equipment for the Vessel, provided by the vendor, will be delivered to the Shiopyard by the vendor on or before the respective dates specified in the Technical Specification. The Contractors requested date for possession and use of the OFE must correlate with its Master Construction Schedule.
16.3. WSF will provide the services of technical representatives for the OFE to the extent described in the Specifications to advise and assist the Contractor. Should the Contractor desire additional technical support, the Contractor shall arrange for the vendor services through WSF. The Contractor shall be responsible to WSF for all such additional costs.
16.4. If an OFE vendors field representative must perform work beyond that required by WSFs original purchase specification, or if the WSF-furnished service period is extended because of the Contractors lack of preparation, schedule slippage, or negligence, WSF will charge the Contractor the amount billed for the extra time and expenses by deducting from Progress Payments. The OFE vendors representation has been purchased by WSF on a normal daytime, weekday work schedule. Should the Contractor require the services of the vendors representative outside the normal schedule, it shall be solely responsible for any and all premium compensation that may be incurred.
16.5. The Contractor shall provide all electrical power, water service, lubrication, lighting, and ventilation and any other services required for installation of OFE. The Contractor shall be responsible for proper installation of OFE in accordance with all of the manufacturers instructions and for assuring it is in good working order upon Delivery.
17.   DANGEROUS MATERIALS
17.1. No Asbestos containing materials (ACM) shall be installed on the Vessel. All non-ACM substitutes shall meet current criteria for safety and fire protection.
No lead containing paints (LCP) shall be applied to the Vessel.
No materials or components containing polycholorinated biphenyls
(PCBs) shall be installed on the Vessel.
17.2 Upon request, the Contractor shall provide information and documentation pertaining to the use, removal or disposal of ACM, LCP, PCBs or other toxic or hazardous waste. If at any time during the Contract Work the Contractor fails to provide the requested information or documentation, or submits erroneous information or documentation, it shall be cause for WSF to suspend all work until such time as the deficiencies have been rectified at the Contractors expense.
17.3.  Whether or not any toxic or hazardous materials
(including, but not limited to, ACM, LCP and PCBs) are identified in the Contract Documents, Drawings or otherwise, the Contractor shall be solely responsible for complying with, and enforcing, all Regulations pertaining to the removal of ACM, LCP, PCBs and other toxic or hazardous materials whenever and wherever encountered in the performance of the Contract Work. Any such work, including any such work which may arise during performance of Change Order Work or Indefinite Quantity Work, is part of the Contract Work and is covered by the Award Price. The Contractor shall protect and indemnify WSF from any and all damages associated with or arising therefrom.
18.   INDEFINITE QUANTITY WORK
18.1. Reference is made to Bid Item No.3, Miscellaneous Labor Hour, Material, Engineering, Spare Parts, and Subcontractor Work on the Bid Form. As used herein, the term Indefinite Quantity Work shall mean all such Miscellaneous Labor Hour, Material, Engineering, Spare Parts, and Subcontractor Work up to the amounts specified in Bid Item No.3.
18.2. The Contractor shall perform Indefinite Quantity Work for each Vessel at the respective rates and mark-ups set forth in Bid Item No.3.
18.3. Orders to perform Indefinite Quantity Work shall be provided on a Work Authorization Record form provided by WSF. No work shall be deemed Indefinite Quantity Work unless such work is covered by a Work Authorization Record. All work ordered pursuant to a Work Authorization Record shall be deemed to be Indefinite Quantity Work. In the event that a WSF Representative instructs the Contractor to perform work through some means other than a Work Authorization Record, and the Contractor believes such work to be Indefinite Quantity Work, or in the event that the Contractor believes that work ordered pursuant to a Work Authorization Record is not Indefinite Quantity Work, the Contractor may protest such action in accordance with the Protests Article.
18.4. Except as provided herein, no Indefinite Quantity Work shall be performed prior to the issuance of a Work Authorization Record covering such work. Any such work performed prior to authorization in accordance with this Article shall be at the Contractors risk and expense.
18.5. When the WSF Project Engineer believes that certain work which is properly Indefinite Quantity Work should proceed immediately, he shall issue a written or oral order to the Contractor. Such order (to be referred to as a WATF Order) shall include the phrase, Work Authorization to Follow, and shall set forth a period in which a Work Authorization Record will be issued (the WATF Period). No oral or written order, instruction or directive will be treated as a WATF Order unless it contains the phrase Work Authorization to Follow. In the event that a Work Authorization Record is not issued within the time provided in the WATF Order, the Contractor may protest in accordance with the Protests Article.
18.6. The State shall have the right to order from 0% to 100% of the Indefinite Quantity Work without adjustment of the labor rates or material mark-ups specified in Bid Item No.3..
Indefinite Quantity Work proposals shall include all direct effects of the ordered work. The Contractor shall not be allowed any compensation for cumulative disruption or any other indirect effects of ordered Indefinite Quantity Work.
18.7  WSF will make every attempt to authorize Indefinite
Quantity Work in a manner that will not impact the Contract Time. If the Contractor recognizes that Indefinite Quantity Work will cause a schedule delay, the Contractor shall immediately inform WSF that authorization of such work will have a schedule impact. As a minimum, the Contractor shall give WSF written notice of schedule impacts caused by Indefinite Quantity Work within three
(3) days of receipt of authorization for the work. Upon receiving that notification, WSF will attempt to mitigate any schedule impact by means which may include; discontinuing some or all of the work, modifying the scope of some or all of the work and/or accelerating some or all of the work by use of Bid Item
No. 3 overtime hours. If any schedule impacts cannot be mitigated, then the Contractor may be allowed an adjustment for delay by Change Order.
18.8. No additional compensation or other adjustments will be made for Indefinite Quantity Work for delay, acceleration, disruption or other impact except as is specified above.
18.9. Indefinite Quantity Work which has been authorized may be deleted in whole or in part by the WSF Representative by issuance of a new Work Authorization Record. Deletions shall be priced using the same basic principles set forth in Article 19.12., except that credits shall be returned to the Indefinite Quantity Work resource pool. If the deletion was based on an Engineering Change, WSF will compensate the Contractor for engineering effort performed prior to the deletion.
18.10. Each Work Authorization Record shall be separately progressed for labor, material and subcontractor costs and shall be identified as a separate line item in the Progress Estimate. Progress Payments for Indefinite Quantity Work shall be made in the manner provided for in the Progress Payments Article.
18.11. Upon execution of a Work Authorization Record by WSF, such Work Authorization Record shall be incorporated into and become part of the Contract. After completion of the Contract Work on each Vessel, or at such other time as WSF deems that all Indefinite Quantity Work for a Vessel has been completed, WSF will delete remaining unauthorized Indefinite Quantity Work resources by a reduced price Change Order without any adjustment in Bid Item No. 3 labor rates or material mark-ups.
19.   CONTRACT CHANGES
19.1. WSF reserves the right to issue Change Orders, Interim Change Orders, Maximum/Minimum Change Orders, Change Orders to Follow, and Contract Modifications modifying the Contract Work and language at any time during the Contract performance period. While other Articles of this Contract may provide for the issuance of Change Orders or Contract Modifications, they shall be authorized based on the provisions of this Article only.
19.2.  Contract Modifications
19.2.1. Contract Modifications may include but are not limited to:
A. administrative changes; i.e., changes to wording or numbers, spelling or other obvious errors that do not affect the Contract Time and/or the Total Contract Price.
B. Work Authorization Records for work contemplated by Bid Item No. 3, or to modify such authorizations; or
C.  other changes that do not affect the Contract Time and/or
Total Contract Price.
19.3.  Change Orders
19.3.1.  Change Orders may include, but are not limited to:
A.  deletion of any part of the Contract Work;
B.  changes in the Contract Documents;
C. changes in specified method or manner of performance of the Contract Work;
D.  addition of new Contract Work;
E. changes in OFE or other WSF furnished facilities, equipment, materials, or services;
F. directed acceleration or delay in the performance of the Contract Work; or
G. any changes in Contract Time and/or Total Contract Price, including WSFs exercise of its Contract Option.
19.4. Change Order Procedures. All Change Orders will be implemented through one of the following procedures:
19.4.1. WSF Proposed. WSF may issue a proposed Change Order, including a work scope statement, to the Contractor specifying a Price/Time Proposal due date, and designating a Change Order authorization date. The Contractors Price/Time Proposal shall remain open for a minimum of thirty (30) days. WSF shall review timely Contractor submittals and may: (i) reject; (ii) accept;
(iii) renegotiate; and/or (iv) seek revisions to those submittals. If WSF chooses to issue a Change Order after review of timely submittals and resubmittals, the Change Order may be:
(i) priced as a final, agreed bilateral Change Order; (ii)
Maximum or Minimum Priced; (iii) Interim Priced; or (iv) unilaterally priced by WSF subject to the Protests Article. Engineering, scoping and estimating work performed by the Contractor in response to a WSF proposed Change Order prior to a subsequent rejection is compensible, subject to negotiation.
19.4.2. WSF Requested. WSF may request that the Contractor prepare a proposed Change Order, including a work scope statement, and a Price/Time Proposal (including a separate price for work scope statement and Price/Time Proposal preparation), along with any other data as may have been specified in WSFs request. The Contractors proposed Change Order shall remain open for a minimum of thirty (30) days. Disposition of timely submittals shall be as provided for in Article 19.4.1. The proposal preparation price for timely submittals shall be either accepted, negotiated, or unilaterally priced by WSF subject to the Protests Article.
19.4.3.  Contractor Proposed.  The Contractor may propose a
Change Order to WSF, which shall include a work scope statement and a Price/Time Proposal. The Contractors proposed Change Order shall remain open for a minimum of thirty (30) days, during which time WSF may make any disposition authorized by Article 19.4.1. WSF shall not incur any costs for Contractor proposed Change Orders which are not implemented, nor for any solution under
Article 19.4. that was necessitated due to the fault of the Contractor.
19.5. Bilateral Change Order. With the exception of Maximum or Minimum Priced Change Orders, Change Orders signed by both of the contracting parties are based upon the mutual agreement of the parties and constitute full and final accord and satisfaction on all terms and conditions expressed therein and incidental thereto.
19.6. WSF Unilateral Change Order. Unilateral Change Orders will be based on a WSF Estimate priced in conformance with
Article 19.11.3. The Contractor is obligated to perform the work identified in a unilateral Change Order, and WSF is obligated to make Progress Payments pursuant to the Progress Payments Article. If the Contractor disagrees with a unilateral Change Order, the Contractor must satisfy the requirements of the Protests Article. The Contractor shall keep records on protested work, and shall proceed promptly with the work, all in accordance with such Article.
19.7. Interim Priced Change Order. An Interim Priced Change Order is a unilateral direction by WSF to the Contractor to perform additional work subject to limitations upon price and time. An Interim Priced Change Order will specify: (i) the date by which the Contractor must submit a Price/Time Proposal: and
(ii) a date by which WSF shall issue a final Change Order for that work described in the Interim Priced Change Order. Any work performed by the Contractor beyond the price and time limits of the Interim Priced Change Order shall be considered as unauthorized and noncompensible. The WSF Representative may, in his/her discretion , revise the price and or time limits contained in the Interim Priced Change Order. Final resolution of Interim Priced Change Orders shall be accomplished by a final unilateral or bilateral Change Order establishing the price and time for the work performed pursuant to an Interim Priced Change Order.
19.8. Maximum or Minimum Priced Change Order. A Maximum or Minimum Priced Change Order is an authorization for the addition or deletion of work subject to specified limitations upon price and time. A final Change Order shall ultimately be issued in an amount no greater or lesser than the limitations set forth in the Maximum or Minimum Priced Change Order. A Maximum or Minimum Priced Change Order shall be issued and shall constitute an accord and satisfaction regarding the Maximum and Minimum prices for the changed work where:
19.8.1. A Maximum or Minimum Priced Change Order is unilaterally issued by WSF at Maximum or Minimum prices equivalent to those prices set forth in the Contractors Price/Time Proposals; or
19.8.2.  As agreed by WSF and the Contractor.
19.9. Change Order to Follow. When the WSF Project Engineer identifies work which qualifies as Change Order Work but which the WSF Project Engineer believes must proceed immediately, the WSF Project Engineer may issue a written or oral order to the Contractor. Such order (to be referred to as a COTF Order) shall contain the phrase Change Order to Follow and shall set forth a period within which a Change Order, authorized by Article 19.5. through 19.8 above, will be issued (said period to be referred to as the COTF Period). No oral or written order, instruction or directive may be treated as a COTF Order unless it contains the phrase Change Order to Follow.
19.9.1. During the COTF Period, the Contractor and WSF shall negotiate the terms of a Change Order. In the event that no Change Order is issued within the COTF Period, the Contractor may protest the COTF Order, in accordance with the Protests Article, but shall continue performing the work described in the COTF Order. If an agreement on the terms of a Change Order can be reached, it will be prepared by WSF and signed by both parties.
19.9.2. If the parties cannot agree on the terms of a Change Order within the COTF Period, the WSF Project Engineer may issue a Change Order as authorized by Article 19.6., 19.7. or 19.8.
19.10. In the event of: (i) failure of the Contractor to submit a Price/Time Proposal within the specified submittal time, or such extended time as WSF may agree to; or (ii) failure to reach mutual agreement for a Change Order under Article 19.4.1., 19.4.2., 19.4.3., 19.7. or 19.8., WSF may:
19.10.1.   issue a unilateral Change Order;
19.10.2.   withdraw or reject the proposed Change Order; or
19.10.3. accomplish the work in accordance with the Employment of Others Article.
19.11. Change Order Contents and Pricing. Other conditions pertaining to the contents and pricing of Change Orders are as follows:
19.11.1. All Contractor requests for time extensions shall be accompanied with schedule and critical path support, in sufficient detail to sustain the request.
19.11.2. Price/Time Proposals shall be complete in every respect, containing all costs applicable, separately identified, broken down, and priced in accordance with Article 19.11.3., and shall include only those costs resulting from the change including, but not limited to:
A. all direct costs associated with labor, material and subcontract effort required to accomplish the Change Order;
B.  acceleration costs necessary to maintain schedule; and
C.  all other costs that are attributable to the Change Order.
19.11.3. Change Order costs for each Vessel shall be priced based on the rates for labor (including all of the factors and elements that make up the bid rate), material markup, and subcontract markup as bid for each Vessel under Bid Item No.3.
19.11.4. Change Order proposals for $100,000 or more require the documentation specified in the Claims Article except that the Contractors Labor Costs and Material mark-ups shall be priced in accordance with Bid Item No. 3, subject to the limitations of
Article 19.11.3.
19.12. Deletion of Contract Work. In any Change Order for Deleted Work, the Total Contract Price and Contract Time will be equitably adjusted taking into account the following factors:
19.12.1. The Total Contract Price will be reduced to reflect all savings resulting from the reduction in need for materials and equipment. If materials or equipment have already been purchased in connection with the performance of the Deleted Work, WSF, at its discretion, may (i) keep the materials, making no Contract material cost adjustment; or (ii) direct the Contractor to return the materials, in which case the Total Contract Price will be reduced (but never increased) by an amount equal to the purchase price less any actual costs incurred by the Contractor relating to the purchase and return of such material, including but not limited to, restocking charges, purchasing time and material handling time;
19.12.2. The Total Contract Price will be reduced by all savings resulting from deductions for labor which would have been needed to perform the Deleted Work. Deductions shall be priced using rates bid by the Contractor, as set forth in Bid Item No. 3 of the Bid Form. The Total Contract Price shall not be reduced to the extent labor costs were incurred by the Contractor prior to its receipt of notice from WSF of the deletion of Contract Work, or issuance of the Change Order for deleted work, whichever first occurs; provided that in no event shall the Contractor be allowed labor costs in excess of the amount to which it would have been entitled had the Deleted Work been performed. In no case will the Contractor be allowed to re-price non-deleted Contract Work as the result of Deleted Work;
19.12.3. The Contractor shall not be entitled to anticipated markups for overhead and profits with respect to the Deleted
Work; and
19.12.4. The Contract Time shall be adjusted as the parties agree. If the parties cannot agree, WSF will determine the equitable adjustment for Contract Time, subject to the Protests Article. Such adjustment may be a reduction in Contract Time.
19.13.  All final Change Orders signed by both parties shall:
A.  be on a WSF furnished form only;
B. constitute full and final settlement of all non-reserved issues pertaining to that Change Order including an accord and satisfaction of all claims of the Contractor for additional costs or time with regard to the implementation of that Change Order and the performance of all work associated with that Change
Order, including any affect of that work on unchanged work;
C.  not be subject to protest nor further modification; and
D.  be incorporated into and become a part of the Contract.
19.14. Each Change Order shall be separately progressed for labor, material, and Subcontractor costs, and shall be identified as a separate line item in the Progress Estimate. Progress payments for Change Order Work shall be made in the manner provided for in the Progress Payments Article.
19.14.1. Extra work and materials furnished without a Change Order, Work Authorization Record, or other authorization as provided for in this Contract will be considered unauthorized and will not be paid for by WSF. Upon order of WSF, unauthorized work or materials shall be immediately remedied, removed, replaced or disposed of at the Contractors expense.
19.14.2. Contract Security for Change Orders shall be in accordance with the Contract Security Article. All Contract security, whether a bond or any alternate form of security, shall cover and apply to all Change Orders as if the Change Order were in the original Contract; provided, in no event shall total liability upon the bond and/or alternate security device exceed the original penal sum for that bond and/or alternate security device unless additional Contract security is required where a Change Order significantly increases the amount of WSFs exposure to performance and/or payment loss. WSF shall monitor the need for additional security and shall notify the Contractor of any requirement for an increase in the amount of security to be provided by the Contractor. Such notice shall specify the proposed form(s) and format of such additional security.
19.15 Notwithstanding the Coordination of Contract Documents Article, no Change Orders will relieve the Contractor of any obligations included in the Contract Documents unl;ess relief is stated in the Change Order.
20.   SHARED SAVINGS
20.1. The Contractor is encouraged to develop, prepare, and submit Shared Savings Proposals (SSPs) voluntarily. For those SSPs that originate with the Contractor, and accepted by WSF, the Contractor shall share in any Contract savings for this Contract only in accordance with Article 20.5. below.
20.2. SSPs, as a minimum shall include the information described below:
20.2.1. A description of the difference between the existing Contract requirement and that proposed, the comparative advantages and disadvantages of each, a justification when an items function or characteristics are being altered, and the affect of the change on end performance.
20.2.2. A list and analysis of the Contract requirements, including Specifications, that must be changed if the SSP is accepted.
20.2.3. A separate detailed cost estimate in accordance with the Contract Changes Article for the affected portions of the existing Contract requirement, and the estimated savings resulting from the incorporation of the SSP. The cost reduction associated with the SSP shall take into account the Contractors allowable development and implementation costs, including any amount attributable to subcontractors.
20.2.4. A description and estimate of costs WSF may incur in implementing the SSP, such as one time engineering and development costs, test, evaluation, operating, and support costs.
20.2.5. A statement of the time by which a SSP Change Order must be issued in order to obtain the maximum cost reduction, noting any effect on schedule or Delivery.
20.3. In order to maximize the potential for acceptance of SSPs, the Contractor is encouraged to discuss ideas with the WSF Representative prior to incurring costs, as SSPs not accepted by WSF do not create any WSF cost liability.
20.4. WSF will notify the Contractor of the status of SSPs within thirty (30) days after receipt, unless additional time is required, in which case the Contractor will be provided a status report on the reason for the delay and the expected date of a decision. WSF is committed to processing SSPs expeditiously. However, it shall not be liable for any delay in acting upon an SSP.
20.4.1. If an SSP is not accepted, WSF will notify the Contractor in writing, providing its rationale for rejection.
The Contractor may withdraw an SSP, in whole or in part, at any time before acceptance by WSF.
20.4.2. WSF may accept any SSP, in whole or part, by issuance of a Change Order, citing this Article. Even though an agreement on the price reduction may not have been reached, WSF may issue a unilateral Change Order directing the Contractor to proceed with the work as modified by the SSP. WSFs decision to reject or accept all or part of any SSP shall be final and is not subject to the Protests and Disputes and Claims Articles.
20.5.  Shared Savings rates shall be calculated as follows:
20.5.1. One time engineering, development, testing and support costs and any other increase costs shall be subtracted from the total Contract savings for the Vessel to which the savings will apply. The resulting actual savings shall be divided by two (2) and the Total Contract Price shall be reduced by that amount. Future savings are not a consideration and will not be entertained.
20.6. The Contractor may elect to pass the Shared Savings provision on to its subcontractors. If a subcontractor chooses to participate in the Shared Savings program, the above provisions apply to it. Any subcontractor SSPs shall be submitted via the Contractor.
20.7. If an SSP is accepted by WSF, the Contractor and its subcontractors hereby grant WSF unlimited rights in the SSP and the supporting data.
20.8. SSPs will not be considered for WSF initiated ideas or Changes unless the Contractor is expressly requested by WSF to develop such ideas or changes as an SSP. Decrease Changes initiated by WSF will not be the subject of an SSP.
21.   PROTESTS
21.1. If the Contractor disagrees with any unilateral Change Order, Work Authorization Record or any written or oral order, direction, instruction, interpretation or determination by the WSF Project Engineer, the Contractor shall:
A.  Give a signed written notice of protest to WSF at least one
(1) working day prior to performing the work;
B. Give a signed written notice of protest to WSF no later than two (2) working days after: (i) an event of delay or suspension in the case of work delay or suspension caused by WSF, as described in the Extension of Time and Suspension of Work Articles; and (ii) commencement of work, in the case of COTF work which is to commence immediately, as described in the Contract Changes Article;
C. Supplement the written notice of protest within five (5) days with a written statement providing the following:
1.  the date of the protested action,
2.  the nature and circumstances which caused the protest,
3.  the Contract Document provisions that support the protest,
4. the estimated dollar cost broken down by craft and material and/or subcontractor, if any, of the protested work and how that estimate was determined, and
5. an analysis of the progress schedule showing the schedule change or disruption if the Contractor is asserting a schedule change or disruption; and
D. Supplement the information required above upon request by the WSF Project Engineer. In addition, the Contractor shall promptly provide the WSF Project Engineer as soon as possible, and in no event later than the date WSF executes the Final Contract Voucher Certificate, a written statement of the actual adjustment in the Total Contract Price and Contract Time requested. To the extent that the WSF Project Engineer is unable to obtain accurate information due to the Contractors delay in providing such information, the WSF Project Engineer shall be entitled to make any reasonable presumption with respect to such information.
21.2. Throughout any protested work, the Contractor shall keep complete records of costs incurred and schedule impact in the performance of the protested work. The Contractor shall permit the WSF Representative access at any reasonable time to these and any other records needed for evaluating the protest.
21.3. The WSF Project Engineer will evaluate the written protest and make a decision on the basis of the pertinent Contract provisions and the facts and circumstances involved in the protest. WSF will furnish a written decision to the Contractor within ten (10) days after receipt of all required and requested information from the Contractor. If the WSF Project Engineer determines that a protest is valid, WSF will make an adjustment in the Total Contract Price and/or Contract Time. No adjustment will be made for an invalid protest.
21.4 The WSF Project Engineers decision on a protest shall be final and conclusive on the subject unless the Contractor files a written appeal to the Disputes Review Board pursuant to the Dispute Resolution procedures specified in Exhibit 6 attached hereto and by this reference incorporated herein. The
Contractors appeal to the Disputes Review Board must be instituted within fifteen (15) days after receipt of the WSF Project Engineers written decision.
21.5. Notwithstanding any protest, the Contractor shall proceed promptly with the work as directed by the WSF Project Engineer.
21.6. The failure of the Contractor to initiate, pursue and evidence its protest of any unilateral Change Order, Work Authorization Record, or any other order, direction, instruction, interpretation or determination made by a WSF Representative in accordance with all of the terms of this Article (including the Contractors duty to disclose all relevant information to the WSF Representative) shall be deemed a waiver of its right to any adjustment in the Contract Time and Total Contract Price and shall constitute an accord and satisfaction with respect to all issues relating to such matter, provided that such accord and satisfaction shall in no way relieve the Contractor from completing all of the Contract Work in accordance with the Contract Documents.
22.   CLAIMS
22.1. If the Contractor claims that it is entitled to an adjustment in the Contract Time and/or Total Contract Price, and provided that the Contractor has pursued and exhausted all the means provided in the Protests Article and the Disputes
Resolution procedures specified in Exhibit 6 to resolve a dispute, the Contractor may file a claim as provided in this Article.
22.2. All claims of the Contractor shall be in writing, submitted to the WSF Representative as soon as possible, and in no event later than the date WSF executes the Final Contract Voucher Certificate (as specified in the Progress Payments Article). All claims shall be in sufficient detail to enable the WSF Representative to ascertain the basis and amount of the claim. All claims shall be submitted to the WSF Representative. As a minimum, the following information must accompany each claim submitted:
22.2.1. A detailed factual statement of the claim providing all necessary dates, locations, and items of work affected by the claim.
22.2.2. The date on which facts arose which gave rise to the claim.
22.2.3. The name of each WSF individual, official, or employee and each Contractor or Subcontractor employee or agent involved in, or knowledgeable about, the claim.
22.2.4. The specific provision of the Contract Documents which support the claim and a statement of the reasons why such provisions support the claim.
22.2.5. A detailed statement setting forth all facts supporting its position relating to the decision of the WSF Project Engineer , if the claim relates to a decision of the WSF Project Engineer.
22.2.6. The identification of any documents and the substance of any oral communications that support the claim.
22.2.7.  Copies of any documents that support the claim.
22.2.8.  If an adjustment in the Contract Time is sought:
A.  the specific days and dates for which it is sought;
B. the specific reasons the Contractor believes a time adjustment should be granted;
C. the specific provisions of the Contract under which it is sought; and
D. the Contractors analysis of its progress schedule to demonstrate the reason for such adjustment.
22.2.9. If additional compensation is sought, the exact amount claimed and a breakdown of that amount into the following categories:
A.  Labor;
B.  Materials;
C.  Overhead;
D. Subcontractors claims (in the same level of detail as specified for Contractors claim detail); and
E.  Other categories as specified by the Contractor or WSF.
22.2.10. In conjunction with the above, whenever the Contractor requests an equitable adjustment in any amount with respect to any act or omission to act (Event) on the part of WSF, the proposal supporting such request shall contain the following information for each individual item or element of the request:
A. A description of: (i) the work required by the Contract before the Event, which has been deleted by the Event; and (ii) the work deleted by the change which already has been completed. The description is to include a list of components, equipment, and other identifiable property involved. Also, the status of manufacture, procurement, or installation of such property is to be indicated. Separate description is to be furnished for design and production work. Items of raw material, purchased parts, components and other identifiable hardware, which are made excess by the Event and which are not to be retained by the Contractor, are to be listed for later disposition.
B. A description of work necessary to undo work already completed which has been deleted by the Event.
C. A description of work not required by the terms hereof before the Event, which is substituted or added by the Event. A list of components and equipment (not bulk materials or items) involved should be included. Separate descriptions are to be furnished for design work and production work.
D. A description of interference and inefficiencies in performing the work as a result of the Event.
E. A description of each element of disruption and exactly how work has been, or will be disrupted, as a result of the Event. That description shall include, but not be limited to the following information:
1. the calendar period of time during which disruption occurred, or will occur;
2. area(s) aboard the Vessel(s) where disruption occurred, or will occur;
3. trade(s) disrupted, with a breakdown of manhours for each trade;
4. scheduling of trades before, during, and after period of disruption;
5. description of measures taken to lessen the disruptive effect of the Event;
F.  Delay in delivery attributable solely to the Event.
G.  Other extra or additional work attributable to the Event.
H. Supplementing the foregoing, a narrative statement of the direct causal relationship between any alleged Event and the claimed consequences therefor, cross-referenced to the detailed information provided as required above.
I. A statement setting forth a comparative enumeration of the amounts budgeted for the cost elements, including the material costs, labor hours and pertinent indirect costs, estimated by the Contractor in preparing its initial and ultimate proposal(s) for this contract, and the amounts claimed to have been incurred and/or projected to be incurred as a result of any Event corresponding to each such budgeted cost elements.
22.3. It is recognized that individual claims may not include all of the factors listed in paragraph 22.2. above. Accordingly, the Contractor is required to set forth in its claim only those factors that are applicable to the individual claim. In any event, the information furnished hereunder shall be in sufficient detail to permit the WSF Representative to conduct a complete analysis and assessment of the request.
22.4. A signed, dated and notarized statement to the WSF Project Engineer containing the following language:
  Under the penalty of law for perjury or falsification, the undersigned,
  ______________________________________,
  (name)
  ______________________________________  of
  (title)
  ______________________________________,
  (company)
  hereby certifies that the claim for extra compensation and time, if any, made herein for work on this Contract is a true statement of the actual costs incurred and time sought, and is fully documented and supported under the Contract between the parties.
22.5. It shall be the responsibility of the Contractor to keep full and complete records of the costs and additional time incurred for any alleged claim. The Contractor shall permit the WSF Representative to have access at all reasonable times to those records and any other records as may be required by the WSF Representative to determine the facts of contentions involved in the claim. The Contractor shall retain those records in accordance with the provisions of the Audit Article. All claims filed against WSF shall be subject to audit in accordance with the provisions of th Audit Article at any time following the filing of the claim. Failure of the Contractor, Subcontractors, or lower tier subcontractors to maintain and retain sufficient records to allow the auditors to verify all or a portion of the claim or to permit the auditor access to the books and records of the Contractor, Subcontractors, or lower tier subcontractors shall constitute a waiver of claim and shall bar any recovery thereunder.
22.6. The fact that the Contractor has provided a proper notification, provided a properly filed claim, or provided the WSF Representative access to records of actual cost, shall not in any way be construed as proving or substantiating the validity of the claim.
22.7. The Contractor shall pursue administration of any claim solely with the WSF Representative until such time as WSF has issued a decision.
22.8. All such documentation must be submitted promptly so as not to delay or impede review by the WSF Representative. To the extent that the WSF Representative is unable to obtain accurate information due to the Contractors delay in providing such information, the WSF Representative shall be entitled to make any reasonable presumption with respect to such information.
22.9. The failure of the Contractor to initiate, pursue and evidence its claim in accordance with all of the terms of this Article (including the Contractors duty to disclose all relevant information to the WSF Representative) shall be deemed a waiver of its right to any adjustment in the Contract Time and/or Total Contract Price and shall constitute an accord and satisfaction with respect to all issues relating to such matter, provided that such accord and satisfaction shall in no way relieve the Contractor from completing all of the Contract Work in accordance with the Contract Documents. Full compliance by the Contractor with the provisions of this Article is a contractual condition precedent to the Contractors right to seek non-judicial or judicial relief.
22.10. Provided that the Contractor is in full compliance with all the provisions of this Article and after the formal claim document has been submitted, WSF will respond, in writing, to the Contractor as follows:
A. within sixty (60) days from the date the claim is received by WSF; provided however,
B. if in the opinion of WSF the above time period is unreasonable due to the complexity of the claim under consideration, the Contractor will be notified within thirty (30) days from the date the claim is received by WSF as to the amount of time which will be necessary for WSF to prepare its response.
22.11. The Contractor shall pursue administration of any claim solely with the WSF Representative until such time as WSF has issued a decision.

23.   AUDIT
23.1. The Contractors wage, payroll, and cost records on this Contract, and all other records and data developed or used for this Contract, shall be immediately open to inspection, review or audit by WSF Representatives for the duration of the Contract and for a period of not less than three (3) years after the date of Final Acceptance of all Contract Work. The Contractor shall retain these records and data for that period. The Contractor shall also guarantee that the wage, payroll, and cost records, and all other records and data developed or used for this Contract, of all Subcontractors and all lower tier subcontractors shall be retained and immediately open to similar inspection, review or audit by WSF Representatives for the same period of time. The inspection, review or audit may be performed by WSF employees or by auditors under contract with WSF. The Contractor, subcontractors, or lower tier subcontractors shall provide adequate facilities, acceptable to the WSF Project Engineer, for the audit during normal business hours. The Contractor, Subcontractors, or lower tier subcontractors shall cooperate in every way with the auditors. If an audit is to be commenced more than sixty (60) calendar days after the final acceptance date of the Contract, the Contractor will be given five (5) calendar days notice of the time when the audit is to begin. If any litigation, claim, or audit arising out of, in connection with, or related to this Contract is initiated, all applicable records shall be retained until such litigation, claim, or audit involving the records is completed.
23.2. As a minimum, the auditors shall have available to them the following documents:
A.  Daily time sheets and supervisors daily reports.
B.  Union agreements.
C.  Insurance, welfare, and benefits records.
D.  Payroll registers.
E.  Earnings records.
F.  Payroll tax forms.
G.  Material invoices and requisitions.
H.  Material cost distribution worksheet.
I.  Equipment records (list of company equipment, rates, etc.).
J. Vendors, rental agencies, Subcontractors, and lower tier subcontractors invoices.
K.  Subcontractors and lower tier subcontractors payment
certificates.
L.  Canceled checks (payroll and vendors).
M.  Job cost report.
N.  Job payroll ledger.
O.  General ledger.
P.  Cash disbursements journal.
Q. Financial statements for all years reflecting the operations on this Contract. In addition, WSF may require, if it deems appropriate, additional financial statements for three (3) years preceding execution of the Contract and three (3) years following final acceptance of the Contract.
R. Depreciation records on all company equipment whether these records are maintained by the company involved, its accountant, or others.
S. If a source other than depreciation records is used to develop costs for the Contractors internal purposes in establishing the actual cost of owning and operating equipment, all such other source documents.
T. All documents which relate to each and every claim together with all documents which support the amount of damages as to each claim.
U. Worksheets used to prepare the claim establishing the cost components for items of the claim including but nit limited to labor, benefits and insurance, materials, equipment, Subcontractors, all documents which establish the time periods, individuals involved, the hours for the individuals, and the rates for the individuals.
24.   TESTS AND TRIALS
24.1. When the Contract Work is essentially complete and all associated installation tests have been satisfactorily completed, and the Ready for Trials Date is set, the Contractor shall conduct dock trials in accordance with the Contract Documents.
24.2. After successful dock trials and when the Vessel is ready in all respects for sea, except for minor items that have no effect on the ability of the Vessel to be safely and legally taken to sea, and WSF approval is obtained, the Contractor shall conduct sea trials in accordance with the Contract Documents.
25.   DELIVERY
25.1. TIME IS OF THE ESSENCE IN THIS CONTRACT. The Contractor shall provide the attention and labor force necessary to facilitate progress and completion of the Contract Work so that Vessel Delivery to WSF shall occur alongside a pier at the Contractors Shipyard between 8:00 a.m. and 2:00 p.m. on the Delivery Date.
25.2 The Contract Work shall be scheduled such that the Vessel will have the maximum possible USCG re-inspection interval when it is Delivered. Work such as life raft certification, fire hose testing, life jacket inspection, sea valve inspection, and the like shall be accomplished as near to Delivery as possible, but within sixty (60) days prior to Delivery in order to provide WSF with the maximum time before required USCG re-inspections.
25.3 When the Vessel Contract Work has been completed by the Contractor, and the Vessel has been made ready for service and has satisfactorily completed all tests and trials and has received a Certificate of Inspection from the U.S. Coast Guard in accordance with the Contract Documents, it is to be Delivered, as per Article 25.1 above, with all machinery operating and in first class running order; with all painted surfaces clean and touched-up; stores, equipment, inventory and spares provided under this Contract properly stored; all tanks, bilges, ducts, accommodations for passengers and crew and other spaces clean and cleared of all dunnage, dirt and debris; and with all electric light bulbs replaced with new bulbs and fluorescent tubes.
  Upon Delivery, the Vessel shall be clean throughout; all Contractor tools, equipment and excess material shall be removed from the Vessel. Bilges throughout the Vessel shall be clean, dry, and oil free. All tankage, except sewage, waste oil , leak-off, and main engine coolant, shall be filled to ninety-five
percent (95%) of capacity with designated fluids.   The Vessel at
Delivery shall be in a condition so that it can immediately re-enter its usual service, and the Contractor hereby warrants that it has reviewed the Vessels usual service and is fully cognizant of the details of such service.
25.4. To ensure that the Vessel is in proper condition for Delivery, WSF, the Contractor and appropriate Authoritative Agencies will complete a joint acceptance survey of the Vessel at least three (3) working days prior to the scheduled Delivery.
The survey shall include a review of the status of acceptance survey deficiencies and items developed thereto. It must be recognized that under the Contract Documents, the Contractor is required to Deliver a Vessel free of all known defects and deficiencies. The Contractor must agree to the earliest practical accomplishment of any remaining acceptance deficiencies without interference with the scheduled use of the Vessel.
25.5. WSF and the Contractor will acknowledge Delivery by executing a letter for each Delivery. This letter shall be drafted by the WSF Representative and co-signed by an authorized Contractors Representative indicating concurrence with its contents. The Delivery letter shall contain, but is not limited to the following information:
A.  the date, time and place of Delivery;
B.  the general condition of the Vessel at Delivery;
C. if WSF is willing to accept Delivery prior to completion of all the Contract Work:
1. a description of any major discrepancies existing at time of Delivery and the deadline for their correction;
2. as an enclosure, a listing of any minor discrepancies existing at the time of Delivery with a schedule for their correction; and
3. a description of any alleged discrepancy which is in dispute at the time of Delivery.
25.6. The existence of any major uncorrected Contractor deficiency item affecting the safe navigation or the immediate use of the Vessel for its intended service will be sufficient cause to reject Delivery of the Vessel. The correction of the items or items concerned and the delay in Delivery resulting therefrom shall be the responsibility of the Contractor. The existence of a large number of uncorrected minor deficiencies may likewise be a cause for rejection of Delivery until their number has been reduced to an acceptable level. All major tests shall be completed prior to sea trials and all tests shall be completed prior to Delivery of the Vessel.
25.7. If the Contract Work is not finished on the Delivery Date, then at such time or any time thereafter, WSF, in addition to any other rights it may have under this Contract, shall have the option, but not the duty, to take Delivery of the Vessel, and treat all unfinished Contract Work (which may be work commonly know as punch list work) as Warranty Deficiencies subject to completion and/or repair under th Warranty Deficiencies and Remedies Article, or on terms otherwise acceptable to WSF. The return of the Vessel(s) under the terms of this paragraph shall constitute Delivery subject to said Warranty Deficiencies. Any Warranty Deficiencies which can be identified at such time will be included in the letter delivered at Delivery provided that failure to identify any Warranty Deficiency shall not prejudice WSF rights with respect thereto. Delivery under the terms of this paragraph may not occur before the Substantial Completion Date.
25.8. In addition to its rights under Article 25.7. above, WSF may take delivery of the Vessel under such terms as it instructs prior to completion of the Contract Work, but after completion of a sufficient portion of the Contract Work such that WSF deems that the Vessel is: (i) fit for its intended service, and (ii) no Contractor responsible deficiencies remain which would prevent the obtaining of a Certificate of Inspection from the U.S. Coast Guard. Such delivery shall not be deemed Delivery (provided, however, that provisions in this Contract relating to towage in anticipation of Delivery shall apply to such delivery), and the Contractor will remain responsible for completion of the Contract Work (which may be work commonly know as punch list work) within the Contract Time, provided that to the extent the Contractors Work is delayed or made more difficult as a result of this Delivery, the Contractor shall be entitled to an extension in the Contract Time and/or an increase in the Total Contract Price pursuant to a Change Order.
25.9. In no event shall Delivery be delayed or withheld because of disputes between the Contractor and WSF.
26.   FAILURE TO COMPLETE ON TIME
26.1. Each Vessel is an operating unit of the complete WSF public mass transportation system. Delays inconvenience the traveling public and interfere with and delay commerce. In view of this fact, it is essential that the Contract Work be completed at the earliest possible time, and failure to complete the Contract Work on each Vessel within the Contract Time will result in loss of passenger money and other operating revenue, and incurrence of operating and other expenses to WSF. Delays also cost taxpayers undue sums of money, adding time needed for administration, engineering, inspection and supervision. In view of the foregoing, and because the parties find it impractical to calculate the actual cost of delays, it is mutually agreed between WSF and the Contractor that liquidated damages, in lieu of actual damages, in the amount of Ten Thousand Dollars ($10,000) per calendar day will be assessed against the Contractor for each and every calendar day that Delivery extends past the Delivery Date for each Vessel. Such liquidated damages shall not exceed the sum of $600,000 per Vessel.
26.2. The Contractor acknowledges that the liquidated damages agreed to herein are solely and exclusively for damages suffered by WSF in connection with loss of passenger money, other operating revenue loss and additional occurrence of operating and other expenses incurred by WSF due to delay. Any and all other damages incurred by WSF including, but not limited to, those arising from an Event of Default, from Warranty Deficiencies and extra costs incurred by WSF as a result of poor workmanship by the Contractor are in addition to the liquidated damages referred to above.
26.3. The damages in this Article are in addition to any other damages contained in any other Articles of this Contract.
27.   EXTENSION OF TIME
27.1. At any time the Contractor anticipates difficulty for any reason in completing the Contract Work and effecting Delivery on or before the Delivery Date, then, whether or not the Contractor believes such delay justifies an extension in the Contract Time under the terms of this Article, the Contractor shall immediately verbally notify the Project Engineer. Such verbal notice shall be followed within two (2) days by a written notice. This notice should identify the reason for the delay, but is not in lieu of the written request required by Article 27.3 below. Receipt of this notification is not to be construed as a waiver of any rights which WSF may have under this Contract.
27.2. The Contract Time may be extended for a period equal to the time WSF determines, based on a critical path analysis, that completion of the Contract Work has been delayed because of:
A.  extremely severe unseasonable weather;
B. any action, neglect or default of WSF, its officers, or employees that is inconsistent with WSFs obligations under the terms of the Contract;
C. fire or other casualty for which the Contractor is not responsible;
D.  the combined action of workers which constitutes a strike; or
E. exceptional cases not specifically identified in items A through D (above) provided that the request letter described in
Article 27.3 proves the Contractor could not reasonably anticipate the delay and had no control over the cause of the delay and could have done nothing to avoid or shorten it.
27.3. The Contractor shall submit any request for an extension in the Contract Time to WSF in writing no later than seven (7) days after the occurrence of the event which is the cause of the delay. Failure to do so shall be deemed a waiver of any right to an extension for such event. To be considered, the request shall be in sufficient detail to enable WSF to ascertain the basis and the amount of time requested.
27.4. If the amount of time requested combined with any prior authorized time extensions (the Revised Contract Time) equals one hundred twenty-five percent (125%) or more of the original Contract Time, the Contractors letter of request must bear the consent of all Sureties issuing contract, performance or payment bonds on this Contract under RCW 39.08.010 that said security will remain bound under the terms of the Contract. Once this consent is given, the requirement of additional Surety consent shall be repeated whenever any request for a time extension again exceeds by twenty-five percent (25%) the Revised Contract Time last requiring Surety consent. In the case of alternate security, the owner of alternate security will be deemed to have agreed that all alternate security shall remain bound under the Contract irrespective of any extensions to the original Contract Time.
27.5. The reasons and times of extensions shall be determined by WSF and such determination will be final. The Contractor may protest this decision in accordance with the terms of the Protests Article.
27.6. The Contractor shall not be entitled to a time extension for events including, but not limited to the following:
A.  failure to obtain necessary materials and sufficient workers;
B. Change Orders, protests, increased quantities, or changed conditions that do not delay the completion of the Contract Work or otherwise prove to be invalid or inappropriate extension requests;
C.  delays caused by duly rejected Working Drawings;
D.  rejection of faulty materials and workmanship;
E.  delays by any Subcontractors or suppliers, or
F. implementation of any Indefinite Quantity Work; Provided, if the Contractor considers any Indefinite Quantity Work as impacting the scheduled Delivery, it shall immediately notify WSF upon receipt of the Work Authorization Record. WSF will then advise the Contractor regarding commencement of work, or some other course of action.
27.7. Under no circumstances will the Contractor be entitled to any extension of the Contract Time for any delay resulting from causes that should have been known or reasonably discovered by the Contractor.
27.8. WSF will not allow an extension in the Contract Time for any cause if it resulted from the Contractors default, collusion, action, or inaction, or failure to comply with the Contract Documents. The Contractor shall not be entitled to an extension in the Contract Time to the extent that it fails to mitigate the loss of time in an otherwise valid claim for an extension in the Contract Time.
27.9. Extensions in the Contract Time pursuant to Change Orders and Protests will be handled under the procedures set forth, respectively, in the Contract Changes and Protests Articles.

28.   EARLY DELIVERY BONUS
28.1. Each Vessel is an operating unit of the complete WSF mass transportation system. Early Delivery of the Option Vessels enhances system performance and may expedite planned vessel renovations by WSF, providing benefits to the public and to commerce. If the Contract Work for an Option Vessel can be completed prior to the Delivery Date for that Vessel, the Contractor shall be entitled to a bonus. The amount of the bonus shall be Fifteen Thousand Dollars ($15,000.00) per calendar day for each day that Delivery precedes the Delivery Date for each Option Vessel. Such bonus shall not exceed thirty (30) calendar days and the sum of Four Hundred and Fifty Thousand Dollars ($450,000.00) per Option Vessel. Notwithstanding the foregoing, the Contractor shall not be entitled to a bonus to the extent that such early Delivery is a result of an adjustment to the Contract Time which is made after Delivery has occurred (as a result of a protest, claim or otherwise).
29.   DISPOSAL OF SCRAP
29.1. All scrap resulting from accomplishment of this Contract is the property of the Contractor to be disposed as it sees fit. Scrap is defined as property that has no reasonable prospect of being sold except for the recovery value of its basic material content. The determination as to which materials are scrap and which materials are salvage, will be made, or concurred in, by the WSF Representative.
29.2. As consideration for the value of scrap, the Contractors Bid Price shall be a net price reflecting the estimated value of the scrap.
29.3. This requirement is not intended to conflict in any way with other Articles of this Contract, nor does it relieve the Contractor of any other requirement under such Articles.
30.   WARRANTY DEFICIENCIES AND REMEDIES
30.1. Warranty Deficiencies shall mean any deficiency, imperfection, fault, inferiority or defect in the workmanship, materials and design of the Contract Work or the fitness of the Vessel(s) with respect thereto, or the failure of Contractors workmanship, materials or design to meet the terms of the Contract Documents. Without limiting the foregoing, the term Warranty Deficiencies shall include any unsatisfactory vibrations, noise or temperature levels. Correction Period shall mean a period of twelve (12) months from the Delivery plus any extension provided for herein; provided such Correction Period shall not be a limitation on warranties reserved by or granted to WSF under this Article.
30.2. Notwithstanding any action or inaction by WSF or any of the Authoritative Agencies in connection with Contract Work, if at any time within the Correction Period there shall appear, arise, exist or occur any Warranty Deficiency, whether or not discovered during the Correction Period, said Warranty Deficiency shall be made good, at the Contractors expense, to the requirements of the Contract Documents; provided, however, the Contractor shall not be responsible for the cost of correcting any deficiency to the extent that such deficiency is due to ordinary wear and tear. At the discretion of WSF, any work required to be performed by the Contractor pursuant to the provisions of this Article shall be carried out:
A.  at the Vessels home port unless impractical; or
B.  with the concurrence of WSF, while the Vessel is underway; or
C.  if neither of the foregoing options is available,
1.  at the Shipyard of the Contractor; or
2.  at another shipyard.
30.3. WSF shall notify the Contractor in writing of any Warranty Deficiency for which the Contractor is liable pursuant to Article
30.2 above within twenty-one (21) days after its discovery. Whenever WSF discovers a Warranty Deficiency and decides to correct it or have it corrected, WSF shall promptly give the Contractor written notice thereof and whenever practicable
(taking into consideration the necessity of keeping the Vessel performing its usual service) the Contractor shall be given an opportunity to inspect and correct the Warranty Deficiency or damage unless WSF determines that immediate correction by another source is essential. WSF shall have the burden of proving the existence of a Warranty Deficiency and shall have the burden of proving that any such Warranty Deficiency occurred within the Correction Period. Whenever practical (taking into consideration the necessity of keeping the Vessel performing its usual service), the Contractor shall be given complete access to the Vessel and to all records of WSF relating thereto for the purpose of verifying the existence of the Warranty Deficiency and of determining the Contractors obligation to correct it.
30.4. Notwithstanding the foregoing, WSF may independently arrange to have Warranty Deficiencies corrected at sea or by another shipyard or ship repair yard at any port satisfactory to WSF in cases where WSF has provided the Contractor with prior written notice of its intent to so correct the Warranty
Deficiency and the Contractor has failed to repair the problem within twenty-one (21) days of the date of that notice, or such shorter time as is deemed appropriate by WSF when the Warranty Deficiency is the cause of any emergency or non-emergent inconvenience or difficulty to WSF or to the traveling public.
In such event the Contractor shall be liable to WSF for the expense incurred at the chosen yard, including the cost of drydocking the Vessel within the limitations of this Article hereof, if necessary. Alternatively, in the event that the repairs are performed by WSF itself, the Contractor shall be liable for all reasonable costs incurred by WSF in performing the repairs.
30.5. For the determination of any underwater Warranty Deficiencies, WSF, at its expense, may drydock the Vessel or carry out an underwater survey, during or after the Correction Period. WSF shall pay, at its expense, for the haul day, re-float day and any lay days required to accomplish the Vessels normal drydocking maintenance; provided, however, that if a Warranty Deficiency is discovered, the correction of which requires additional drydocking time, the Contractor, in addition to the cost of the correction of the Warranty Deficiency, as provided in this Article, shall also pay for each additional drydocking lay day. If it becomes necessary to drydock the Vessel(s) solely for the correction of a Warranty Deficiency, the cost of the entire drydocking required for the correction of the Warranty Deficiency, as well as the cost of remedying the Warranty Deficiency, as provided in this Article, shall be at the expense of the Contractor.
30.6. The Contractor shall save and hold WSF harmless with respect to any taxes, ad valorem duty or similar duty imposed or assessed on any payment made in connection with the correction of a Warranty Deficiency.
30.7. The Contractor shall assign to WSF any guarantee or warranty furnished in connection with its purchase of any equipment, materials or items used in the work done pursuant to this Article.
30.8. At the end of the Correction Period, the Contractor agrees to transfer and assign to WSF, as to any item of material, equipment and machinery installed in the Vessel, the guarantee or warranty rights of the Contractor against the vendor or supplier of such items where, under the terms of such vendors or suppliers guarantee, the vendors obligations extend for a period beyond the Correction Period.
30.9.  The Contractors warranty with regard to all Owner
Furnished Equipment shall be limited to workmanlike installation in accordance with the manufacturers specifications, approved marine construction practices and the Contract Documents. This provision is not intended to represent a limitation on damages caused by unworkmanlike installation by the Contractor.
30.10. Subsequent to Delivery, the Contractor shall, at its sole risk and expense, place a warranty engineer on board the Vessel for a minimum period of 120 days (on each Vessel) consisting of eight (8) hours per day, seven (7) days per week. The warranty engineer shall remain on call during the remainder of each day, subject to four (4) hours prior notice by WSF, to the maximum extent possible. The warranty engineer shall represent the Contractor and have full opportunity to observe and inspect the working of the Vessel in all its parts, but without any directing or controlling authority over the Vessel. The provision of a warranty engineer aboard the Vessel shall not affect the length of the Correction Period specified in this Article.
  The operating route of each Vessel shall be at WSFs sole discretion, but will normally be the Seattle/Bainbridge Island and/or the Edmonds/Kingston ferry routes. The hours of operation will vary, but will not begin before 5:00 a.m. nor end before 3:00 a.m. the following morning.
30.11. If in the good faith opinion of WSF the repair of Warranty Deficiencies requires that the Vessel be removed from service, the Correction Period for the Vessel shall be adjusted to cover a period extending for a period of time equal to the number of calendar days (or partial days) which the Vessel was out of service due to the repair of the Warranty Deficiency. In all cases, upon the correction of a Warranty Deficiency, the Correction Period with respect to the piece of equipment or other item on which the repair was made shall be adjusted to cover a period extending to twelve (12) months from the date of repair of such item was completed. In all events, the maximum Correction Period will be twenty-four (24) months.
30.12. Should any disagreement arise in connection with Warranty Deficiencies, the Contractor may protest any action taken by WSF in the manner set forth in, and subject to the terms of, the Protests Article. If no WSF Representative has been appointed, such protest will be made to the Project Engineer.
30.13. Notwithstanding the Disputes and Claims Article, WSF shall have all remedies available to it under applicable law to enforce its rights under this Article.
30.14. The rights and remedies provided in this Article are in addition to, and not in substitution for any rights and remedies which WSF might have as a matter of law or equity or otherwise under the Contract Documents. The failure of WSF to exercise the rights and remedies conferred upon it hereunder shall not constitute a waiver of any of its rights or remedies at any subsequent time. WSF specifically reserves all other written, oral, implied, statutory and common law warranties to WSF arising from performance of the Contract Work.
31.   RIGHTS IN DATA
31.1. Unless otherwise provided, data which originates from this Contract shall be works for hire as defined by the U.S. Copyright Act of 1976 and shall be owned by the State. Data shall include, but not be limited to: plans, specifications, drawings, calculations, reports, documents, magnetic media disks, pamphlets, books, surveys, etc. Ownership includes the right to copyright, patent, register and the ability to transfer these rights.
  Data which is delivered under the Contract, but which does not originate therefrom, shall be transferred to the State with a non-exclusive, royalty-free, irrevocable license to publish, translate, reproduce, deliver, perform, dispose of, and to authorize others to do so; Provided, that such license shall be limited to the extent which the Contractor has a right to grant such a license. The Contractor shall exert all reasonable efforts to advise the State, at the time of delivery of the data furnished under this Contract, of all known or potential invasions of privacy or proprietary information contained therein and of any portion of such document which was not produced in the performance of this Contract. The State shall receive prompt written notice of each notice or claim of infringement received by the Contractor with respect to any data delivered under this Contract. The State shall have the right to modify or remove any restrictive markings placed upon the data by the Contractor.
32.   PATENTED DEVICES, MATERIALS AND PROCESSES
32.1. The Contractor shall assume all costs arising from the use of patented devices, materials or processes used on or incorporated in the work, and agrees to indemnify, defend and save harmless the State, Commission, Secretary, and their duly authorized agents and employees from any nature for, or on account of, the use of any patented devices, materials, or processes; Provided, such indemnity shall not apply in the case of any OFE or any brand name item specified by WSF to be used in performance of the Contract Work.
33.   TERMINATION FOR DEFAULT
33.1. Events of Default of the Contractor under this Contract include, but are not limited to, the following:
A. the failure of the Contractor to prosecute the Contract Work with such diligence and in such manner as will enable it to complete such Work on or before the Delivery Date and/or Contractors failure to effect Delivery on the Delivery Date;
B. the failure of the Contractor to provide sufficient, properly skilled workers or satisfactory materials and equipment so as to be able to perform the Contract Work within the Contract Time;
C. the failure of the Contractor to relieve incompetent, unskilled or otherwise unsatisfactory workers upon WSFs direction;
D. the failure of the Contractor in any other respect to perform any of its covenants, agreements, or undertakings under this Contract;
E. the existence of any material inaccuracy in any warranty or representation made by the Contractor as of the time such warranty or representation was made; or
F. if the Contractor is adjudged bankrupt or insolvent, or makes a general assignment for the benefit of creditors, or if the Contractor or a third party files a petition to take advantage of any debtors act or to reorganize under the bankruptcy or similar laws concerning the Contractor, or if a trustee or receiver is appointed for the Contractor or for any of the Contractors property on account of the Contractors insolvency, and the Contractor or its successor in interest does not provide adequate assurance of future performance in accordance with the Contract within fifteen (15) calendar days of receipt of a request for assurance from WSF.

33.2. Once WSF determines that sufficient cause exists to terminate the Contract for default, WSF shall give written notice to the Contractor and its Surety specifying that the Contractor is in breach of the Contract, and that the Contractor is to remedy the breach within the time period specified in the notice. WSF may, in writing and at its option, extend such time period if, in WSFs sole judgment, an extension is justified. If WSF determines that an emergency exists as a direct result of such default, WSF may immediately terminate the Contract effective upon the Contractors receipt of written notice thereof. Emergencies include but are not limited to: endangerment of life or property; failure to timely obtain insurance or Contract Security; or failure to pay any taxes required by this Contract.
  After the expiration of the default notice period, if one or more of the defaults described in such notice then remains unremedied, WSF may, by serving written notice to the Contractor and Surety, terminate the Contract. In such event, the Surety may take any of the following actions within a reasonable period of time upon notice to WSF and the Contractor:

A. Undertake the completion of the Contract Work by the Surety, through its agents or independent contractors satisfactory to WSF, in which event the Suretys obligation to complete the Contract Work shall not be limited by the penal sum of the Contract Security bond(s); or
B. Pay the full amount of the penal sum of the Contract Security bond(s) in complete discharge and exoneration of such bond(s), and all of the liabilities of the Surety relating thereto; or
C. Let WSF complete the Contract Work by an independent contractor or otherwise, and reimburse WSF up to the penal sum of the Contract Security bond(s).

  If WSF completes the Contract Work by an independent contractor pursuant to Article 33.2.C above, WSF may enter the Shipyard, take possession of and remove the Vessel (which shall not be Redelivery) and any Vessel material purchased from the Shipyard or wherever else it may be located, with or without judicial intervention. WSF may transport the Vessel and any such materials to another facility designated by WSF for the purpose of completing the Contract Work. If WSF elects to have all or part of the Contract Work completed in any other shipyard or at sea the Contractor shall, upon WSFs request, assign to WSF all of its rights under such subcontracts and orders for material, services and supplies to be used in the performance of said Contract Work.

33.3. If WSF terminates the Contract because of an Event of Default, the Contractor shall not recover any further payments until the Contract Work has been completed and only if the unpaid portion of the Total Contract Price exceeds all of the costs and damages (including litigation costs and attorney fees), incurred by WSF in enforcing this Contract and completing the Contract
Work (the WSF Expense). If the unpaid portion of the Total Contract Price exceeds the WSF Expense, WSF will pay the excess amount to the Contractor. If the WSF Expense exceeds the unpaid balance of the Total Contract Price, or if there is no unpaid balance, WSF will have the right to deduct the unsatisfied portion of the WSF Expense from the Contract Security provided by the Contractor. If the WSF Expense exceeds the amount of the Contract Security: (i) the Contractor shall pay the difference to WSF upon demand, and (ii) if the Surety has not fully and faithfully complied with the alternatives in Article 33.2, the Surety and the Contractor shall be jointly and severally liable to WSF and shall pay the difference to WSF on demand.
33.4. The rights conferred upon WSF under the terms of this Article shall be cumulative (unless clearly inconsistent) and in addition to, and not in substitution of, any other rights which WSF has under this Contract, the Contract Security, in law or in equity. The failure of WSF to exercise the rights and remedies conferred upon it hereunder, shall not constitute a waiver of any of its rights or remedies at any subsequent time. Any retention or payment of monies to the Contractor by WSF will not release the Contractor from liability.
33.5 If WSF has terminated this Contract for default, and it is later determined for any reason that the Contractor was not in default, the rights and obligations of the parties shall be the same as if the notice of termination had been issued pursuant to the Termination For Public Convenience Article.
34.   TERMINATION FOR PUBLIC CONVENIENCE
34.1. WSF, upon written notice to the Contractor, may terminate the Contract in whole, or from time to time in part, whenever:
A. the Contractor is prevented from proceeding with the Contract Work as a direct result of an Executive Order of the President with respect to the prosecution of war or in the interest of national defense; or an Executive Order of the President or Governor of the State with respect to the preservation of energy resources;
B. the Contractor is prevented from proceeding with the Contract Work by reason of a preliminary, special or permanent restraining order of a court of competent jurisdiction where the issuance of such restraining order is primarily caused by acts or omissions of persons or agencies other than the Contractor; or
C.  WSF determines that such termination is in the best interests of the State.
34.2.  Whenever the Contract is terminated in accordance with this Article, the Total Contract Price will be adjusted based on the deletion principles set forth in the Progress Payments and Contract Changes Articles.
34.3.  After receipt of a notice of termination in accordance with the above procedures, the Contractor, in order to receive payment, shall submit to WSF its claim in sufficient detail comparable to that required for a claim under the Disputes and Claims Article sufficient to enable WSF to ascertain the basis and amount of such claim (the Termination Claim).  The
Termination Claim shall be submitted promptly but in no event later than sixty (60) days from the effective date of termination. The Contractor shall pursue resolution of its Termination Claim through the established administrative channels to the Assistant Secretary. The Contractor agrees to make its records available to the extent deemed necessary by the Assistant Secretary to verify its Termination Claim. In the event the Termination Claim is not accepted, the Contractor may appeal to the Secretary for determination. The decision of the Secretary will be final.
35.   SUSPENSION OF WORK
35.1.  WSF may order suspension of all or any part of the
Contract Work if:
A. extremely severe unseasonable weather and such other conditions beyond the control of the Contractor that prevent satisfactory and timely performance of the Contract Work; or
B. the Contractor does not comply with the Contract or the WSF Representatives orders.
  When ordered by the WSF Representative to suspend or resume Contract Work, the Contractor shall do so immediately.
  If the Contract Work is suspended for reason A. above, the period of work stoppage will be counted as non-working days. But if the WSF Representative believes the Contractor should have completed the suspended work before the suspension, all or part of the suspension period may be counted as working days. The WSF Representative will set the number of non-working days (or parts of days) by deciding how long the suspension delayed the entire Contract.
  If the Contract Work is suspended for reason B. above, the period of work stoppage will be counted as working days. The lost work time, however, shall not relieve the Contractor from any Contract responsibility.
  If the performance of all or any part of the Contract Work is suspended for an unreasonable period of time by an act of WSF in the administration of the Contract, or by failure to act within the time specified in the Contract (or if no time is specified, within a reasonable time), WSF will make an adjustment for any increase in the Total Contract Price and/or Contract Time for the performance of the Contract (excluding profit) necessarily caused by the suspension. However, no adjustment will be made for any suspension if (i) the performance would have been suspended by any other cause, including the fault or negligence of the Contractor, or (ii) an equitable adjustment is provided for or excluded under any other provision of the Contract.
  If the Contractor believes that the performance of the Contract Work is suspended for an unreasonable period of time and such suspension is the responsibility of WSF, the Contractor shall submit a written notice of Protest to the WSF Representative as provided in the Protests Article. No adjustment shall be allowed for any cost incurred more than seven (7) working days before the date the WSF Representative receives the Contractors written notice of Protest. If the Contractor contends damages have been suffered as a result of such suspension, the protest shall not be allowed unless the Protest (stating the amount of damages) is asserted in writing as soon as practicable, but no later than the issuance of the Final Contract Voucher Certification. The Contractor shall keep full and complete records of the costs and additional time of such suspension and shall permit the WSF Representative to have access to those records and any other records as may be deemed necessary by the WSF Representative to assist in evaluating the protest.
  The WSF Representative will determine if an adjustment in Total Contract Price and/or Contract Time is due as provided in this Article. The adjustment for increase in Total Contract Price, if due, shall be subject to the limitations provided in the Disputes and Claims Article, provided that no profit of any kind will be allowed on any increase in Total Contract Price necessarily caused by the suspension.
  Request for extensions of Contract Time will be evaluated in accordance with the Extension of Time Article. WSFs determination as to whether an adjustment should be made will be final as provided in that Article. No claim by the Contractor under this Article shall be allowed unless the Contractor has followed the procedures provided in this Article and in the Protests and Disputes and Claims and Extension of Time Articles.
36.   SUBCONTRACTORS
36.1. WSF recognizes that the Contractor may desire to subcontract part of the Contract Work. However, the Contractor is obligated to obtain WSFs prior written approval as to each such Subcontractor (See Article 36.10). WSF will approve a Subcontractor only if satisfied with the proposed Subcontractors record, equipment, experience, and ability. Work done by the Contractor itself shall account for at least fifty percent (50%) of the total Contract Work on each Vessel.
36.2. All work to be subcontracted shall be evidenced by a written agreement between the Contractor and the Subcontractor or between the Subcontractor and any other Subcontractor, a copy of which shall be delivered to WSF within three (3) days of execution and in all events before such work commences. All subcontracts shall provide that all obligations imposed by the Contract Documents on the Contractor, with respect to or in connection with the Contract Work to be subcontracted, shall be assumed by such Subcontractor. In the event that WSF discovers at any time that the subcontract does not comply with such provisions, WSF shall have the right to require the Contractor to terminate the subcontract immediately, and the Contractor shall not be entitled to an adjustment in the Total Contract Price or the Contract Time as a result of such termination.
36.3.  WSF approval to subcontract shall not:
A. relieve the Contractor of any responsibility for performance of all of the Contract Work;
B. relieve the Contractor of any obligation or liability under the Contract or relieve the Contractor and/or any Surety of any obligation or liability under Contract Security;
C.  create any contract between the WSF and the Subcontractor; or
D.  convey to the Subcontractor any rights against WSF.
36.4. To the extent that any Subcontractor desires to further subcontract any portion of the Contract Work, it shall do so in accordance with this Article as if it were the Contractor. Such subcontractors of Subcontractors shall be deemed Subcontractors for purposes of this Contract. No direct Subcontractor of the Contractor may further subcontract more than twenty-five percent (25%) of the Contract Work on each Vessel which was subcontracted to it.
36.5. WSF will not consider as subcontracting the purchase or delivery of materials to the Shipyard unless such materials are furnished by an approved Subcontractor as part of its subcontract. WSF reserves the right to approve or reject any suppliers from whom the Contractor purchases or receives materials for use in the Contract Work.
36.6.  The Contractor shall certify to the amounts paid to any
MBE and/or WBE firms that were Subcontractors.  This
certification shall be supplied with the Final Contract Voucher Certification on the form provided by WSF.
36.7. WSF reserves the right to inspect ongoing work and completed work at the Subcontractors plant at any time. If dissatisfied with any part of the subcontracted work, WSF may request in writing that the Subcontractor be removed. The Contractor shall comply with this request at once and shall not employ the Subcontractor for any further Contract Work. The written request shall include a WSF statement that the subcontract work does not comply with the requirements of the
Contract Documents.
36.8. All Subcontractors and suppliers must warrant their work and/or materials at least to the same extent as provided in this Contract and WSF shall be a third party beneficiary of all such warranties entitled to enforce such rights directly against the Subcontractor or supplier.
36.9. A Subcontractor will not be paid for performing any Contract Work under the Contract until the following documents have been completed and submitted to, and where required by WSF, approved by the WSF Representative:
A.  Request to Sublet Work (Form 421-012);
B. Statement of Intent to Pay Prevailing Wage (Form F700-029-000 rev. 11-89) (Submitted to the Washington State Department of
Labor and Industries with a copy to the WSF Representative);
C.  Contractor and Subcontractor or Agent Forms; and
D. Such other documents as WSF may reasonably request, including a Release of Claims Certification.
36.10. The Contractors records pertaining to the requirements of this Article shall be open to inspection or audit by representatives of WSF prior to, and for a period of not less than three (3) years after, the date of Final Acceptance. The Contractor shall retain the records for that period. The records of all Subcontractors shall be open to similar inspection or audit for the same period, and the Contractor shall be
responsible for assuring such records are maintained.
36.11. The Contractor shall be responsible for making certain that restrictions in the enforcement of lien and in rem rights are included in all of its contracts with Subcontractors and suppliers of materials, as specified in the No Arrests or Attachments Article.
37.   EMPLOYMENT OF OTHERS
37.1. WSF shall be permitted to utilize any of its employees, officers, crew or direct labor contractors or other personnel in any work other than Contract Work upon the Vessel(s), at any time, provided that the Contractor will have previously received notification of such employment and such work does not materially interfere with the performance of the Contract Work by the Contractor. WSF shall not be required to pay to the Contractor any penalty, premium or other sum for the exercise of this right.
37.2. In the event that WSF and the Contractor cannot reach agreement on the terms of a Change Order, WSF shall, upon two (2) days written notice, have the right to engage any agent, employee or other outside contractor to perform the work involved. The Contractor warrants that those workers utilized based upon the above provisions shall, along with their equipment, have free access to the Shipyard and the Vessel at all times work is to be accomplished.
37.3.  The Contractor hereby further undertakes to cooperate with, and provide to WSF or its said employees, officers, crew and all contractors described in this Article all necessary services and assistance required by them to assist them in carrying out their work in order that the work is substantially completed upon the Vessel not later than Delivery Date. Any assistance over and above that called for in the Contract Documents should be provided only as authorized by Change Order.
38.   RESPONSIBILITIES AND INDEMNITIES
38.1.  Contractors Responsibilities
38.1.1. The Contractor shall be solely responsible for performance of the Contract Work, for making good all damage, loss or injury to all or any portion of the Vessel. The Contractor shall make good any damage, loss or injury to any equipment or material used in the performance of the Contract Work, whether or not on or incorporated into the Vessel from the date hereof until completion of the warranty period.
38.1.2. Where the Contractor removes, after installation, or dismantles equipment on board the Vessel, the Contractor shall be responsible for such removals, dismantling, proper storage and protection of any such property and for reinstallation of same in good working order in accordance with applicable Contract Documents. Where WSF requests it, the Contractor shall conduct tests of such equipment.
38.1.3.  The Contractor shall not be responsible for damage to the Contract Work or the Vessel caused by: (i) cataclysmic phenomenon of nature constituting an act of God, or (ii) acts of public enemy or of governmental authorities; provided, however, that these exceptions shall not apply should damages result from the Contractors negligence or its failure to take reasonable precautions or to exercise sound engineering and construction practices in conducting the Contract Work. Notwithstanding the foregoing, the Contractor shall be liable for any damage or loss arising from the causes set forth in this Article to the extent that said loss was or should have been covered by insurance which the Contractor was required to maintain under the Insurance Article, such liability to be reduced by any actual recovery under an applicable insurance policy.
38.1.4. The Contractor shall be responsible for any liability imposed by law for injuries to, or the death of, any persons or damages to property resulting from any cause whatsoever during the Contract Time and at any other time during the performance of the Contract Work.
38.1.5.  The Contractor shall indemnify and hold harmless WSF, the Commission, the Government and the State and all officers or employees and any agents thereof including, but not limited to the Secretary and the Assistant Secretary against any claims arising from any violation of any laws, ordinances or regulations by the Contractor, the Subcontractors, or the agents or employees of the Contractor and Subcontractors. The Contractor shall indemnify, defend, and save harmless the Government, the State, the Commission and WSF and all officers and employees of the Government and the State from all claims, suits, or actions brought for injuries to, or death of, any persons or damages resulting from the Contract Work or to the extent caused by any act or omission by the Contractor, the Subcontractors, Vendors, suppliers, materialmen, or the agents or employees of the Contractor and Subcontractors. In addition to any remedy authorized by law, WSF may retain so much of the money due the Contractor as deemed necessary by WSF to ensure indemnification until disposition has been made of such suits or claims.
38.2. The State, Commission, and all officers and employees of the State, including but not limited to those of the WSDOT, will not be responsible in any manner for any loss or damage that may happen to the Contract Work or any part thereof, for any loss of material or damage to any of the materials or other things used or employed in the performance of Contract Work, for injury to or death of any persons, either workers or the public or for damage to property for any cause which might have been prevented by the Contractor or anyone employed by the Contractor.
38.3. Nothing herein shall require the Contractor to indemnify, defend and hold WSF harmless from claims, demands or suits based solely upon the negligence of WSF, its agents, officers or employees. Further, if a claim, suit or action for injuries, death, or damages as provided in the preceding paragraphs of this
Article is caused by or results from the concurrent negligence of
(i) WSF or its agents, officers or employees and (ii) the Contractor, the Subcontractors or the agents, officers or employees of the Contractor and Subcontractors, the indemnity provisions provided in the preceding paragraphs of this Article shall be valid and enforceable to the extent of the Contractors and the Subcontractors negligence.
39.   CONTRACT SECURITY
39.1. The Contractor shall provide WSF Contract Security to protect against performance and payment loss exposure, as set forth in this Article. All Contract Security shall cover all of the Contract Work, including the Option Vessels, all Change
Orders and all Work Authorization Records.
39.2.  Performance Security
39.2.1. The Contractor shall provide WSF with Contract Security for performance exposure in an amount equal to twenty-six percent (26%) of the Total Bid Price for Evaluation, divided by three
(3). Contemporaneously with the execution of this Contract, the Contractor shall provide evidence satisfactory to WSF of such protection.
39.2.2.  Performance Security may be in the form of:
A.  A contract bond to protect WSF against performance and
payment loss exposure, in an amount equal to twenty-eight percent (28%) of the Total Bid Price for Evaluation, divided by three
(3); or
B. A performance bond to protect WSF against performance loss exposure only, in an amount equal to twenty-six percent (26%) of the Total Bid Price for Evaluation, divided by three (3); or
C. Alternate form(s) of security to protect WSF against performance loss only, if it provides protection in an amount at least equal to WSFs exposure to performance loss, meet all legal requirements for effectiveness and authenticity, is pre-approved by the Assistant Secretary, and meets the requirements in WAC 468-320-050. Acceptable forms of alternate security include:
(1)  certified check;
(2)  cashiers check;
(3)  treasury bill(s);
(4)  irrevocable bank letter of credit;
(5)  assignment of a savings account; and/or
(6) assignment of other liquid assets specifically approved by the Assistant Secretary or his designee.
39.2.3. The Contract Security for performance exposure shall ensure that WSF receives warranty coverage for all losses resulting from any defects in material and workmanship during the warranty period after Delivery. With the written approval of
WSF, the Contractor may vary the form of Performance Security to cover the warranty period after Delivery; Provided that the form of any Contract Security shall comply with the relevant provisions of this Article; and Further Provided, that warranty coverage shall be at least as effective in protecting WSF as that contained in the WSFs standard contract bond. Warranty coverage for each Vessel under: (i) a contract or performance bond, and/or
(ii) alternate forms of Contract Security shall be equal to at least ten percent (10%) of the combined performance and payment security amount at the time of Delivery.
39.3.  Payment Security
39.3.1. WSF requires protection against (i) the Contractors failure to pay all laborers, mechanics, Subcontractors, agents, suppliers, materialmen and others who have provided services and materials for work under the Contract; (ii) all taxes and other governmental obligations related to this Contract; and (iii) all wage rates required by law. This protection shall be in an amount equal to two percent (2%) of the Total Bid Price for Evaluation, divided by three (3). Contemporaneously herewith, the Contractor shall provide evidence satisfactory to WSF of such protection.
39.3.2.  Payment Security may be in the form of:
A.  A contract bond to protect WSF against performance and
payment loss exposure, in an amount equal to twenty-eight (28%)
of the Total Bid Price for Evaluation, divided by three (3); or
B. A payment bond to protect WSF against payment loss exposure only, in an amount equal to two percent (2%) of the Total Bid Price for Evaluation, divided by three (3).
39.4. A contract bond, performance bond or payment bond shall be upon the forms furnished by WSF in the Bid Package, and shall be signed by a Surety approved by the Washington State Insurance Commissioner pursuant to Title 48 RCW.
39.5. WSF reserves the right to require additional Contract Security at any time the Contract Work increases WSFs exposure to performance or payment loss. In such event, the Contractor shall provide additional Contract Security so that the total Contract Security is not less than WSFs total exposure to performance and payment loss exposure, as re-calculated by WSF at such time.
Such additional Contract Security may be declared by WSF to be temporary in nature and may only be required during the performance of certain Contract Work. At any time that the Total Contract Price reaches one hundred twenty-five percent (125%) of the Total Bid Price for Award, the Contractor shall obtain the consent of all Sureties issuing contract, performance or payment bonds on this Contract that such security will remain bound under the terms of the Contract. Once this consent is given, additional consent of Sureties will not be required until the revised Total Contract Price, as increased by all subsequent Change Orders, reaches one-hundred twenty-five percent (125%) of revised Total Contract Price previously consented to by the Sureties. If alternate forms of Contract Security are provided to WSF, the owner(s) of such alternate security will be deemed to have agreed that all alternate securities shall remain bound under the Contract, without additional consent, regardless of any and all extensions of Contract Time and/or increases to the Total Contract Price by Change Orders.
39.6.  Duration of Contract Security
39.6.1. All Contract Security for performance exposure shall not be exonerated by Final Acceptance of all Contract Work, so long as WSF retains any unsatisfied performance or other warranty claims against the Contractor.
39.6.2. All Contract Security for payment exposure shall remain in effect until the latest of the following dates: (1) WSF receipt of releases from other State of Washington agencies; (2) the last day for filing of any lien, pursuant to RCW Chapter
60.28 or any other applicable lien law; and (3) settlement of any liens filed under RCW Chapter 60.28 or any other applicable lien law.
39.7. Except for warranty coverage, the Contractor shall not use the same assets to secure more than one form of Contract
Security.
40.   INSURANCE
40.1.  The Contractor shall provide evidence of insurance
required under Types of Insurance in this Article.  Such
insurance shall cover injury to persons and/or property suffered by WSF or a third party, as a result of performance of the Contract Work by the Contractor or by any Subcontractor. This coverage shall also provide protection against injuries to all employees of the Contractor and the employees of any
Subcontractor engaged in the Contract Work. The required insurance shall be provided by companies or through sources approved by the Washington State Insurance Commissioner pursuant to Title 48 RCW.
40.2. Evidence of insurance shall be furnished to WSF contemporaneously with execution of the Contract by WSF. Such evidence, executed by the carriers representative and issued to WSF, shall consist of a certificate of insurance or policy declaration page with required endorsements attached thereto. Acceptance by WSF of deficient evidence does not constitute a waiver of Contract requirements.
  All required insurance for each Vessel shall be kept in force until the respective Completion Date for each Vessel. The Contractor shall provide written notice to the Secretary of Transportation, care of the WSF Representative, at least forty-five (45) days before cancellation of any coverage or reduction in any limits of liability.
40.3.  Types of Insurance
40.3.1. The Contractor shall provide Marine Builders Risk Insurance coverage for each Vessel while under construction, from the start of Contract Work until the respective Completion Date for each Vessel. The coverage shall include Vessel preparatory trials and sea trials prior to Delivery.
The Marine Builders Risk Insurance Policy shall identify the name insureds as the Contractor, WSF and all Subcontractors at any tier. The Policy shall also include a waiver of subrogation for WSF and Subcontractors at any tier.
The Marine Builders Risk Insurance Policy shall have a limit of liability of at least One Hundred Million Dollars ($100,000,000.00) for any one Vessel, including Owner Furnished Equipment (OFE); and a deductible not to exceed One Hundred Thousand Dollars ($100,000.00) per occurrence. Uninsured and underinsured losses shall be the Contractors sole responsibility pursuant to the Responsibilities and Indemnities Article.
In addition to liability for physical loss of, damage to, or damage caused by the Vessel imposed upon the Contractor by law or contract, as provided herein, the Marine Builders Risk Insurance Policy shall be written to specifically include, in part:

1.  conversion risks;
2. preparatory trials and sea trials as often as necessary for completion and testing of the Contract Work;
3. coverage for OFE from the time of delivery of OFE to the Contractor (assume propulsion system from Siemens Energy and Automation, Inc. valued at $13,000,000 per Vessel; and diesel engine shipsets from Valley Detroit Diesel Allison valued at $3,000,000 per Vessel);
4. a statement that the policy is primary to all other collectible insurance;
5. underwriters waiver of subrogation against WSF and all Subcontractors at any tier;
6.  coverage for Earthquake and Volcanic Eruption;
7.  coverage for renewal of faulty welds; and
8. coverage for Hull and Machinery, etc. while under construction at the shipyard or other premises of the Contractor or any Subcontractor.
40.3.2. The Contractor shall provide insurance covering Comprehensive or Commercial General Liability, including Ship Repairers Legal Liability. Such insurance shall cover all operations by, or on behalf of, the Contractor including all operations by a Subcontractor. Such insurance shall cover: bodily injury and property damage liability, including coverage for premises and operations; products and completed operations; contractual liability; broad form property damage, including property in the Contractors care, custody and control; and personal injury liability. The minimum insurance coverage shall be obtained as follows:
A. If the Contractor carries a Comprehensive General Liability policy, the limits of liability shall not be less than a Combined Single Limit for bodily injury, property damage and Personal Injury Liability of:
1.  $1,000,000 each occurrence; and
2.  $2,000,000 aggregate.
B. If the Contractor carries a Commercial General Liability policy, the limits of liability shall not be less than:
1. $1,000,000 each occurrence (combined single limit for bodily injury and property damage);
2.  $1,000,000 for Personal Injury Liability;
3.  $2,000,000 Aggregate for Products-Completed Operations; and
4.  $2,000,000 General Aggregate.
  WSF and its officers and employees are to be named as additional insured under this coverage.
40.3.3. The Contractor shall provide Automobile Liability Insurance. Such insurance shall cover all owned, hired and non-owned vehicles and provide coverage not less than that the Business Automobile Policy in limits not less $1,000,000 Combined Single Limit per accident bodily injury and property damage. WSF and its officers and employees are to be named as additional insured under this coverage.
40.3.4. The Contractor shall provide and maintain Workers Compensation Insurance for all of its employees engaged in the Contract Work, as required by State law. The Contractor shall be responsible for Workers Compensation Insurance for any Subcontractor who provides services under the Contract, and shall provide evidence of United States Longshore and Harbor Workers coverage and contingent coverage for Jones Act (Marine Employers Liability) in compliance with Federal Statutes.
40.3.5. Any tower hired by the Contractor shall carry Towers Legal Liability Insurance for any tow of the Vessel within Puget Sound. Such insurance limits shall be not less than that portion of the Total Contract Price allocable to such Vessel (and in no event less than the Total Bid Price for such Vessel), to cover loss, damage and/or expense to WSF arising out of such towage. Such insurance shall be primary over any other WSF insurance.
WSF and its officers and employees are to be named as additional insureds under this coverage.
40.5. Upon written request from WSF at any time during the term of the Contract, the Contractor shall provide to WSF copies of the policies required under this Article within five (5) working days after the request.
40.6. WSF will make no payments to the Contractor at any time when the Contractor has not fully complied with the insurance requirements in this Article. This remedy is not exclusive and WSF may take such other action as is available to it under any other provisions of the Contract, or otherwise in law.
40.7. The insurance coverage and other requirements in this Article shall not limit the Contractors responsibilities under this Contract including, but not limited to, duties of liability and indemnity.
41.   NO WAIVER OF LEGAL RIGHTS
41.1 WSF shall not be precluded or estopped by any measurement, estimate, approval or certificate made either before or after the completion of Contract Work and payment therefor from showing the true amount and character of work performed and materials furnished by the Contractor, or from showing that any such measurement, estimate, approval or certificate is untrue or incorrectly made, or that the work or materials do not conform in fact to the Contract Documents, and said measurement, estimate, approval or certificate shall not constitute prima facie evidence of proper performance of the Contract Work. WSF shall not be precluded or estopped, notwithstanding any such measurement, estimate, approval or certificate or any payment in accordance therewith, from recovering from the Contractor and its Sureties such damages as it may sustain by reason of the Contractors failure to comply with the terms of the Contract Documents.
42.   ANTITRUST BREACH
42.1 The Contractor and WSF recognize that the impact of overcharges to WSF by the Contractor resulting from antitrust law violations by the Contractors suppliers and Subcontractors adversely affects WSF rather than the Contractor. Therefore, the Contractor agrees to assign to WSF any and all claims for such overcharges.

43.   ASSIGNMENT
43.1. The Contractor shall not assign all or any part of this Contract or the Contract Work unless WSF, in its sole discretion, approves such assignment in writing.
43.2. The Contractor may assign moneys due or to become due under the Contract. Such assignment will be recognized by WSF, if given written notice thereof, to the extent permitted by law; but any assignment of moneys shall be subject to all offsets, withholding, and deductions provided for by law and under the Contract.
44.   COMPUTATION OF TIME
44.1. All periods of time set forth in this Contract shall be computed by including Saturdays, Sundays and holidays, unless expressly stated otherwise.
45.   PERSONAL LIABILITY OF PUBLIC OFFICIALS
45.1. No member of the Commission or officer or employee of the State, WSF, or Government including, but not limited to, the Secretary, the Assistant Secretary and the members of the Department shall be personally liable for any acts or failure to act in connection with the Contract, it being understood that in such matters they are acting solely as agents of the Government and the State.
46.   NO THIRD PARTY BENEFICIARIES
46.1. Each partys promises, obligations and duties under this Contract are for the benefit of the other party only and not for the benefit of any person or entity not a signatory to this Contract.
47.   TITLE
47.1. All material and equipment purchased by the Contractor to perform Contract Work shall become the property of WSF upon installation or upon earlier payment by WSF, provided that the Contractor shall bear the risk of loss for all such material and equipment until Delivery. WSF shall have title thereto free and clear of any lien and/or encumbrances. The Contractor shall promptly pay all indebtedness for labor, materials, tools, equipment and any other items used by the Contractor in the performance of the Contract Work. Before release of the Retainage, the Contractor shall deliver to WSF a Warranty of Freedom from Liens for such indebtedness, with an affidavit in the form of Exhibit 3 attached hereto and by this reference incorporated herein. Such affidavit is to document that all bills for labor, materials, tools, equipment, etc., incurred for the Contract work have been paid. The Contractor shall not permit any lien, unpaid obligation or charge to disrupt the schedule of Contract Work on the Vessel. If any lien, unpaid obligation or charge results in an in rem or any other action against WSF, the Contractor shall take all such steps as are necessary to avoid a delay in Delivery and shall hold WSF harmless from all losses, costs, damages or expenses incidental thereto.
48.   NO ARRESTS OR ATTACHMENTS
48.1. The parties agree that no lien or other in rem proceeding may attach to or otherwise affect title to the Vessel(s) or any other vessel or property owned by WSF in connection with any dispute or claim arising under or in connection with this Contract. To the extent any such rights survive this Contract, the Contractor does waive to the fullest extent permitted by law any in rem rights, lien rights or other rights it has or may have under this Contract, under the law, or otherwise, against the Vessel or any other vessel owned or operated by WSF, including but not limited to all maritime lien rights and shall not arrest or attach the Vessel, or any other vessel or property owned or operated by WSF, in connection with any dispute or claim arising under or in connection with this Contract.
48.2. The Contractor shall be responsible for making certain that equivalent restrictions on the enforcement of lien and in rem rights are included in all of its contracts with Subcontractors and suppliers of materials or services.
49.   NO WAIVER OF IMMUNITY
49.1. The provisions of this Contract, including but not limited to the Contract Security and Insurance Articles, do not and are not intended to in any manner waive or limit WSFs and the States right of sovereign immunity or any statutory prohibition against asserting liens or encumbrances against the property of WSF and the State.
50.   NOTICES
50.1. Unless WSF or the Contractor notifies the other in writing of a change of address or of the representative, in which event any notice shall be mailed, telegraphed, facsimiled or delivered to the changed address, any notice under this Contract shall be in writing or facsimile addressed to the following representatives:

For WSF:
For Contractor:

Project Engineer, Jumbo Mark II
Project Manager, Jumbo Mark II
WASHINGTON STATE FERRIES TODD PACIFIC SHIPYARDS CORP.
Colman Building - Third Floor 1801  16th Ave. S.W.
811 First Avenue Seattle, Washington  98134
Seattle, Washington  98104

Telephone: (206) 464-7043 Telephone: (206) 623-1635  Ex. 271
Facsimile:   (206) 587-5077 Facsimlie: (206) 442-8512
51.   CHOICE OF LAW AND VENUE
51.1. The Contract shall be deemed executed in the State of Washington and the laws of the State of Washington shall govern the interpretation and application of its provisions. All claims or causes of action under this Contract shall be brought only in the Superior Court of Thurston County, Washington. The Contractor waives, to the fullest extent permitted by law, any right to challenge jurisdiction, venue or to claim that said court is an inconvenient forum.
52.   ESCROW BID DOCUMENTATION
52.1.  Scope and Purpose
  The purpose of this Article is to preserve the Contractors bid documents for use by WSF in any litigation between WSF and the Contractor arising out of this Contract.
  The Contractor shall submit a legible copy of all documentation used to prepare the bid for this Contract to a banking institution designated by WSF. Such documentation shall be placed in escrow with the banking institution and preserved by that institution as specified in the following paragraphs of this Article.
52.2.  Bid Documentation
  The term bid documentation as used in this Article means any writings, working papers, computer printouts, charts, and any other data compilations which contain or reflect all information, data, and calculations used by the Contractor to determine the bid in bidding for this project. The term bid documentation includes but is not limited to Contractor equipment rates, Contractor overhead rates, labor rates, efficiency or productivity factors, arithmetic extensions, and quotations from Subcontractors and materialmen to the extent that such rates and quotations were used by the Contractor in formulating and determining the amount of the bid. The term bid documentation also includes any manuals which are standard to the industry used by the Contractor in determining the bid for this project. Such manuals may be included in the bid documentation by reference. The term does not include bid documents provided by WSF for use by the Contractor in bidding on this project.
52.3  Submittal of Bid Documentation
  The Contractor shall submit the bid documentation to the banking institution. The bid documentation shall be submitted to the banking institution within seven (7) calendar days after the Contract for this project has been executed by WSF. The bid documentation shall be submitted in a sealed container. The container shall be clearly marked Bid Documentation and shall also show on the container the Contractors name, the date of submittal, the project title, and the Contract number.
52.4.  Affidavit
  The sealed container shall contain, in addition to the bid documentation, an affidavit signed under oath by an individual authorized by the Contractor to execute bidding proposals. The affidavit shall list each bid document with sufficient specificity so a comparison can be made between the list and the bid documentation to ensure that all of the bid documentation listed in the affidavit has been enclosed in the sealed container. The affidavit shall show that the affiant has personally examined the bid documentation and that the affidavit lists all of the documents used by the Contractor to determine the bid for this project and that all such bid documentation has been enclosed in the sealed container.
52.5.  Verification
  The banking institution upon receipt of the sealed container shall place the container in a safety deposit box, vault, or other secure place, and immediately notify WSF in writing that the container has been received. Upon receipt of such notice, WSF will promptly notify the Contractor in writing that WSF will open the sealed container to verify that the affidavit has been enclosed and to compare the bid documents listed in the affidavit with the bid documents in the container to ensure that all of the bid documentation has been submitted and that the copies are legible. The notification will advise the Contractor of the date and time the container will be opened and the name of the WSF Representative who will verify the contents of the container.
The WSF Representative verifying the contents of the escrow container will not be involved or connected with the review, evaluation, or resolution of any claim by the Contractor made to WSF in connection with the Contract for which the verification was made. The Contractor may have representatives present at the opening.
52.6.  Supplementation
  Documents listed in the affidavit but not enclosed in the sealed container through error or oversight shall be submitted in a sealed container within five (5) calendar days after the opening of the original container. Also, any bid documentation that is illegible shall be replaced with legible copies and furnished within five (5) calendar days of opening the original container. The face of the container shall show the same information as the original container except the container shall be marked Supplemental Bid Documentation. The same procedure used in verifying the contents of the original container shall be used in verifying the contents of the supplemental submittal.
52.7.  Duration and Use
  The bid documentation and affidavit shall remain in escrow for the duration of the Contract and will be returned to the Contractor by the banking institution, provided the Contractor has signed the Final Contract Voucher Certification (FCVC) and has not reserved any claims on the FCVC against WSF arising out of the Contract. In the event that claims against WSF are reserved on the FCVC, the bid documentation and the affidavit shall remain in escrow. If the claims are not resolved and litigation ensues, WSF may serve a request upon the Contractor to authorize the banking institution, in writing, to release the bid documentation and affidavit in escrow to WSF. The Contractor shall respond to the request within twenty (20) days after service of the request. If the Contractor objects or does not respond to the request within twenty (20) days after service of the request, WSF may file a motion under the Civil Rules requesting the court to enter an order directing the banking institution to deliver the bid documentation and affidavit in escrow to WSF. The Contractor shall respond to the request within the time required by the then applicable Civil Court Rules for the Superior Court of the State of Washington. If the Contractor objects or does not respond to the request within the time required by the then applicable Civil Rules, the State may file a motion pursuant to such rules requesting the court to enter an order directing the banking institution to deliver the bid documentation and affidavit in escrow to WSF. The banking institution shall release the bid documentation and affidavit as follows:
A. To WSF upon receipt of a letter from the Contractor authorizing release;
B. To WSF upon receipt of a certified copy of a court order directing the release of the documents;
C. To the court for an in camera examination pursuant to a certified copy of a court order;
D.  To the Disputes Review Board, at the Contractors discretion;
E. To the Contractor if litigation is not commenced within the time period prescribed by law.
  The Contractor agrees that the sealed container placed in escrow and any supplemental sealed container placed in escrow contain all of the bid documentation used to determine the bid and that no other bid documentation shall be utilized by the Contractor arising out of this Contract unless otherwise ordered by the court.
52.8.  Remedies for Refusal or Failure to Provide Bid
Documentation
  Failure or refusal to provide bid documentation shall be deemed a material breach of Contract. WSF may, at its option, refuse to make payment for progress estimates under the Progress Payments Article until the Contractor has submitted the bid documentation required by this Article. Additionally, WSF may, at its option, terminate the Contract for default under the Termination For Default Article. These remedies are not exclusive and the State may take such other action as is available to it under the law.
52.9.  Confidentiality of Bid Documentation
  The bid documentation and affidavit in escrow are and will remain the property of the Contractor. The State has no interest in or right to the bid documentation and affidavit other than to verify the contents and legibility of the bid documentation unless litigation ensues between the WSF and the Contractor arising out of this Contract. In the event of such litigation, the bid documentation and affidavit will become the property of WSF for use in the litigation as may be appropriate subject to the provisions of any court order limiting or restricting the use or dissemination of the bid documentation and affidavit as provided in the preceding paragraph entitled Duration and Use.
52.10.  Cost and Escrow Instructions
  The cost of the escrow will be borne by WSF. WSF will provide escrow instructions to the banking institution consistent with this Article.
53.  NOTICE OF LABOR DISPUTES
53.1 If the Contractor has knowledge that any actual or potential labor dispute is delaying or threatens to delay the timely performance of this Contract, the Contractor shall immediately give verbal notice, following by written notice, including all relevant information, to the WSF Project Engineer.
53.2 The Contractor agrees to insert the substance of this Article, including this paragraph, in any subcontract to which a labor dispute may delay the timely performance of this Contract; except that each subcontract shall provide that in the event its timely performance is delayed or threatened to be delayed by an actual or potential labor dispute, the Subcontractor shall imemdiately notify the next higher tier subcontractor or the prime Contractor, as the case may be, of all relevant information concerning the dispute.
53.3 The Contractor shall keep the WSF Project Engineer advised of the results of all labor negotiations that may result in a labor dispute, or which may in turn delay timely performance of the Contract.
54.  DESIGN AND CONSTRUCTION REVIEW BOARD MEETINGS
54.1 The Contractor agrees to sponsor progress meetings every two (2) months, to be held at the Cotnractors Facility or such other location as is approved by the WSF Project Engineer, beginning two (2) months after the execution of this Contract. The purpose of the meetings is to disuss, report and resolve problems relative to progress, anticipated delays, cost experience in relation to budget and projected end costs, manning, schedules, receipt of Owner Furnished Equipment, Cotnractor furnished material, production problems, including subcontractor problems, and other related matters.
54.3 It is agreed and understood that the reports to be made by the Contractor pursuant to this Article are additional to, and not in substitution of, reports and notices required to be made or given by the Contractor pursuant to other Articles of this Contract. However, such reports and notices shall be consistence with data/reports required pursuant to other Articles of this Contract.
54.3 It is further agreed that both Contractor and WSF will limit those attending and participating in these meetings to those necessary for presentations and those with authority to resolve major Contract problems.
55.  MILESTONES
55.1 The Contractor shall comply with the dates established by the Contractor in the Master Construction Schedule required by
Section 100 of the Technical Specification. In addition to the milestones listed in Section 100, the Master Construction Schedule shall include the following milestones (which are not necessarily in sequential order):

                                    1st Vessel  2nd Vessel  3rd
Vessel
 Milestone Event                    Date        Date        Date
    (See Master Construction Schedule)
Contract Award (WSF to establish)
Complete Structural Design
Complete Major Distributive Systems Design
Approval to Start Construction
WSF approval of Light Ship Weight,
Longitudinal Center of Gravity, and
Vertical Center of Gravity)
Compelte Long Lead Material
Delivery of Main Propulsion System
Start Steel, Pipe, Duct Lofting
Start Steel Fabrication
Start Block Outfitting
Lay Keel
Hull Completion
Installation of Main Propulsion System
Start Superstructure Fabrication
Start On-Ways Outfit
Start Superstructure Outfit
Launch Hull
Compelte Superstructure Loadout to Hull
Start Drydock
Start and Compeltion of Compartment Closeout
Start Machinery and Systems Testing
Dock Trials
Start and Completion of Builders Trials
Start and Compeltion of Sea Trials
Drydocking
Delivery
Delivery of As-Built Drawings

55.2 The initial submission of the Master Construction Schedule shall serve as the Contract baseline for the purposes of this Article. The Contractor shall successfully accomplish the major milestones on, or prior to, the dates listed in the Master Construction Schedule.
55.3 If any milestone event is not accomplished by the date listed, and the failure to accomplish any such milestone event does not arise from a cause beyond the control and without fault or negligence of the Contractor, such failure may (if it is considered to jeopardize the Delivery Date) be deemed to constitute a failure to perform this Contract in accordance with its terms within the meaning of the Termination for Default Article.
56.   INTEGRATION, MERGER AND SEVERANCE
56.1. All prior understandings and agreements heretofore entered into between WSF and the Contractor, whether written or oral, are superseded by and merged in this Contract which alone fully and completely expresses the agreement between WSF and the Contractor. This Contract may not be changed orally, nor may it be modified or varied in any manner, except in a writing signed by both parties, or as otherwise specified herein. The failure of either party to insist upon strict compliance shall not constitute a waiver or the abrogation of such provision, nor shall it constitute a waiver of compliance or performance in any other instance. No course of dealing between the parties shall operate as a waiver by either party, and no delay on the part of either party in the exercise of any right hereunder shall operate as a waiver of any right of such party. In the event any provision of this Contract, or any amendment thereto, is found to be invalid, illegal or unenforceable, it shall be deemed severed from the Contract, which shall then be construed and enforced as though such illegal, invalid or unenforceable provision had never been a part thereof. All Article headings are for identification purposes only.
    IN WITNESS WHEREOF, the parties hereto have entered into this Contract, by their duly authorized representatives, as of the day and year first written above.

    WASHINGTON  STATE  FERRIES
    Washington State Department of Transportation


BY: /s/ Paul Green
    Paul Green
    Director


    TODD  PACIFIC  SHIPYARDS  CORPORATION

BY:  /s/ Roland H. Webb
    Roland  H. Webb
    Vice President & General Manager

APPROVED AS TO FORM FOR WSF:


By:  ______________________________________
  Assistant Attorney General


Date:  _______________________________________

Exhibit 1
                   REGULATIONS  AND  MISCELLANEOUS  ARTICLES

1.  AFFIRMATIVE  ACTION
1.1.  GENERAL  APPLICATION
1.1.1. Discrimination in all phases of employment is prohibited by Title VII of the Civil Rights Act of 1964, Presidential Executive Order 11246, as amended by Executive Order 11375, and the Washington State Law Against Discrimination, Chapter 49.60 RCW, among other laws and regulations. These special requirements establish minimum requirements for affirmative action and are intended to define and implement the basic non-discrimination provisions of these specifications. Section 1.3 is equally acceptable to the Washington State Department of Transportation (WSDOT) as a method of complying with affirmative action requirements. Alternate affirmative action programs will not be responsive to these specifications. Failure to comply with these requirements may constitute grounds for application of contract sanction remedies as set forth in Section 1.5, herein.
1.1.2. For the purpose of this Contract, the following definitions, as established by the Washington State Human Rights Commission, shall apply:
A. Minority: Blacks, Asians, Hispanics, and Native American/ American Indian or Alaskan Native.
B. Asians: A person with origins in any of the original peoples of the Far East, Southeast Asia, the Indian Subcontinent, or the Pacific Islands. This area includes, for example, China, Japan, Korea, the Philippine Republic, and Samoa.
C. Black: A person with origins in any of the Black racial groups of Africa who is also not of Hispanic origin.
D. Hispanic: A person of Mexican, Puerto Rican, Cuban, South American or other Spanish culture or origin, regardless of race.
E. Native American/American Indian or Alaskan Native: A person with origins in any of the original peoples of North America and who maintains cultural identification through tribal affiliation or community recognitions.

1.2.  CONTRACTORS  AGREEMENTS
1.2.1. During the performance of this Contract, the Contractor agrees as follows:
A. The Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, national origin, sex, age, marital status, or the presence of any physical, sensory or mental handicap, nor shall the Contractor commit any of the other unfair practices defined in RCW 49.60, the Washington State Law Against Discrimination.
B. The Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will be considered for employment, without regard to race, creed, color, national origin, sex, age, marital status, or the presence of any physical, sensory, or mental disability.
C. The Contractor will send to each labor union, employment agency, or representative of workers with which the Contractor has a collective bargaining agreement or other contract or understanding, a notice advising the labor union, employment agency, or workers representative of the Contractors commitments under this Contract and RCW 49.60, the Washington State Law Against Discrimination.
D. The Contractor will permit access to its book, records and accounts, and to its premises by the Washington State Department of Transportation for the purpose of investigation to ascertain compliance with these specifications.
E. The Contractor will include the provisions of clauses (a) through (d) above in every subcontract or purchase order, so that such provisions will be binding upon each subcontractor or vendor.

1.3.  GOALS  COMPLIANCE
1.3.1 Contractor agrees, and will require his/her subcontractors to agree, subject to the provisions of Section 3b, to maintain, as a minimum goal, minority and female employee representation on the project in accordance with goals established for the county where the Washington State Department of Transportations project is located.
1.3.2. The goals and timetables for minority and female participation expressed in percentage terms for the Contractors aggregate work force in each construction craft and in each trade on all construction work in the covered area, are as follows:

Timetable                           Goal

Women - Statewide
Until further notice                6.9%

Minorities - by Standard Metropolitan Statistical Area (SMSA)
Spokane, WA:
  SMSA Counties:
    Spokane, WA                      2.8%
    WA Spokane.
Non-SMSA Counties:                   3.0%
    WA Adams; WA Asotin;
    WA Columbia; WA Ferry;
    WA Garfield; WA Lincoln,
    WA Pend Oreille; WA Stevens;
    WA Whitman.
Richland, WA:
  SMSA Counties:
    Richland Kennewick, WA            5.4%
    WA Benton; WA Franklin.
  Non-SMSA Counties:                  3.6%
    WA Walla Walla.
Yakima, WA:
  SMSA Counties:
    Yakima, WA                        9.7%
      WA Yakima.
  Non-SMSA Counties                   7.2%
    WA Chelan; WA Douglas;
    WA Grant; WA Kittitas;
    WA Okanogan.
Seattle, WA:
  SMSA Counties:
    Seattle, Everett, WA              7.2%
      WA King; WA Snohomish.
    Tacoma, WA                        6.2%
      WA Pierce.
  Non-SMSA Counties                   6.1%
    WA Clallam; WA Grays Harbor;
    WA Island; WA Jefferson;
    WA Kitsap; WA Lewis; WA Mason;
    WA Pacific; WA San Juan;
    WA Skagit; WA Thurston;
    WA Whatcom.
Portland, OR:
  SMSA Counties:
    Portland, OR-WA                   4.5%
      WA Clark.
  Non-SMSA Counties                    3.8%
    WA Cowlitz; WA Klickitat;
    WA Skamania; WA Wahkiakum.
1.3.3. If the Contractor or subcontractor(s) has been unsuccessful in complying with Subsection 3.a., he/she shall broaden recruitment, training, and job referral opportunities for minorities by undertaking each of the following:
A. Notifying State and community organizations of opportunities for employment, and shall retain evidence of any notification and responses thereto. Advertising in newspapers, newsletters, and other publications which have a high minority readership.
B. Maintaining a file in which is recorded the name and address of each minority worker referred to the Contractor, and specifically what action was taken with respect to each such referred worker. If such worker was not sent to the union hiring hall for referral or if such worker was not employed by the Contractor, the Contractors file shall document this and the reasons therefor.
C. Notifying the Washington State Department of Transportation and the Washington State Human Rights Commission whenever the union with which the Contractor has a collective bargaining agreement has not referred to the Contractor a minority worker sent by the Contractor, or the Contractor has other information that the union referral process has impeded him in his efforts to effect minority work force utilization. The Contractor shall show what relief he/she has sought under such collective bargaining agreement on appropriate Federal and State agencies. Appropriate steps can include but are not limited to: (a) arbitration, or (b) administrative relief.
D. Participation in and use of Washington State Department of Transportation and Washington State Human Rights Commission approved program(s) in the area designed to train craft workers for the construction trades.
E. Using apprentices or other appropriate entry classifications up to limits allowed or required by the applicable collective bargaining agreements to meet the criteria of Section 3.a. above.

1.4.  MONTHLY  REPORTS
1.4.1. On Federally funded contracts, each Contractor and subcontractor shall report each month the total employment and minority employment by craft (electricians, carpenters, etc.) and by category (journey level, apprentices, trainee, etc.) for his/her work force on this project utilizing the Department of Labor form CC-257, Monthly Utilization Report.
1.4.2. The Contractor and subcontractor(s) shall use the total employees and work hours on the project for reporting purposes, and shall furnish such other information as may be required on the forms.
1.4.3. Copies of the reports shall be forwarded monthly to the Washington State Department of Transportation, Project Office responsible for the project under construction.

1.5.  SANCTIONS
1.5.1 Failure of the Contractor to comply with the requirements set forth in these Special Requirements for Affirmative Action may result in the application of one, or all, of the following sanctions.
A. Progress payment requests will not be honored until steps, agreed upon by the Washington State Department of Transportation and Contractor have been taken.
B.  The Contract may be canceled or terminated.
C. The Contract may be suspended, in whole or in part, until such time as the Contractor is determined to be in compliance by the Owner or the Owners designated compliance agent.
D. The Contractor may be declared ineligible for further State funded contracts for construction projects.

2  EQUAL  EMPLOYMENT  OPPORTUNITY  RESPONSIBILITIES - STATE
2.1. The Contractor shall comply with all State laws and regulations which are in effect pertaining to nondiscrimination. In addition, on contracts financed in whole of in part with Federal funds, the Contractor shall comply with all Federal laws and regulations which are in effect.
2.2. The equal employment opportunity requirements listed require that the Contractor not discriminate. The requirements also mandate that the Contractor take affirmative action to ensure equal employment opportunity. The requirements set forth in this Specification shall constitute the specific affirmative action requirements for project activities under the contract. The Contractor shall cooperate with the State, and the Federal Government on Federal-aid projects, in carrying out equal employment opportunity obligations and in reviews of the Contractors activities under the contract.

2.3.  GENERAL
2.3.1 The Contractor and all subcontractors or agents of subcontractors (not including material suppliers) holding subcontracts of $10,000 or more shall comply with the following minimum specific requirement activities of equal employment opportunity. The Contractor shall include these requirements in every subcontract of $10,000 or more with such modification of language as is necessary to make them binding on the subcontractor or the agents of subcontractors.

2.4.  EQUAL  EMPLOYMENT  OPPORTUNITY  POLICY
2.4.1. The Contractor shall accept as an operating policy the following statement which is designed to further the provision of equal employment opportunity to all persons without regard to their race, color, religion, sex, or national origin, and to promote the full realization of equal employment opportunity through a positive continuing program:
2.4.2. It is the policy of this Company to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, religion, sex, color, or national origin. Such action shall include: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship, pre-apprenticeship, and/or on-the-job training.

2.5.  EQUAL  EMPLOYMENT  OPPORTUNITY  OFFICER
2.5.1. The Contractor shall officially designate and make known to the State at the pre-construction conference the firms Equal Employment Opportunity Officer (hereinafter referred to as the EEO Officer). The EEO Officer will also be responsible for making him/herself known to each of the Contractors employees. The EEO Officer must possess the responsibility, authority, and capability for administering and promoting an active and effective Contractor program of equal employment opportunity.

2.6.  DISSEMINATION  OF  POLICY
2.6.1.  Supervisory Personnel
  All members of the Contractors staff who are authorized to hire, supervise, promote, and discharge employees, or who recommend such action, or who are substantially involved in such action, shall be made fully cognizant of, and shall implement the Contractors equal employment opportunity policy and contractual responsibilities to provide equal employment opportunity in each grade and classification of employment. To ensure that the above agreement will be met, the following actions shall be taken as a minimum:
A. EEO Meetings--Periodic meetings of supervisory and personnel office employees shall be conducted before the start of work and then not less often than once every 6 months, at which time the Contractors equal employment opportunity policy and its implementation shall be reviewed and explained. The meetings shall be conducted by the EEO Officer or other knowledgeable company official.
B. EEO Indoctrination--All new supervisory or personnel office employees shall be given a thorough indoctrination by the EEO Officer or other knowledgeable company official covering all major aspects of the Contractors equal employment opportunity obligations within 30 days following their reporting for duty with the Contractor.
C. Internal EEO Procedures--All personnel who are engaged in direct recruitment for the project shall be instructed by the EEO Officer or appropriate company official in the Contractors procedures for locating and hiring minority group employees.
2.6.2.  Employees, Applicants, and Potential Employees
  In order to make the Contractors equal employment opportunity policy known to all employees, prospective employees, and potential sources of employees, i.e., schools, employment agencies, labor unions (where appropriate), college placement officers, etc., the Contractor shall take the following actions:
A. Notices and Posters--Notices and posters setting forth the Contractors equal employment opportunity policy shall be placed in areas readily accessible to employees, applicants for employment, and potential employees.
B. EEO Indoctrination--The Contractors equal employment opportunity policy and the procedures to implement such policy shall be brought to the attention of employees by means of meetings, employee handbooks, or other appropriate means.

2.7.  RECRUITMENT
2.7.1. The Contractor shall be responsible for directing recruitment efforts, both oral and written to minority, female, and community organizations and shall take the following actions:
2.7.2. Equal Opportunity Employer--When advertising for employees, the Contractor shall include in all advertisements for employees the notation: An Equal Opportunity Employer. All such advertisements shall be published in newspapers or other publications having a large circulation among minorities and women in the area from which the project work force would normally be derived.
2.7.3. Systematic and Direct Recruitment--The Contractor shall, unless precluded by a valid bargaining agreement, conduct systematic and direct recruitment through public and private employee referral sources likely to yield qualified minority and women applicants, including, but not limited to, State employment agencies, schools, colleges, and minority and women organizations. To meet this requirement, the Contractor shall, through the designated EEO Officer, identify sources of potential minority and women employees and establish with such identified sources procedures whereby minority and women applicants may be referred to the Contractor for employment consideration.
2.7.4. Exclusive Hiring--In the event the Contractor has a valid bargaining agreement providing for exclusive hiring hall referrals, the Contractor is expected to observe the provisions of that agreement to the extent that the system permits the Contractors compliance with equal employment opportunity contract provisions. (The U.S. Department of Labor has held that where implementation of such agreements has the effect of discriminating against minorities or women, or obligates the Contractor to do the same, such implementation violates the equal employment opportunity requirements.)
2.7.5. Referrals and Notices (Existing Employees)--The Contractor shall encourage present employees to refer minority and women applicants for employment by posting appropriate notices or bulletins in areas accessible to all employees. In addition, information and procedures with regard to referring minority and women applicants shall be discussed with all employees.

2.8.  PERSONNEL  ACTIONS
2.8.1. Wages, working conditions, and employee benefits shall be established and administered; and personnel actions of every type, including hiring, upgrading, promotion, transfer, demotion, layoff, and termination, shall be taken without regard to race, color, religion, sex, or national origin. The following procedures shall be followed:
2.8.2. Conditions of Employment--The Contractor shall conduct periodic inspections of project sites to ensure that working conditions and employee facilities do not indicate discriminatory treatment of project site personnel.
2.8.3. Wages--The Contractor shall periodically evaluate the spread of wages paid within each classification to determine any evidence of discriminatory wage practices.
2.8.4. Review of Personnel Actions--The Contractor shall periodically review selected personnel actions in depth to determine whether there is evidence of discrimination. Where evidence is found, the Contractor shall promptly take corrective action. If the review indicates that the discrimination may extend beyond the actions reviewed, such corrective action shall include all affected persons.
2.8.5. Complaints--The Contractor shall promptly investigate all complaints of alleged discrimination made to the Contractor in connection with the obligations under this contract, shall attempt to resolve such complaints, and shall take appropriate corrective action within a reasonable time. If the investigation indicates that the discrimination may affect persons other than the complainant, such corrective action shall include such other persons. Upon completion of each investigation the Contractor shall inform every complainant of all of the avenues of appeal.

2.9.  TRAINING  AND  PROMOTION - GENERAL
2.9.1. The Contractor shall assist in locating, qualifying, and increasing the skills of minority and women employees and applicants for employment.
2.9.2. Consistent with the Contractors work force requirements and as permissible under Federal and State regulations, the Contractor shall make full use of training programs; i.e., apprenticeship and on-the-job training programs for the specific project and the geographical area of contract performance.

2.10.  UNIONS
2.10.1. If the Contractor relies in whole or in part upon unions as a source of employees, the Contractor shall use his/her best efforts to obtain the cooperation of such unions to increase opportunities for minorities and women within the unions, and to effect referrals by such unions of minority and women employees. Actions by the Contractor either directly or through a contractors association acting as agent shall include the procedures set forth below:
2.10.2. Joint Training Programs - The Contractor shall use his/her best efforts to develop, in cooperation with the unions, joint training programs aimed toward qualifying more minorities and women for membership in the unions and increasing the skills of minority and women employees so that they may qualify for higher paying employment.
2.10.3. Equal Opportunity Clause - The Contractor shall use his/her best efforts to incorporate an equal employment opportunity clause into each union agreement to the end that such union will be contractually bound to refer applicants without regard to their race, color, religion, sex, or national origin.
2.10.4. Referral Practices and Policies - The Contractor is to obtain information as to the referral practices and policies of the labor union except that to the extent such information is within the exclusive possession of the labor union and such labor union refuses to furnish such information to the Contractor, the Contractor shall so certify to the Department of Transportation and shall set forth what efforts have been made to obtain such information.
2.10.5. Non cooperation - In the event the union is unable to provide the Contractor with a reasonable flow of minority and women referrals within the time limit set forth in the collective bargaining agreement, the Contractor shall, through independent recruitment efforts, fill the employment vacancies without regard to race, color, religion, sex, or national origin, making full efforts to obtain qualified and/or qualifiable minorities and women. (The U.S. Department of Labor has held that it shall be no excuse that the union with which the Contractor has a collective bargaining agreement providing for exclusive referral failed to refer minority employees.) In the event the union referral practice prevents the Contractor from meeting the obligations pursuant to Executive Order 11246 and 23 CFR Part 230 as amended, and the Standard Specifications, such Contractor shall immediately notify the State Department of Transportation.

2.11.  SUBCONTRACTING
2.11.1. The Contractor shall use his/her best efforts to solicit bids from and to utilize minority and women subcontractors or subcontractors with meaningful minority and women representation among their employees.
2.11.2. The Contractor shall use his/her best efforts to ensure subcontractor compliance with their equal employment opportunity obligations.

2.12.  RECORDS  AND  REPORTS
2.12.1.  General
  The Contractor shall keep such records as are necessary to determine compliance with the Contractors equal employment opportunity obligations. The records kept by the Contractor shall be designated to indicate:
A. Work Force Data - The number of minority and non-minority group members and women employed in each work classification on the project.
B. Good Faith Efforts - Unions - The progress and efforts being made in cooperation with unions to increase employment opportunities for minorities and women (applicable only to contractors who rely in whole or in part on unions as a source of their work force).
C. Good Faith Efforts - Recruitment - The progress and efforts being made in locating, hiring, training, qualifying, and upgrading minority and female employees.
D. Subcontracting - The progress and efforts being made in securing the services of minority and women subcontractors or subcontractors with meaningful minority and female representation among their employees.
2.12.1.  Required Records and Retention
A. All records must be retained for a period of three years following completion of the Contract work and shall be available at reasonable times and places for inspection by authorized representatives of the State Department of Transportation, and on Federal-aid projects, the Urban Mass Transit Administration.
B. On Federal-aid contracts only, the Contractor/Subcontractor shall submit to the State an annual report for each month of July for the duration of the project. The report must indicate the number of minority, women, and non-minority group employees currently engaged in each work classification required by the Contract work. This information is to be reported on Form PR 1391 by August 25.
C. The Contractor and each Subcontractors having contracts of $10,000 or more that are Federally funded shall submit a copy of Office of Federal Contract Compliance (OFCCP) form CC 257 to the State by the fifth of each month during the term of the contract.
D. Failure to submit the required reports by their due dates may result in the withholding of progress estimate payments.

3.  MINORITY  AND  WOMENS  BUSINESS  ENTERPRISE (MWBE)
PARTICIPATION
3.1. For the purpose of this section and under the authority of Chapter 120, laws of 1983 enacted by the 48th Washington State Legislature Regular Session, and title 326 WAC, the following shall apply:
3.2. Policy It is the policy of WSF that minority and womens businesses shall have the maximum opportunity to participate in the performance of contracts under this agreement.
3.3. MWBE Obligation WSF and its Contractor agrees to ensure MWBEs have the maximum opportunity to participate in the performance of contracts and subcontracts financed by WSF funds provided under this agreement. In this regard, all Contractors shall take all necessary and reasonable steps to ensure MWBEs have the maximum opportunity to compete for and perform contracts. WSF and its Contractors shall not discriminate on the basis of race, color, national origin, or sex in the award and performance of this State contract.
3.4. The Minority Business Policy Statement and MWBE Obligation cited above shall be made a part of all subcontracts and agreements entered into as a result of this contract.

4.  FOREIGN-MADE  MATERIALS
4.1. After completing work that includes more than $2,500.00 worth of foreign-made materials, the Contractor shall prepare a certified statement to comply with Chapter 39.25 RCW. This statement must set forth the nature and source of the materials. The Contractor shall deliver this statement to the Department of General Administration, Division of Purchasing, Room 216, General Administration Building, Olympia, Washington 98504. The Contractor shall give a copy of the statement to the Engineer.

5.  WAGES
5.1.  GENERAL
5.1.1. This Contract is subject to the minimum wage requirements of RCW 39.12 and to RCW 49.28 (as amended or supplemented). On Federal-aid projects, Federal wage laws and rules also apply.
The Contract lists hourly minimum rates for wages, fringe benefits, and overtime pay requirements.
5.1.2. The Contractor, any subcontractor, or other person doing any work under the Contract shall not pay any worker less than the minimum hourly wage rates and fringe benefits shown in the Contract. Higher wages and benefits may be paid.
5.1.3. By including wage, fringe benefit, and overtime rates in this Contract, the State does not imply that the Contractor will find labor available at those rates. The Contractor shall calculate and be responsible for any amounts above the minimums that will actually have to be paid. The wage rates which must be paid for the duration of the Contract are those which are in effect at the time of bid opening.
5.1.4. When the project is subject to both State and Federal wage rates and when the two rates differ for similar kinds of labor, the Contractor shall not pay less than the higher rate.
5.1.5. If employing labor in a class not listed in the special provisions, the Contractor shall request a determination of the correct wage rate for the class and locality from the Industrial Statistician, State Department of Labor and Industries, and/or from the U.S. Secretary of Labor on Federal-aid projects. The Contractor shall provide a copy of these determinations to the State.

5.2.  POSTING  NOTICES
5.2.1. In a location acceptable to the Department of Labor and Industries, the Contractor shall post:
A.  One copy of the approved Statement of Intent to Pay
Prevailing Wages;
B.  One copy of the prevailing wage rates for the project;
C. The address and telephone number of the Industrial Statistician for the Department of Labor of Industries (along with notice that complaints or questions about wage rates may be directed there); and
D. FHWA 1495/1495A Wage Rate Information poster if the project is funded with Federal aid.

5.3.  APPRENTICES
5.3.1. If employing apprentices, the Contractor shall submit to the State written evidence showing:
A.. Each apprentice is enrolled in a program approved by the Washington State Apprenticeship and Training Council,
B.  The progression schedule for each apprentice, and
C. The established apprentice-journeyman ratios and wage rates in the project locality upon which the Contractor will base such ratios and rates under the Contract. Any worker for whom an apprenticeship agreement has not been registered and approved by the Washington State Apprenticeship and Training Council shall be paid at the prevailing hourly rate for journeymen as provided in RCW 39.12.021.

5.4.  DISPUTES
5.4.1. If labor and management cannot agree in a dispute over the proper prevailing wage rates, the Contractor shall refer the matter to the Director of the Department of Labor and Industries (or to the U.S. Secretary of Labor when that agency sets the rates). The Directors (or Secretarys) decision will be final, conclusive, and binding on all parties.

5.5.  REQUIRED  DOCUMENTS
5.5.1. On forms the Industrial Statistician, State Department of Labor and Industries (State L&I) provides, the Contractor shall submit to the State the following for itself and for each subcontractor that performs Contract Work:
A. A Statement of Intent to Pay Prevailing Wages (State L&I form number F700-029-000). The State will make no payment under the Contract for the work performed until this Statement has been completed, approved, and submitted.
B.  An Affidavit of Wages Paid, (State L&I form number F700-007-
000), with the Final Contract Voucher Certification. The State will not release to the Contractor any funds retained under RCW
60.28.010 until all the Affidavits for Wages Paid forms have been completed, approved, and submitted.
5.5.2. The Contractor shall be responsible for requesting these forms from State L&I and for paying any approval fees required by State L&I.
5.5.3. In addition, the Contractor shall submit a Request for Release to State L&I on a form provided by that agency.
5.5.4. Certified payrolls are required to be submitted by the Contractor to the State, for the Contractor and all subcontractors or agents on (i) all Federal-aid projects, and
(ii) when requested in writing by the State, on projects funded with only State funds. If these payrolls are not supplied within 10 calendar days of the end of the preceding weekly payroll period for Federal aid projects or within ten calendar days for the date of the written request on projects with only State funds, any or all payments may be withheld until compliance is achieved. Also, failure to provide these payrolls could result in other sanctions as provided by State law (RCW 39.12.050 ) and/or Federal regulations (29 CFR 5.12). All certified payrolls shall be complete and explicit. Employee work classification codes used on certified payrolls shall coincide exactly with the occupational codes listed on the minimum wage schedule in the Specifications Exhibit. When an apprentice is shown on the certified payroll at a rate less than the minimum prevailing journey wage rate, the apprenticeship registration number for that employee from the State Apprenticeship and Training Council shall be shown along with the correct employee classification code.

5.6.  AUDITS
5.6.1. The State may inspect or audit the Contractors wage and payroll records at any time during the Contract and up to three
(3) years after State acceptance of the Contract Work. The Contractor shall maintain such records for that period. The Contractor shall also guarantee that wage and payroll records of all his subcontractors and agents shall be open to similar inspection and auditing for the same period of time. The State will give the Contractor reasonable notice of the starting date if an audit will begin more than sixty (60) days after the State acceptance of the Contract Work.

6.  WORKMENS  BENEFITS
6.1. The Contractor shall make all payments required for unemployment compensation under Title 50 RCW and for industrial insurance and medical aid required under Title 51 RCW. If any payment required by Title 50 or Title 51 is not made when due, the State may retain such payments from any money due the Contractor and pay the same into the appropriate fund.
6.2. The Public Works Contract Division of State L&I will provide the Contractor with applicable industrial insurance and medical aid classification and premium rates. The Request for Release form of State L&I is also for the purpose of obtaining a release with respect to the payments of industrial insurance and medical aid premiums.
6.3. For work on or adjacent to water, the Contractor shall make its own determinations as to whether workers will be covered under the Longshoremans and Harbor Workers Compensation Act administered by the U.S. Department of Labor, or State Industrial Insurance administered by State L&I, or by both. The Contractor shall include all costs of providing either or both of the aforementioned insurance coverages in its bid. The Contractor will not be entitled to any additional payments for (1) failure to include such costs, or (2) determinations made by the U.S. Department of Labor or State L&I regarding the insurance coverage.

Exhibit 2
WAGE RATES

The prevailing rate of wages to be paid to all workmen, laborers, or mechanics employed in the performance of any part of this Contract shall be in accordance with the provisions of Revised Code of Washington (RCW) 39.12. The rules and regulations of the Washington State Department of Labor and Industries (L & I) and the schedule of prevailing wage rates for the locality or localities where this Contract will be performed, as determined by the L & I Industrial Statistician, are by reference made a part of this Contract as though fully set forth herein.

If employing labor in a class not listed in the Contract, the Contractor shall request a determination of the correct wage rate for that class and locality from the L & I Industrial
Statistician. The Contractor shall provide a copy of these determinations to Washington State Ferries.

Since the Contractor will be held responsible for paying the prevailing wages, not less than the hourly minimum wage, it is imperative that all bidders familiarize themselves with the current wage rates before submitting bids based on these specifications.

In case any dispute arises as to the prevailing wage rates for work of a similar nature and such dispute cannot be adjusted by the parties in interest, including labor and management representatives, the matter shall be referred for arbitration to the Director of the Department of Labor and Industries of the State of Washington and his decision therein shall be final and binding on all parties involved in the dispute as provided by RCW
39.12.060 as amended.

Exhibit 3

AFFIDAVIT  RE:  LIENS,  ENCUMBRANCES


STATE OF  ____________________     )
                                    )   ss.
COUNTY OF ____________________     )

__________________________________________, being duly sworn deposes and states:

I am the
________________________________________________________________
of TODD PACIFIC SHIPYARDS CORPORATION (the Contractor) and am authorized by the Contractor to issue this Affidavit.

I refer to that certain Contract titled JUMBO MARK II CLASS
VESSELS CONSTRUCTION CONTRACT NO. 00-4464 dated January 30, 1995,
[as amended], (the Contract). All capitalized terms not defined are used as defined therein.

Pursuant to Article 39 of the Contract, I hereby certify that as of todays date the Contractor has paid all indebtedness for labor, materials, tools, equipment and other items used by the Contractor in the performance of the Contract Work and that there are no liens or encumbrances for any such indebtedness on the Vessel.

Dated ___________________________________, 199___.




Sworn to before me this _____ day of __________, 199___.

_______________________________________________
Notary Public

My Appointment Expires:  _______________________

Exhibit 4

DELIVERY  SCHEDULE



VESSEL 1: Delivery Date for Vessel 1 shall be 26 months after
Contract execution.


VESSEL 2: Delivery Date for Vessel 2 shall be 37 months after
Contract execution.


VESSEL 3: Delivery Date for Vessel 3 shall be 49 months after
Contract execution.

Exhibit 5

WSF  PERSONNEL  FACILITIES

1.GENERAL
The Contractor shall provide an administrative facility for the resident Project Engineer, Inspection Staff and Support Personnel. This facility shall be provided convenient to the work-site for the exclusive 24 hour a day use by the WSF Project Engineer, Inspection Staff, Support Personnel, Vendors and Visitors from at least thirty (30) days prior to the start of physical work at the Shipyard until thirty (30) days after the last Vessel of this Contract is delivered to WSF. The facility shall consist of secure office areas, a kitchen area, conference room and male and female restrooms with a uni-sex shower. The Contractor shall supply janitorial services twice a week, as a minimum, and all facility paper products, such as hand towels, toilet paper, toilet seat covers, etc.

WSF administrative facility areas shall be designed and provided, as a minimum, in accordance with general human engineering design criteria as set forth in ASTM F1166 and this Article. All desk chair space shall be a minimum of 48 deep. These dimensions and human engineering requirements shall be used by the Contractor in calculating area square footage when designing the administrative facility. If a conflict arises between ASTM F1166 and this Article, this Article shall prevail.

WSF has included, as part of this Article, the following descriptions to show minimal size and arrangement requirements of the administrative facility. Where items are generically called out in the following areas, it is to be understood by the Contractor that those items shall be provided as set forth in TABLE 1.1 below.

The office facility shall have a separate enclosed, confidential Project Engineers Office; a separate enclosed Contract Administrators Office; a separate enclosed, confidential Deputy Project Engineer/Senior Engineers Office; a separate enclosed, confidential Estimator/Negotiator Office; a separate enclosed, confidential Conference Room; a space for eighteen (18) additional personnel: a Senior Vessel Inspector; five (5) Vessel Inspectors; three (3) Designers; three (3) Vessel Staff Engineers, two (2) Captains, and two (2) Support Personnel; a Propulsion Plant Coordinator; a Propulsion Plant Installation Manager (provided by the Main Propulsion Vendor); and, male and female restrooms, an unisex shower, and a kitchen area.

The Contractor shall provide the facilities as detailed in this Article at the primary Shipyard or construction site. If work is performed at more than one (1) Shipyard or construction site, the Contractor shall provide the following facilities at each of the locations other than the primary Shipyard: (i) one (1) Project Engineers office, as detailed in Article 1.1; (ii) an Inspectors area for five (5) additional people, as detailed in Article 1.5.;
(iii) a bathroom/shower area, as detailed in Article 1.11; (iv) communication service, as detailed in Article 1.13; and (v) parking spaces, as detailed in Article 1.14


1.1. Project Engineer, Deputy Project Engineer/Senior Engineers
Area (Contractor to provide two such areas).
These areas shall be provided for the exclusive use of the Project Engineer and the Deputy Project Engineer/Senior Engineer.
Spaces shall be separate, dedicated, enclosed, confidential, lockable offices and each include the following furniture/equipment:

1--Desk with locks
2--Rolling Desk Chairs, with Arms
6--Side Chairs with one table (30 x 72)
1--Computer Table (30  x 60 with printer stand)
1--Folding Table (30 inches x 72 inches plus long)
1--Four Shelf Bookcase
1--Four Drawer File Cabinet (locking)
1--Office Trash Receptacle
1--Bulletin Board
1--Marking Board
1--Desk Lamp

Project Engineer Approximate area size 230 sq. ft.
Deputy Project Engineer/Sr. Engineer Approximate area size 200 sq. ft.

NOTE: Project Engineers Office shall have a communicating door with the Contract Administrators Office.

1.2. Contract Administrator Office Area.
This area shall be provided for the exclusive use of the Project
Contract Administrator and Clerk. Space shall be a separate, dedicated, enclosed, confidential, lockable office, and shall include the following furniture/equipment:

2--Desks with locks
2--Rolling Desk Chairs, with Arms
1--Rolling Desk Chair, without Arms
1--Side Chair
2--Computer Tables  (30 x 60 with printer stand)
1--Folding Table (30 inches x 72 inches plus long)
1--Four Shelf Bookcase
1--Four Shelf, Locker (72 high x 48 wide x 18 deep)
1--Table to hold WSFs Facsimile Machine (36 x 28)
1--Space to locate WSFs floor mounted Photocopy Machine (60 x 30)
2--Space for  30 x 18, 2 Drawer File Cabinets (WSF furnished)
Room dividers to separate personnel and equipment
2--Office Trash Receptacles
1--Bulletin Board
1--Marking Board
2--Desk Lamps

Approximate area size 250 sq. ft.

1.3. Estimator/Negotiators Area.
This area shall be provided for the exclusive use of the Estimator-Negotiator. Space shall be a dedicated, enclosed, confidential, lockable office and include the following furniture/equipment:

1--Desk with locks
1--Rolling Desk Chair, with Arms
2--Side Chairs
1--Computer Table (30 x 60 with printer stand)
1--Folding Table (30 inches x 60 inches long)
1--Four Shelf Bookcase
1--Four Drawer File Cabinet (locking)
1--Office Trash Receptacle
1--Marking Board
1--Desk Lamp

Approximate area size 200 sq. ft.

1.4. Senior Inspectors Area.
This area shall be provided for the exclusive use of the Senior
Inspector.  Area shall include the following furniture/equipment:

1--Desk with locks
2--Rolling Desk Chairs, with Arms
2--Side Chairs
1--Computer Table (30 x 60 with printer stand)
1--Folding Table (30 inches x 72 inches plus long)
2--Four Shelf Bookcases
1--Four Drawer File Cabinet (locking)
2--Space for 30 x 18, 2 Drawer File Cabinets (WSF furnished)
1--Office Trash Receptacle
1--Marking Board
1--Desk Lamp

Approximate area size 200 sq. ft.



1.5. Inspectors Area (Contractor to supply five such areas).
This area shall be provided for the exclusive use of each Inspector. Each area shall include the following furniture/equipment:

1--Desk with locks
1--Rolling Desk Chair, with Arms
1  Computer Table (30 x 60 with printer stand)
1--Folding Table (30 inches x 72 inches plus long)
1--Four Shelf Bookcase
1--Four Drawer File Cabinet
Space for a 30 x 18, 2 Drawer File Cabinet (WSF furnished)
1--Office Trash Receptacle
1--Marking Board
1--Desk Lamp

Approximate area size 120 sq. ft.

1.6. Vessel Staff Area (Contractor to supply seven such areas).
This area shall be provided for the exclusive use of the Vessel
Staff personnel. Space shall be a dedicated, lockable office and include the following furniture/equipment:

7--Desks with locks
7--Rolling Desk Chairs, with Arms
7--Computer Tables (30 x 60 with printer stand)
4--Folding Tables (30 inches x 72 inches plus long)
4--Four Shelf Bookcases
7--Four Drawer File Cabinets (locking)
7--Office Trash Receptacles
7--Desk Lamps
2--Marking Boards

Approximate area size 120 sq. ft.  (each)

1.7. Propulsion Plant Coordinator And Propulsion Plant
Installation Coordinator (Contractor to supply two such areas).
This area shall be provided for the exclusive use of the Propulsion Plant Coordinator and the Propulsion Plant
Installation Coordinator. Each space shall be a dedicated, lockable office and include the following furniture/equipment:

1--Desk with locks
1--Rolling Desk Chair, with Arms
1--Folding Table (30 inches x 72 inches plus long)
1   Computer Table (30 x 60 with printer stand)
1--Four Shelf Bookcase
1--Four Drawer File Cabinet (locking)
1--Office Trash Receptacle
1--Desk Lamp
1--Marking Board

Approximate area size 120 sq. ft.

1.8. Liaison Engineers Area (Contractor to supply three such areas).
This area shall be provided for the exclusive use of the Liaison
Engineers.  Area shall include the following furniture/equipment:

3--Desks with locks
3--Rolling Desk Chairs, with Arms
3--Folding Tables (30 inches x 72 inches plus long)
3   Computer Tables (30 x 60 with printer stand)
3--Four Shelf Bookcases
3--Four Drawer File Cabinets (locking)
3--72 long Drafting Tables with Stools
3--Office Trash Receptacles
3--Desk Lamps
1--Marking Board

Approximate area size 120 sq. ft. (each)

1.9. Conference Room
This area shall be provided for the exclusive use of WSF. Space shall be a dedicated, enclosed, confidential, lockable room and include the following furniture/equipment:

1--Folding Table (30 inches x 72 inches plus long)
8--Side Chairs
1--Bulletin Board
1--Marking board

Approximate area size 140 sq. ft.

1.10. Kitchen Area
This area shall be provided for the exclusive use of WSF.
Electrical outlets adequate to support equipment below shall be provided. Area shall be in the Inspectors area and include the following furniture/equipment and space:
1--Counter Top with Drawers and Cabinets with shelves below (10-0 long or the equivalent)
1--Sink with hot and cold running water
1--Four cubic foot refrigerator
1--Microwave oven
1--Coffee maker
1--Towel Rack
1--Paper Towel Dispenser

Approximate area size 140 sq. ft.

1.11. Bathroom/Shower Area (Contractor shall provide one unisex shower)
This area shall be provided for the exclusive use of WSF. Each Restroom and unisex shower shall be lockable, in the Inspectors area and include the following furniture/equipment and space:

1--Toilet
1--Sink in vanity
1--Mirror with shelf
1--Shower with door or curtain (a total of one only)
1--Waste Receptacle
1--Towel Rack
1--Toilet Paper Holder
1--Toilet Seat Cover Dispenser
1--Paper Towel Dispenser
2--Robe Hooks
1--Ventilation Fan with timer

Approximate area size 75 sq. ft.

The aforementioned areas shall be provided as a contiguous facility and shall be convenient to the work site.

Lighting levels throughout the facility shall be in accordance with ASTM F1166, Table 42, Office Work, General.

The above area requirements are provided to demonstrate habitat needs, by discipline and to assist the Contractor in providing the required WSF administrative facility under this Contract. Dimensional data and floor square footage is supplied to show the minimum space required under this Contract. WSF will be available to assist the Contractor with final arrangement of the administrative facility.

1.12. Communication Service Requirements
The administrative facility shall be provided with ten (10) dedicated telephone lines and capability for one (1) WSF furnished SCAN line as follows:
1.12.1 Four (4) outside lines, toll free to Seattle, WA., direct connected electronic data transmission lines.
A. One (1) connected to a WSF furnished Versa-Link, Model ATX-300, Computerized Call Processor and split from the processor to the Project Engineers computer and phone instrument.
B. One (1) connected to a WSF furnished Versa-Link, Model ATX-300, Computerized Call Processor and split from the processor to the Contract Administrators computer and all phone system switching unit.
C. Two (2) connected to the State facility phone system switching unit.

1.12.2. Two (2) local outside lines connected at all times.
Connected to State facility phone system switching unit.

1.12.3. Two (2) local electronic data transmission lines connected at all times (these phone lines shall not go through the State facility phone system switching unit):
A. One (1) connected to the computer in the Liaison Engineers
Office.
B. One (1) connected to the WSFs Fax Machine in the Contract Administrators Office area.

1.12.4. Two (2) lines connected at all times to the Contractors internal system, or to the local system if the Contractor does not have an internal system.

1.12.5. WSF will be bringing an outside phone line from the Washington State SCAN System. The Contractor shall provide all necessary service and direction to the local telephone company representative as to where to bring the above mentioned SCAN line into the Contractors facility and where it shall be routed and ultimately connected to the new State facility switching system.

1.12.6 .A modern phone instrument, with capabilities for touch tone dialing, speaker/talk/listen, intercom and conference calls shall be provided at each desk in the WSF administrative facility, including the Conference Room with all of the above required phone lines installed, except for the two (2) dedicated local electronic data transmission lines as spoken to above.

1.12.7. The Clerks phone instrument in the WSF Contract Administrators office shall be provided so that all incoming calls, except for the dedicated local electronic data transmission lines, ring at the clerks phone first and can be then transferred to the applicable facility phone by the clerk. There shall be an all ring switch installed on this phone which will allow for switching from day to night operation.

1.12.8. The administrative office area dedicated local electronic data transmission line outlet shall be compatible with WSFs FAX machine and shall be located as directed by WSF.

1.12.9. The Liaison Engineers Office dedicated local electronic data transmission line outlet shall be located as directed by WSF.

1.12.10. The Contractor shall provide access and support as needed for WSF Contractors to perform interconnection wiring for a Local Area Network (LAN) within the facilities provided, and for connection of the LAN to the local phone system.

1.13. If work is performed at more than one (1) Shipyard, or construction site, provide for FAX phone service at each office and toll-free calling between offices and WSFs Seattle Offices.

1.14. WSF administrative facility shall have, as a minimum, the following furnishings, whether specifically spoken to above or not:

TABLE 1.1

23 ea. Office desk with locks.
26 ea. Roller type desk chair with arm.
1 ea. Roller type desk chair without arm.
22 ea. Computer table, 60 inches x 30 inches, with printer stand. 1 ea. Drafting table, 72 inches long, with stool.
27 ea. File Cabinet, 4 drawer, legal size, lockable .
15 ea. Bookcase, 4 shelf (with 12 inch deep x 12 inch high shelves, suitable for storing catalogs).
20 ea. Folding table, 30 inches x at least 72 inches long.
2 ea. Folding table, 30 inches x 60 inches long.
25 ea. Side Chair.
1 ea. Locker, lockable (for stationary materials), 72 inches tall x 48 inches wide x 18 inches deep.
16 ea. Marking board, felt pen type, wall mount, at least 36 inches x 72 inches, with four (4) different colored pens and eraser.
4 ea. Bulletin board, corked-faced, wall mount, at least 36 inches x 72 inches.
23 ea. Office trash receptacles, (approximately 13 inches dia. x
14 inches tall).
3 ea. Pencil sharpeners
1 ea. 28 inches x 36 inches table for WSF FAX machine
23 ea.  Desk Lamp

At least thirty-five (35) three-wire grounded 120 volt AC outlets, to suit the administrative facility arrangement, suitable for Personal Computers, printers, calculators, photocopy machine, adding machines, refrigerator, battery chargers, coffee maker, microwave and other similar equipment and devices shall be provided. WSF will assist in the location of these outlets.

The administrative facility shall be heated and air conditioned. This equipment shall be at least comparable to that provided for the Contractors staff and/or to support the WSF facility to current industry standards for such installations. All equipment shall be maintained in good working order by the Contractor throughout the life of the Contract.

The Contractor shall provide WSF at least nineteen (19) permanent, clearly marked with users name and title (names, titles and parking assignments will be provided to the Contractor by WSF), lighted, 24 hour a day parking spaces convenient to the administrative facility and well clear of abrasive blasting and painting areas. In addition, six (6) parking spaces shall be available within reasonable walking distance to the work site for WSF use on an as-needed basis. Additionally, if the work is performed at more than one (1) Shipyard or construction site, the Contractor shall provide six (6) parking spaces at each Shipyard or construction site other than the primary Shipyard. All parking spaces shall be dedicated for the exclusive use of the WSFs Representatives, Inspection Staff, Vendors and Visitors.
The Contractor shall provide all shipyard/facility access, camera permits and parking permits, as directed by WSF Project Engineer, during the life of the Contract.

The Contractors personnel shall not use WSF administrative facility or the Vessels restroom and/or crew accommodations without written authorization of the WSF Project Engineer.

Exhibit 6

DISPUTES  RESOLUTION


In order to assist in the resolution of disputes or claims arising out of the work of this project, WSF has provided for the establishment of a Disputes Review Board, hereinafter called the BOARD. The BOARD has been added to the disputes resolution process to be brought into play when normal WSF-Contractor dispute resolution is unsuccessful and prior to a formal adoption of position or filing of litigation by either party.

A.DISPUTES

Disputes, as used in this Section, will include disagreements, claims, counterclaims, matters in question, and differences of opinion between WSF and the Contractor:

1.On matters related to the work and to change order work, including:

a.Interpretation of the Contract.

b.Costs.

c.Time for performance.

2.And on other subjects mutually agreed by WSF and Contractor to be of concern of the BOARD.

B.RESOLUTION  PROCEDURE

The following procedure shall be used for dispute resolution:

1. The Contractor may appeal the WSF Project Engineers decision regarding a protest. Such appeal shall be submitted to the Disputes Review Board in accordance with the procedures specified in the Protests Article.

2. The Contractor and WSF shall each be afforded an opportunity to be heard by the BOARD and to offer evidence. Either party furnishing any written evidence or documentation to the BOARD must furnish copies of such information to the other party a minimum of fifteen (15) calendar days prior to the date the BOARD sets to convene the hearing for the dispute. Either party shall produce such additional evidence as the BOARD may deem necessary to an understanding and determination of the dispute and furnish copies to the other party.

3. The BOARDS recommendations toward resolution of a dispute will be given in writing to both WSF and the Contractor. The recommendations will be based on the Contract provisions and the estimated or actual costs and/or time reasonably incurred.

4. Within fifteen (15) calendar days of receiving the BOARDS recommendations, both WSF and the Contractor shall respond to the other in writing signifying that the dispute is either resolved or remains unresolved.

5. Although both parties should place weight upon the BOARDS recommendations, the recommendations are not binding. Either party may appeal a recommendation of the BOARD to them for reconsideration. However, reconsiderations shall only be allowed when there is new evidence to present.

6. If WSF and the Contractor are able to resolve their dispute with the aid of the BOARDS recommendations, WSF will promptly process any contract changes.

7. In the event the BOARDS recommendations do not resolve the dispute, the Contractor may initiate a Claim in accordance with the Claims Article. All BOARD records, and written recommendations, including any minority reports, will be admissible as evidence in any subsequent litigation.

C. LITIGATION

1. Submittal of dispute to the BOARD shall be a condition precedent to filing for litigation in a court of law.

2. Claims, counterclaims, disputes, and other matters in question between WSF and Contractor that are not resolved will be decided in the Superior Court of Thurston County, Washington, which shall have exclusive jurisdiction and venue over all matters in questions between WSF and the Contractor.

3. The Contract shall be interpreted and construed in accordance with the laws of the State of Washington.

D. PURPOSE  AND  FUNCTION  OF  THE  BOARD

The BOARD will be an advisory body created to assist in the resolution of claims, disputes, or controversy between the Contractor and WSF in order to prevent construction delay and possible court litigation.

The BOARD will consider disputes referred to it, and furnish recommendations to WSF and Contractor to assist in the resolution of the differences between them. The BOARD will essentially be making non-binding findings and recommendations and provide special expertise to assist and facilitate the resolution of disputes.

E. BOARD  MEMBERS

The BOARD shall consist of one member selected by WSF and one member selected by the Contractor, with these two members to select the third member. The first two members shall be mutually acceptable to both WSF and the Contractor. If one or both of the two members selected are not acceptable to WSF or Contractor, another selection shall be made. All previous and current relationships between each BOARD member and: (i) WSF, (ii) the Contractor, and/or (iii) a major Subcontractor shall be fully disclosed to all members of the BOARD, WSF and the Contractor prior to execution of the Three Party Agreement.

WSF and Contractor shall each select their member and negotiate an agreement with their respective BOARD members within the first 60 calendar days after award of the contract. These negotiated agreements shall include a clause that requires the respective selected members to immediately pursue selection of the third member in accordance with Section II. A. of the DISPUTES REVIEW BOARD THREE PARTY AGREEMENT in the Appendix of this Exhibit (6).

In the event of an impasse in selection of the third member, either WSF or the Contractor or both may appeal to the Thurston County Superior Court for selection of a third member by the court from a list or lists submitted to the court by WSF and/or the Contractor. An impasse shall be considered to have been reached if the two members appointed by WSF and the Contractor for the BOARD have been unable to appoint the third member in a period of sixty (60) calendar days after the approval of the last of such two members.

In case a member of the BOARD needs to be replaced, the replacement member will be appointed in the same manner as the replaced member was appointed. The appointment of a replacement BOARD member will begin promptly upon determination of the need for replacement and shall be completed within thirty (30) calendar days. The Three Party Agreement will be amended to reflect the change of a BOARD member.

Service of a BOARD member may be terminated at any time with not less than thirty (30) calendar days notice as follows:

1. WSF may terminate service of the WSF appointed member.

2. The Contractor may terminate service of the Contractor appointed member.

3. The third members services may be terminated only by agreement of the other two members.

4. By resignation of the member.

5. Termination of a member will be followed by appointment of a substitute as specified above.

No member shall have a financial interest in the Contract, except for payments for services on the BOARD. Within a period of two years prior to award of the Contract, no member shall have: (i) owned shares of the Contractors or any Subcontractors corporation; (ii) been employed by either party; (iii) served on the Board of Directors of either party; (iv) served on a Commission having oversight of either party; or (v) served as legal counsel to either party. Service as a member of other Disputes Review Boards on other contracts will not preclude a member from serving on the BOARD for this Contract.

The BOARD members will be especially knowledgeable in the field of construction of the type covered by the Contract and shall discharge their responsibilities impartially and independently considering the facts and conditions related to the matters under consideration and the provisions of the Contract .

F. BOARD  OPERATION

The BOARD will formulate its own rules of operation. In order to keep abreast of the Construction progress, the members shall regularly visit the project, keep a current file, and regularly meet with the other members of the BOARD and with representatives of WSF and the Contractor.

The frequency of these visits shall be as agreed between WSF, the Contractor, and the BOARD.

For further description of work, responsibilities and duties of the BOARD, and WSFs and Contractors obligations and responsibilities with respect to each other and to the BOARD, see the DISPUTES REVIEW BOARD THREE PARTY AGREEMENT in the Appendix of this Exhibit (6).

G. SERVICE  AGREEMENTS  AND  COMPENSATION

Service agreements with BOARD members appointed by WSF and Contractor shall be negotiated by WSF and Contractor, respectively. The service agreement with the third member shall be negotiated with the other two members.

All the service agreements, shall be executed in forms mutually acceptable to WSF and Contractor.

Compensation for the BOARD members, and the expenses of operation of the BOARD, shall be shared by WSF and Contractor in accordance with the following:

1. WSF will compensate directly the wages and travel expense for their selected member.

2. The Contractor shall compensate directly the wages and travel expense for their selected member.

3. WSF and Contractor shall share equally in the third members wages and travel, and all of the expenses of the BOARD. These equally shared expenses shall be billed to and paid by WSF. The Contractors share will be deducted from monies due the Contractor. As the equally shared expenses of the third BOARD member is anticipated to be equal to or similar to the expenses of the other two (2) BOARD members, WSF will not reimburse the Contractor for the third BOARD member costs in excess of those rates estimated in the Contractors bid.

4. WSF, through the WSF Project Engineer, will provide administrative services, such as conference facilities and secretarial services, to the BOARD and WSF will bear the costs for this service.

H. THREE  PARTY  AGREEMENT

The Contractor, WSF, and all three members of the BOARD shall execute the DISPUTES REVIEW BOARD THREE PARTY AGREEMENT within 30 calendar days of the final selection of the third member. The form of the Three Party Agreement is included in the Appendix of this Exhibit (6).

I. GUIDELINES

DISPUTES REVIEW BOARD GUIDELINES for the BOARDS operation are included in the Appendix of this Exhibit (6).

These guidelines express in general terms the policy for the creation and operation of the BOARD and are intended to supplement the Three Party Agreement, the Contract, and the Specifications to the extent that no conflict with such provisions is created.

The WSF Project Engineer will evaluate all protests provided the procedures in this section are followed. If the WSF Project Engineer determines that a protest is valid, the WSF Project Engineer will adjust payment for work or time by an equitable adjustment in accordance with. Extension of time will be evaluated in accordance with the Contract Changes provisions of the Contract. No adjustment will be made for an invalid protest.

By failing to follow the procedures of this Exhibit and the Contract, the Contractor completely waives any claim for protested work.


APPENDIX

DISPUTES  REVIEW  BOARD

THREE  PARTY  AGREEMENT



THIS THREE PARTY AGREEMENT, hereinafter called AGREEMENT, made and entered into this _____ day of ___________________, 19___, between WASHINGTON STATE FERRIES, a division of the Washington State Department of Transportation, hereinafter called WSF; TODD PACIFIC SHIPYARDS CORPORATION, hereinafter called the CONTRACTOR; and the Disputes Review Board, hereinafter called the BOARD, and consisting of three members: ____________________, ____________________, and ____________________,


WITNESS, that


WHEREAS, WSF is now engaged in the Construction of Jumbo Mark II
Ferry(s), hereinafter called the Project; and

WHEREAS, the Jumbo Mark II Class Vessel Construction Contract No.
00-4464 provides for the establishment and operation of the BOARD to assist in resolving disputes and claims; and

WHEREAS, the BOARD is composed of three members, one selected by WSF, one selected by the CONTRACTOR, and the third member selected by the first two BOARD members;

NOW THEREFORE, in consideration of the terms, conditions, covenants, and performance contained herein, or attached and incorporated and made a part hereof, the parties hereto agree as follows:

I.
DESCRIPTION  OF  WORK

In order to assist in the resolution of disputes and claims between the CONTRACTOR and WSF, WSF has provided, in the Jumbo Mark II Ferry Construction Contract, for the establishment of the BOARD. The intent of the BOARD is to fairly and impartially consider disputes placed before it and provide written recommendations for resolution of these disputes to both WSF and the CONTRACTOR. The members of this BOARD, shall perform the engineering services necessary to participate in the BOARDS actions as designated in Section II, Scope of Work.
II.
SCOPE  OF  WORK

The Scope of Work of the BOARD includes, but is not limited to, the following items of work:

A. THIRD  BOARD  MEMBER  SELECTION
The first duty of WSF and CONTRACTOR selected members of the BOARD is to select the third member. The third member shall not have had any previous financial or employment ties with either the CONTRACTOR or WSF. The goal is to obtain a third BOARD member who will compliment the first two by furnishing a needed expertise which will facilitate the BOARDS operations. The first two BOARD members shall proceed with the selection of the third BOARD member upon receiving their notices to proceed. Should the first two members be unable to select a third member within 60 calendar days of the latest notice to proceed, either WSF or the CONTRACTOR or both may appeal to the Thurston County Superior Court for selection of a third member by the court from a list or lists submitted to the court by WSF and/or the CONTRACTOR.

B.PROCEDURES
After selection of the third BOARD member and prior to consideration of an appeal, the BOARD shall establish rules that will govern the conduct of its business and reporting procedures based on the Guidelines, attached as an Appendix to this AGREEMENT. The BOARD recommendations, resulting from their consideration of a dispute or claim, shall be furnished in writing to WSF and the CONTRACTOR. The recommendations shall be based on the pertinent contract provisions, and the facts and circumstances involved in the dispute.

C.FURNISHING  DOCUMENTS
WSF shall furnish to the BOARD three copies of the Contract and other documents which are or may become pertinent to the activities of the BOARD. The CONTRACTOR shall furnish to the BOARD three sets of documents which are or may become pertinent to the activities of the BOARD, except documents furnished by STATE. A party furnishing any written documentation to the BOARD must furnish copies of such information to the other party before the hearing begins.

D.CONSTRUCTION  SITE  VISITS
The BOARD members shall visit the project site to keep abreast of construction activities and to develop a familiarity of the work in progress. The frequency, exact time, and duration of these visits shall be as mutually agreed between WSF, the CONTRACTOR, and the BOARD.

E.BOARD  CONSIDERATION  OF  DISPUTES OR CLAIMS
Upon receipt by the BOARD of a written appeal of a dispute, from either the CONTRACTOR or WSF, the BOARD shall convene to review and consider the appeal. The time and location of BOARD meetings shall be determined by WSF, the CONTRACTOR, and the BOARD. Both WSF and CONTRACTOR shall be given the opportunity to present their evidence at these meetings. It is expressly understood that the BOARD members are to act impartially and independently in the consideration of the contract provisions, and the facts and conditions surrounding any written appeal presented by WSF or the CONTRACTOR, and that the recommendations concerning any such appeal are advisory.

Either WSF or the CONTRACTOR may appeal a recommendation to the BOARD for reconsideration. However, reconsideration will only be allowed when there is new evidence to present.

F.BOARD  MEMBER  REPLACEMENT
Should the need arise to appoint a replacement BOARD member, the replacement BOARD member shall be appointed in the same manner as the original BOARD members were appointed. The selection of replacement BOARD member shall begin promptly upon notification of the necessity for a replacement and shall be completed within 30 calendar days. The AGREEMENT will be supplemented to indicate change in BOARD membership.

III.
CONTRACTOR  RESPONSIBILITY

The CONTRACTOR shall furnish to each BOARD member and to WSF one copy of all pertinent documents which are or may become necessary for the BOARD to perform their function. Pertinent documents are any drawings or sketches, calculations, procedures, schedules, estimates, or other documents which are used in the performance of the work or in justifying or substantiating the CONTRACTORs position.

IV.
WSF  RESPONSIBILITIES

WSF shall furnish the following services and items:

A. CONTRACT  RELATED  DOCUMENTS
WSF shall furnish the BOARD three copies of the Jumbo Mark II Ferry Construction Contract, Change Orders, written instructions issued by WSF to the CONTRACTOR, or other documents pertinent to the performance of the Contract and therefore, necessary for the BOARD to perform their function.

B.COORDINATION  AND  SERVICES
WSFS Project Engineer for the Project will, in cooperation with the CONTRACTOR, coordinate the operations of the BOARD. WSF, through the Project Engineer, will arrange or provide conference facilities at or near the Contract site and provide secretarial and copying services.

C.BOARD  COST  RECORDS
WSF will maintain complete cost records for WSF and CONTRACTOR shared expenses of the BOARD and these records will be available for inspection by the CONTRACTOR. These expenses include the third members wages and travel expense, local lodging and subsistence for all BOARD members, and direct costs associated with BOARD operations. Excluded from these records are the wages and travel expenses of WSF and CONTRACTOR selected members of the BOARD.

V.
TIME  FOR  BEGINNING  AND  COMPLETION

The BOARD is to be in operation throughout the life of the Project. To establish a firm completion date, ____________________ is the date for completion of all work of this AGREEMENT. Should the construction Contract end earlier, this AGREEMENT may be terminated under terms of Section VIII, Termination of Agreement, elsewhere herein. Should the construction Contract continue beyond ____________________ or the work anticipated for the BOARD by this AGREEMENT not be completed by that date, a Supplemental Agreement will be negotiated and executed to extend the completion date.

The BOARD members shall not begin any work under the terms of this AGREEMENT until authorized in writing by WSF.

VI.
PAYMENT

The BOARD members shall be paid by WSF and the CONTRACTOR for services rendered under this AGREEMENT as provided hereinafter. Such payments shall be full compensation for work performed or services rendered, and for all labor, materials, supplies, equipment, and incidentals necessary to the operation of the BOARD. The BOARD members shall comply with all applicable portions of 48 CFR 31.

A.ALL  INCLUSIVE  RATE  PAYMENT
1.Fee - WSF and CONTRACTOR Appointed Members
Payment for services rendered as WSF and CONTRACTOR members of the BOARD will be at the respective rates agreed to between the WSF and CONTRACTOR and their respective BOARD members. Payment shall be made under separate agreement between the respective parties and shall include all pertinent expenses, as defined in their separate AGREEMENTS.

WSF and the CONTRACTOR shall share equally in the third members wages, travel and direct non-salary costs. These equally shared expenses shall be billed to and paid by WSF. The CONTRACTORs share will be reimbursed to WSF.

2.Fee - Third Appointed Member
Payment for services rendered as a member of the BOARD shall be at the daily billing rate of $_________, with a maximum daily billing rate of $__________, including travel time. This daily rate includes all direct labor costs, overhead, and profit. Subsequent changes in the billing rate are subject to agreement between WSF and the BOARD and must be authorized by a Supplemental Agreement.

3.Direct Non-Salary Costs - Third Appointed Member
Direct non-salary costs will be reimbursed at the actual cost to the BOARD member, except for the non-local travel by WSF and CONTRACTOR appointed members, which is separately compensated. Direct non-salary charges may include, but are not limited to: travel, subsistence, lodging, printing, long distance telephone, supplies, etc. Air or train travel will only be reimbursed to economy class levels unless otherwise approved by WSF.
Automobile mileage will be reimbursed at the rate in effect for STATE employees at the time the trip is taken and shall be supported by the date and time of each trip with origin and destination of such trips. The current rate is 28 cents per mile, which will remain in effect until changed in writing by WSF. Subsistence and lodging expenses will be reimbursed at the same rate as for WSF employees, which is the actual cost but not to exceed $66.00 per day except that subsistence and lodging expenses for high cost areas will be reimbursed to a higher maximum rate as specified in the latest edition of WSDOT Directive D 13-50 and revisions thereto. All of King County is a high-cost area in the State of Washington and will be reimbursed for subsistence ($34.00) and lodging expenses ($79.00) to a current maximum of $113.00 per day.

The billing for non-salary cost, directly identifiable with the project, shall be an itemized listing of the charges supported by the original bills, invoices, expense accounts, and miscellaneous supporting data retained by the BOARD member.

Copies of the original supporting documents shall be supplied to WSF upon request.

4.Maximum Total Amount Payable
The maximum total amount payable under this AGREEMENT, for the third members fee and travel costs and the BOARDS direct non salary costs shall not exceed One Hundred Fifty Thousand Dollars ($150,000.00), unless a prior Supplemental Agreement has been negotiated and executed by WSF.

B.PAYMENTS

The BOARD members may submit invoices to WSF for partial payment for work completed not more often than once per month during the progress of the work. Such invoices shall be in a format approved by WSF and accompanied by a general description of activities performed during that billing period. The value of the work accomplished for partial payment shall be established by the billing from the BOARD member, itemizing direct payroll for the third BOARD member, and direct non-salary costs for all three BOARD members.

C.INSPECTION OF COSTS RECORDS

The BOARD members shall keep available for inspection by representatives of WSF, for a period of three years after final payment, the cost records and accounts pertaining to this AGREEMENT. If any litigation, claim, or audit arising out of, in connection with, or related to this Contract is initiated before the expiration of the three-year period, the cost records and accounts shall be retained until such litigation, claim, or audit involving the records is completed.

VII.
ASSIGNMENT  OF  TASKS  OF  WORK

The BOARD members shall not assign any of the work of this AGREEMENT.


VIII.
TERMINATION  OF  AGREEMENT

The parties to this AGREEMENT mutually agree that this AGREEMENT may be terminated at any time upon not less than 30 calendar days written notice to the other parties. BOARD members may withdraw from the BOARD by providing such notice. BOARD members may be terminated for cause only by their original appointor, therefore, WSF may only terminate WSF appointed member, the CONTRACTOR may only terminate the CONTRACTOR appointed member, and the first two members must agree to terminate the third member.



IX.
LEGAL  RELATIONS

The parties hereto mutually understand and agree that the BOARD member in the performance of duties on the BOARD, is acting in the capacity of an independent agent and not as an employee of either WSF or the CONTRACTOR.

No party to this AGREEMENT shall bear a greater responsibility for damages or personal injury than is normally provided by Federal and/or State of Washington Law.

WSF and CONTRACTOR shall indemnify and hold harmless the BOARD members from and against all claims, damages, losses, and expenses, including but not limited to attorneys fees arising out of and resulting from the recommendations of the BOARD; Provided, however, that this indemnification provision shall be subject to the limitations on indemnification imposed by RCW 4.24.115; and Provided further that WSF and the CONTRACTOR share equally any damages, losses and expenses arising out of this indemnification..

X.
DISPUTES

Any dispute between the parties hereto, arising out of the work or other terms of this AGREEMENT, which cannot be resolved by negotiation and mutual concurrence between the parties, shall be referred to the Superior Court of WSF of Washington in Thurston County as provided in Section XI, Venue, Applicable Law, and Personal Jurisdiction.

XI.
VENUE,  APPLICABLE  LAW,  AND  PERSONAL  JURISDICTION

In the event that any party deems it necessary to institute legal action or proceedings to enforce any right or obligation under this AGREEMENT, the parties hereto agree that any such action shall be initiated in the Superior Court of WSF of Washington, situated in Thurston County. The parties hereto agree that all questions shall be resolved by application of Washington law and that the parties to such action shall have the right of appeal from such decisions of the Superior Court in accordance with the laws of WSF of Washington. The BOARD member hereby consents to the personal jurisdiction of the Superior Court of WSF of Washington, situated in Thurston County.

XII.

CERTIFICATION

Attached hereto as Exhibit A, Pages 1 through 3, is the CERTIFICATION OF THE THIRD BOARD MEMBER, the CERTIFICATION OF WASHINGTON STATE FERRIES, and the CERTIFICATION REGARDING DEBARMENT, SUSPENSION, AND OTHER RESPONSIBILITY MATTERS PRIMARY COVERED TRANSACTIONS.
IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the day and year first above written.




THIRD  PARTY  MEMBER             WSF  MEMBER


By: ______________________________      By:
______________________________

Title: ______________________________        Title:
______________________________



CONTRACTOR  MEMBER


By: ______________________________

Title: ______________________________



TODD  PACIFIC  SHIPYARDS WASHINGTON  STATE  FERRIES
CORPORATION


By: ______________________________By:
______________________________

Title: ______________________________Title:
______________________________







Approved as to Form Only this

_____ day of ____________________, 19___

_____________________________________
Assistant Attorney General
Exhibit A


CERTIFICATION  OF  THIRD  BOARD  MEMBER



I hereby certify that I am the ___________________________ and duly authorized representative of the firm of ___________________________________________, whose address is
_________________________________________________, and that
neither I nor the above firm I here represent has:

A.Employed or retained for a commission, percentage, brokerage, contingent fee, or other consideration, any firm or person (other than a bona fide employee working solely for me or the above consultant) to solicit or secure this AGREEMENT; or

B.Agreed, as an express or implied condition for obtaining this contract, to employ or retain the services of any firm or person in connection with carrying out the AGREEMENT; or

C.Paid, or agreed to pay, to any firm, organization or person
(other than a bona fide employee working solely for me or the above consultant) any fee, contribution, donation, or consideration of any kind for, or in connection with, procuring or carrying out the AGREEMENT;

except as here expressly stated (if any):

I acknowledge that this certificate is to be furnished to Washington State Ferries, and is subject to applicable State and Federal laws, both criminal and civil.




____________________________________________
(Signature)


_____________________________________________
(Date)




EXHIBIT A
Page 1
Exhibit


CERTIFICATION  OF  WASHINGTON  STATE  FERRIES



I hereby certify that I am the Director and CEO of Washington State Ferries, a division of the Washington State Department of Transportation, and that the above consulting firm or his/her representative has not been required, directly or indirectly as an express or implied condition in connection with obtaining or carrying out this AGREEMENT, to:

A.Employ or retain, or agree to employ or retain, any firm or person; or

B.Pay, or agree to pay, to any firm, person, or organization, any fee, contribution donation, or consideration of any kind;

except as here expressly stated (if any):

I acknowledge that this certificate is subject to applicable
State and Federal laws, both criminal and civil.




____________________________________________
Paul Green
Director / CEO


____________________________________________
(Date)









EXHIBIT A
Page 2

Exhibit A


CERTIFICATION  REGARDING  DEBARMENT,
SUSPENSION  AND  OTHER  RESPONSIBILITY  MATTERS -- PRIMARY
COVERED TRANSACTIONS


1.The prospective primary participant certifies to the best of its knowledge and belief, that it and its principals:

A. Are not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from covered transactions by any Federal department or agency;

B. Have not within a three-year period preceding this proposal been convicted of or had a civil judgment rendered against them for commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (federal, state or local) transaction or contract under a public transaction; violation of federal or state anti-trust statutes or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property;

C. Are not presently indicted for or otherwise criminally or civilly charged by a governmental entity (federal, state or local) with commission of any of the offenses enumerated in paragraph 1.b of this certification; and

D. Have not within a three-year period preceding this application/proposal had one or more public transactions
(federal, state or local) terminated for cause or default.

2. Where the prospective primary participant is unable to certify to any of the statements in this certification, such prospective participant shall attach an explanation to this proposal.



Consultant: ________________________________________________
Firm Name


________________________________________________
President/Authorized Official of Consultant (Signature)


Date:________________________________________________

EXHIBIT A
DISPUTES REVIEW BOARD

GUIDELINES

OBJECTIVE


The principal objective of the BOARD is to assist in the resolution of disputes which would otherwise be likely submitted to litigation processes. If this objective is achieved, such disputes can be resolved promptly; with minimum expense, and with minimum disruption to the administration and performance of the work. It is not intended for WSF or the CONTRACTOR to default on their normal responsibility to amicably and fairly settle their differences by indiscriminately assigning them to the BOARD. It is intended that the mere existence of the BOARD will encourage WSF and the CONTRACTOR to resolve potential disputes without resorting to this appeal procedure. But when a dispute which is serious enough to warrant the BOARDS review does develop, the machinery for prompt and efficient action will already be in place.

RESPONSIBILITY  OF  THE  BOARD

Render findings and recommendations on protests or disputes between the CONTRACTOR and WSF arising from the construction contract. Primarily, the BOARD will consider protests and disputes involving interpretation of the Plans and Specifications, delays, acceleration of the work, scheduling, classification of extra work, changed conditions, design changes, and the like. During its regular visits to the job site, the BOARD will encourage the settlement of differences at the job level.

The BOARD will refrain from officially giving any advice or consultative services to either party. The individual members will act in a completely independent manner and will have no consultative or business connections with either party.

During routine meetings of the BOARD as well as during formal hearings, BOARD members should refrain from expressing opinions on the merits of statements on matters under dispute or potential dispute. Opinions of BOARD members expressed in private sessions should be kept strictly confidential.

Normally, the BOARD member selected by the first two will act as Chairperson for all activities, however, this post may be delegated to another member from time to time.

REGULAR  CONSTRUCTION  PROGRESS  MEETINGS

All regular meetings will be held at or near the job site. The frequency of regular meetings will be set by the BOARD from time to time, consistent with the construction activities and the matters under consideration and dispute. Each meeting will consist of a round table discussion and a field inspection of the work being performed on that contract. The round table discussion will be jointly conducted by a member of WSFs staff and a member of the CONTRACTORs staff, and will be attended by selected personnel from WSF and the CONTRACTOR. The agenda will generally be as follows:

A. Meeting opened by the Chairperson of the BOARD.

B. Remarks by WSFs field representative.

C. A description by the CONTRACTORs field representative of work accomplished since the last meeting; the current status of the work, schedule-wise; and a forecast for the coming period.

D. An outline by the CONTRACTORs field representative of potential problems and a description of proposed solutions.

E. An outline by WSFs Project Engineer of the status of the work as the Project Engineer views it.

F. A brief description by the CONTRACTOR or WSF of potential protests or disputes which have surfaced since the last meeting.

G. A summary by WSF, the CONTRACTOR, or the BOARD of the status of past disputes and protests.

WSF will prepare minutes of all regular meetings and circulate them for revision and approval by all concerned.

The field inspection will cover all active segments of the work, the BOARD being accompanied by both WSF and CONTRACTOR personnel.

HANDLING  OF  WRITTEN  APPEALS

When a written appeal is referred to the BOARD, it shall, first, decide when to conduct the hearings. The decision shall be tempered by the desires and needs of WSF and the CONTRACTOR. If the matter is not urgent, it may be scheduled for the time of the next regular visitation to the project. For an urgent matter, the BOARD should meet at its earliest convenience.

The BOARD may also request that written documentation and arguments from both parties be sent to each individual member for study before the hearing begins. A party furnishing any written documentation to the BOARD must furnish copies of such information to the other party before the hearing begins.

Normally, the hearings would be conducted at the job site. However, any location which would be more convenient and still provide all required facilities and access to necessary documentation would be satisfactory. Private sessions of the BOARD may also be held at a location other than the job site.

For hearing on disputes, the third member or one of the other members designated by the third member of the BOARD will act as Chairperson. WSF and the CONTRACTOR shall have a representative at all hearings. The protestant will discuss the dispute followed by the other party. Each party will then be allowed one or more rebuttals until all aspects are thoroughly covered. Each time a person testifies, the BOARD members may ask questions, seek clarification, or request further data. The BOARD may request from either party documents or information that would assist the BOARD in making its findings and recommendations including, but not limited to, documents used by the CONTRACTOR in preparing the bid for this project. A refusal by a party to provide information requested by the BOARD may be considered by the BOARD in making it findings and recommendations. In large or complex cases, one or more additional hearings may be necessary in order to consider all the evidence presented by both parties.

During open hearings, no BOARD member should express an opinion concerning the merit of any facet of the case. By the same token, all BOARD deliberations should be conducted in private, with all interim individual views kept strictly confidential.

After the hearings are concluded, the BOARD shall meet in private and reach a conclusion supported by two or more members. Its findings and recommendations, together with its reasons shall then be submitted as a written report to both parties. The recommendations shall be based on the pertinent contract provisions and facts and circumstances involved in the dispute.

The BOARD should make every effort to reach a unanimous decision.
If this proves impossible, the dissenting member may prepare a minority report.

Although both parties should place weight upon the BOARDS recommendations, they are not binding. Either party may appeal a recommendation to the BOARD for reconsideration. However, reconsiderations should only be allowed when there is new evidence to present. If the BOARDS recommendations do not resolve the dispute, all records, and written recommendations, including any minority reports, may be admissible as evidence in any subsequent litigation.

MISCELLANEOUS

It is not desirable to adopt hard and fast rules for the functioning of the BOARD. The entire procedure should be kept flexible so that it can adapt to changing situations. The BOARD should initiate, with the other parties concurrence, new rules or modifications to old ones whenever this is deemed necessary.

JUMBO  MARK II  CONSTRUCTION

CONTRACT  NO. 00-4464



LIST  OF  CONTRACT  EXHIBITS



     EXHIBIT              TITLE



1.                REGULATIONS
                  -   Miscellaneous Articles


2.                WAGE  RATES


3.                   AFFIDAVIT  RE:  LIENS,  ENCUMBRANCES


4.                DELIVERY  SCHEDULE


5.                WSF  PERSONNEL  FACILITIES


6.                DISPUTES  RESOLUTION